Exhibit 4.17

CREDIT AGREEMENT
Dated as of September 12, 2006
among
SIMS HUGO NEU CORPORATION,
and
CERTAIN AFFILIATES
as Borrowers,
BANK OF AMERICA, N.A.
as Lender

6.03. Payment of Obligations	32
6.04. Preservation of Existence, Etc.	32
6.05. Maintenance of Properties; Insurance	32
6.06. Compliance with Laws	32
6.07. Books and Records	32
6.08. Use of Proceeds	33
ARTICLE VII. NEGATIVE COVENANTS	33
7.01. Liens	33
7.02. Fundamental Changes	33
7.03. Dispositions	33
7.04. Change in Nature of Business	33
7.05. Transactions with Affiliates	33
7.06. Use of Proceeds	33
ARTICLE VIII. CROSS-GUARANTY	33
8.01. Cross-Guaranty	33
8.02. Limitation of Liability	34
8.03. Liability of Borrowers Absolute	34
8.04. Waivers by Borrowers	35
8.05. Borrower’s Rights of Subrogation, Contribution, Etc.	35
8.06. Continuing Guaranty; Reinstatement of Guaranty	36
8.07. Indemnity and Contribution	36
8.08. Liability Cumulative	36
ARTICLE IX. EVENTS OF DEFAULT AND REMEDIES	36
9.01. Events of Default	36
9.02. Remedies Upon Event of Default	38
9.03. Application of Funds	39
ARTICLE X. MISCELLANEOUS	39
10.01. Amendments, Etc.	39
10.02. Notices; Effectiveness; Electronic Communication	39
10.03. No Waiver; Cumulative Remedies	40
10.04. Expenses; Indemnity; Damage Waiver	40
10.05. Payments Set Aside	41
10.06. Successors and Assigns	41
10.07. Treatment of Certain Information; Confidentiality	42
10.08. Right of Setoff	43
10.09. Interest Rate Limitation	43
10.10. Counterparts; Integration; Effectiveness	43
10.11. Survival of Representations and Warranties	43
10.12. Severability	43
10.13. Governing Law; Jurisdiction; Etc.	43
10.14. Waiver of Jury Trial	44
10.15. USA PATRIOT Act Notice	44
10.16. Time of the Essence	44
10.17. Judgment Currency	44

SCHEDULES
1.01	Mandatory Cost Formulae
5.12	Subsidiaries; Other Equity Investments
10.02	Lender’s Office; Certain Addresses for Notices
EXHIBITS

Form of

A	Loan Notice
B	Note
C	Guaranty
D	Designated Borrower Request and Assumption Agreement
E	Designated Borrower Notice

CREDIT AGREEMENT
     This CREDIT AGREEMENT (“Agreement”) is entered into as of September 12, 2006, among SIMS HUGO NEU CORPORATION, a Delaware corporation (the “Company”), SIMS HUGO NEU GLOBAL TRADE LLC, a Delaware limited liability company (“Global Trade”), HNE RECYCLING LLC, a Delaware limited liability company (“HNE Recycling”), HNW RECYCLING LLC, a Delaware limited liability company (“HNW Recycling”), SIMS HUGO NEU EAST (GENERAL PARTNERSHIP), a New York general partnership (“SHN East”), SIMS HUGO NEU WEST (GENERAL PARTNERSHIP), a California general partnership (“SHN West”), SIMS GROUP USA CORPORATION, a Delaware corporation (“Sims USA” and together with Global Trade, HNE Recycling, HNW Recycling, SHN East, SHN West and any additional Affiliates of the Company becoming a party hereto as provided in Section 2.12 hereof collectively, the “Designated Borrowers” and together with the Company, collectively, the “Borrowers” individually, a “Borrower”), and BANK OF AMERICA, N.A., a national banking association (the “Lender”).
     The Company has requested that the Lender provide a revolving credit facility, and the Lender is willing to do so on the terms and conditions set forth herein.
     In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
ARTICLE I.
DEFINITIONS AND ACCOUNTING TERMS
     1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:
     “Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
     “Agreement” means this Credit Agreement.
     “Alternative Currency” means each of Euro, Sterling, Australian Dollars and each other currency (other than Dollars) that is approved in accordance with Section 1.06.
     “Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Lender at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.
     “Alternative Currency Reserve” means, at any time, the Dollar amount equal to 5% of the Outstanding Amount of Loans denominated in Alternative Currencies at such time.
     “Applicable Margin” means the following percentages per annum, based upon the Cashflow Gearing Ratio as set forth in the most recent Compliance Certificate received by the Lender pursuant to Section 5.02(a) of the Guaranty:

Applicable Margin

			Eurocurrency
			Rate Loans
Pricing		Commitment	Standby Letters	Prime Rate
Level	Cashflow Gearing Ratio	Fee	of Credit	Loans

1	<1.00:1	0.15%	0.375%	-2.35%
2	>1.00:1 but <1.25:1	0.19%	0.475%	-2.25%
3	>1.25:1 but <1.75:1	0.23%	0.575%	-2.15%
4	>1.75:1 but <2.75:1	0.26%	0.650%	-2.10%
5	>2.75:1	0.31%	0.775%	-2.05%
Any increase or decrease in the Applicable Margin resulting from a change in the Cashflow Gearing Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 5.02(a) of the Guaranty; provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then the next higher Pricing Level shall apply from and after the date on which such Compliance Certificate was due and until the first day of the month following the Lender’s receipt of such Compliance Certificate. The Applicable Margin in effect from the Closing Date through September 30, 2006 shall be determined based upon Pricing Level 1.
     “Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Lender to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.
     “Applicant Borrower” has the meaning specified in Section 2.12.
     “Approved Fund” means any Fund that is administered or managed by (a) the Lender, (b) an Affiliate of the Lender or (c) an entity or an Affiliate of an entity that administers or manages the Lender.
     “Attributable Indebtedness” means, on any date, (a) in respect of any capitalized lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capitalized lease.
     “Australian Dollar” and “AU$” mean lawful money of Australia.
     “Availability Period” means the period from and including the Closing Date to the earlier of (a) the Maturity Date and (b) the date of termination of the Commitment.
     “Borrower” and “Borrowers” each has the meaning specified in the introductory paragraph hereto.
     “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Lending Office with respect to Obligations denominated in Dollars is located and:
          (a) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such Eurocurrency Rate Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means any such day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurodollar market;

          (b) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Eurocurrency Rate Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means a TARGET Day;
          (c) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euro, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency; and
          (d) if such day relates to any fundings, disbursements, settlements and payments in a currency other than Dollars or Euro in respect of a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euro, or any other dealings in any currency other than Dollars or Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.
     “Cash Collateralize” has the meaning specified in Section 2.03(f).
     “Cashflow Gearing Ratio” means the ratio specified in Section 5.10(c) of the Guaranty.
     “Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.
     “Change of Control” means an event or series of events by which:
          (a) the Parent shall cease to have possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of each Borrower through the ability to exercise voting power of the equity securities of each such Borrower; or
          (b) any Person shall have acquired a “relevant interest” (as such term is defined in the Corporations Law of Australia) in more than fifty percent (50%) of the equity securities of the Parent entitled to vote for members of the board of directors of the Parent.
     “Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived by the Lender.
     “Code” means the Internal Revenue Code of 1986.
     “Commitment” means the obligation of the Lender to make Loans and L/C Credit Extensions hereunder in an aggregate principal amount at any one time not to exceed the amount of $75,000,000, as such amount may be adjusted from time to time in accordance with this Agreement.
     “Company” has the meaning specified in the introductory paragraph hereto.
     “Compliance Certificate” means a certificate substantially in the form of Exhibit A attached to the Guaranty.
     “Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

     “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
     “Credit Extension” means each of the following: (a) a borrowing of a Loan and (b) an L/C Credit Extension.
     “Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
     “Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
     “Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Prime Rate plus (ii) the Applicable Margin applicable to Prime Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Eurocurrency Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Margin and any Mandatory Cost) otherwise applicable to such Loan plus 2% per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Margin applicable to standby Letters of Credit plus 2% per annum.
     “Designated Borrower” has the meaning specified in the introductory paragraph hereto.
     “Designated Borrower Notice” has the meaning specified in Section 2.12.
     “Designated Borrower Request and Assumption Agreement” has the meaning specified in Section 2.12.
     “Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
     “Dollar” and “$” mean lawful money of the United States.
     “Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Lender at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.
     “Domestic Affiliate” means any wholly-owned Subsidiary of the Parent that is organized under the laws of any political subdivision of the United States.
     “Eligible Assignee” means (a) an Affiliate of the Lender; (b) an Approved Fund; and (c) any other Person (other than a natural person) approved by the Borrower (such approval not to be unreasonably withheld or delayed); provided that no such approval shall be required if an Event of Default has occurred and is continuing.
     “EMU” means the economic and monetary union in accordance with the Treaty of Rome 1957, as amended by the Single European Act 1986, the Maastricht Treaty of 1992 and the Amsterdam Treaty of 1998.
     “EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.
     “Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.
     “Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
     “Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
     “ERISA” means the Employee Retirement Income Security Act of 1974.
     “ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
     “ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.
     “Euro” and “EUR” mean the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.
     “Eurocurrency Rate” means, for any Interest Period with respect to a Eurocurrency Rate Loan, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Lender from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the “Eurocurrency Rate” for such Interest Period shall be the rate per annum determined by the Lender to be the rate at which deposits in the relevant currency for delivery on the first day of such Interest Period in Same Day Funds in the approximate amount of the Eurocurrency Rate Loan being made, continued or converted by the Lender and with a term equivalent to such Interest Period would be offered by the Lender’s London Branch (or other branch or Affiliate of the Lender) to major banks in the London or other offshore interbank market for such currency at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

     “Eurocurrency Rate Loan” means a Loan that bears interest at a rate based on the Eurocurrency Rate. Eurocurrency Rate Loans may be denominated in Dollars or in an Alternative Currency. All Loans denominated in an Alternative Currency must be Eurocurrency Rate Loans.
     “Event of Default” has the meaning specified in Section 9.01.
     “Excluded Taxes” means, with respect to the Lender or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on. it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of the Lender, in which its applicable Lending Office is located and (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which such Borrower is located.
     “FRB” means the Board of Governors of the Federal Reserve System of the United States.
     “Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
     “GAAP” means generally accepted accounting principles in Australia set forth in the opinions and pronouncements of the Australian Accounting Standards Board and the Institute of Chartered Accountants in Australia or such other principles as may be approved by a significant segment of the accounting profession in Australia, that are applicable to the circumstances as of the date of determination, consistently applied.
     “Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
     “Guarantee” means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
     “Guaranty” means the Continuing Guaranty made by the Parent in favor of the Lender, substantially in the form of Exhibit C.
     “Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
     “Honor Date” has the meaning specified in Section 2.03(c)(i).
     “Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
          (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
          (b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;
          (c) net obligations of such Person under any Swap Contract;
          (d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and, in each case, not past due for more than 60 days after the date on which such trade account payable was created);
          (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
          (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and
          (h) all Guarantees of such Person in respect of any of the foregoing.
For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any capitalized lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.
     “Indemnified Taxes” means Taxes other than Excluded Taxes.
     “Indemnitees” has the meaning specified in Section 10.04(b).
     “Information” has the meaning specified in Section 10.07.
     “Intangible Assets” means assets that are considered to be intangible assets under GAAP, including customer lists, goodwill, computer software, copyrights, trade names, trademarks, patents, franchises, licenses, unamortized deferred charges, unamortized debt discount and capitalized research and development costs.
     “Interest Payment Date” means, (a) as to any Loan other than a Prime Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurocurrency Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Prime Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date.

     “Interest Period” means, as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Company in its Loan Notice; provided that:
          (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
          (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
          (iii) no Interest Period shall extend beyond the Maturity Date.
     “Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.
     “IRS” means the United States Internal Revenue Service.
     “ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).
     “Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the Lender and the Company (or any Subsidiary) or in favor the Lender and relating to such Letter of Credit.
     “Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
     “L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.
     “L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.08.
     For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
     “Lending Office” means the office or offices of the Lender described as such on Schedule 10.02, or such other office or offices as the Lender may from time to time notify the Borrower.

     “Letter of Credit” means any letter of credit issued hereunder. A Letter of Credit may be a commercial letter of credit or a standby letter of credit. Letters of Credit may be issued in Dollars or in an Alternative Currency.
     “Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the Lender.
     “Letter of Credit Expiration Date” means the day that is seven days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).
     “Letter of Credit Fee” has the meaning specified in Section 2.03(h).
     “Letter of Credit Sublimit” means an amount equal to the amount of the Commitment. The Letter of Credit Sublimit is part of, and not in addition to, the Commitment.
     “LIBOR” has the same meaning as Eurocurrency Rate.
     “Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).
     “Loan” has the meaning specified in Section 2.01.
     “Loan Documents” means this Agreement, each Designated Borrower Request and Assumption Agreement, each Note, each Issuer Document and the Guaranty.
     “Loan Notice” means a notice of (a) a borrowing of a Loan, (b) a conversion of a Loan from one Type to the other, or (c) a continuation of a Eurodollar Rate Loan as the same Type, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.
     “Loan Parties” means, collectively, the Company, each Designated Borrower and the Parent.
     “Mandatory Cost” means, with respect to any period, the percentage rate per annum determined in accordance with Schedule 1.01.
     “Material Adverse Effect” means (a) a material adverse effect upon financial condition of the Parent and its Subsidiaries taken as a whole; (b) a material impairment of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.
     “Material Credit Agreements” means (a) that certain Multicurrency Cash Advance Facility dated as of 1 November 2000, as amended, among the Parent and certain of its Subsidiaries and Westpac Banking Corporation, together with the associated Standard Terms agreement, (b) that certain Multi Option Facility Agreement dated as of 3 December 2003, as amended, among the Parent and certain of its Subsidiaries and HSBC Bank Australia Limited, HSBC Bank Plc and HSBC Bank USA National Association, (c) that certain Facility Agreement dated 29 October 1991, as amended, and that certain Negative Pledge Agreement dated 29 October 1991, as amended, each among the Parent and certain of its Subsidiaries and Commonwealth Bank of Australia, and (d) any replacement or successor agreements to any of the foregoing or any substantially similar loan or credit agreements with other banks or lenders pursuant to which such banks or lenders have agreed to extend credit to the Parent or its Subsidiaries.
     “Maturity Date” means December 1, 2008; provided, however, that if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

     “Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
     “Note” means a promissory note made by a Borrower in favor of the Lender evidencing Loans made by the Lender to such Borrower, substantially in the form of Exhibit B.
     “Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.
     “Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
     “Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.
     “Outstanding Amount” means (i) with respect to Loans on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Loans occurring on such date; and (ii) with respect to any L/C Obligations on any date, the Dollar Equivalent amount of the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Company of Unreimbursed Amounts.
     “Parent” means Sims Group Limited, a corporation incorporated in the State of Victoria, Commonwealth of Australia.
     “Participant” has the meaning specified in Section 10.06(c).
     “Participating Member State” means each state so described in any EMU Legislation.
     “PBGC” means the Pension Benefit Guaranty Corporation.
     “Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Company or any ERISA Affiliate or to which the Company or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.
     “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

     “Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by the Company or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.
     “Prime Rate” means for any day a fluctuating rate per annum equal to the rate of interest in effect for such day as publicly announced from time to time by the Lender as its “prime rate.” The “prime rate” is a rate set by the Lender based upon various factors including the Lender’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by the Lender shall take effect at the opening of business on the day specified in the public announcement of such change.
     “Prime Rate Loan” means a Loan that bears interest based on the Prime Rate. All Prime Rate Loans shall be denominated in Dollars.
     “Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.
     “Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.
     “Request for Credit Extension” means (a) with respect to a borrowing, conversion or continuation of a Loan, a Loan Notice, and (b) with respect to an L/C Credit Extension, a Letter of Credit Application.
     “Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Lender. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
     “Revaluation Date” means (a) with respect to any Loan, each of the following: (i) each date of a borrowing of a Eurocurrency Rate Loan denominated in an Alternative Currency, (ii) each date of a continuation of a Eurocurrency Rate Loan denominated in an Alternative Currency pursuant to Section 2.02, and (iii) such additional dates as the Lender may reasonably require; and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance of a Letter of Credit denominated in an Alternative Currency, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof (solely with respect to the increased amount), (iii) each date of any payment by the Lender under any Letter of Credit denominated in an Alternative Currency, and (iv) such additional dates as the Lender may reasonably require.
     “Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Lender to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.
     “SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
     “Special Notice Currency” means at any time an Alternative Currency, other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.

     “Spot Rate” for a currency means:
     (a) in the case of any Loan denominated in an Alternative Currency, the Spot Rate shall be the daily 10 am spot rate published by the New York Federal Reserve Bank at its website, http://www.ny.frb.org/markets/fxrates/tenAm.cfm for such currency on the date that is two Business Days prior to the date as of which the foreign exchange computation is made. The daily 10 am spot rates are midpoints of buying rates and selling rates, and do not necessarily reflect rates at which actual transactions have occurred. In the event that such rate does not appear on such website or such website is no longer published, the Spot Rate for a currency in the case of any Loan denominated in an Alternative Currency shall be the rate determined by the Lender to be the rate quoted by the Lender as the spot rate for the purchase by the Lender of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Lender may obtain such spot rate from another financial institution designated by the Lender if the Lender does not have as of the date of determination a spot buying rate for any such currency; and
     (b) in the case of any Letter of Credit denominated in an Alternative Currency and for all other purposes under this Agreement not described in clause (a) above, the Spot Rate shall be the rate determined by the Lender to be the rate quoted by the Lender as the spot rate for the purchase by the Lender of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date as of which the foreign exchange computation is made; provided that the Lender may obtain such spot rate from another financial institution designated by the Lender if the Lender does not have as of the date of determination a spot buying rate for any such currency; and provided further that the Lender may use such spot rate quoted on the date two Business Days prior to the date as of which the foreign exchange computation is made in all cases other than a Letter of Credit denominated in an Alternative Currency.
     “Sterling” and “₤” mean the lawful currency of the United Kingdom.
     “Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company.
     “Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
     “Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include the Lender or any Affiliate of the Lender).
     “Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).
     “TARGET Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Lender to be a suitable replacement) is open for the settlement of payments in Euro.
     “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
     “Threshold Amount” means AU$ 10,000,000.
     “Total Outstandings” means sum of (i) the aggregate Outstanding Amount of all Loans and (ii) the aggregate Outstanding Amount of all L/C Obligations
     “Type” means, with respect to a Loan, its character as a Prime Rate Loan or a Eurocurrency Rate Loan.
     “Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.
     “United States” and “U.S.” mean the United States of America.
     “Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).
     “Yen” and “¥” mean the lawful currency of Japan.
     1.02. Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
     (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof’ and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

     (b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
     (c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
     1.03. Accounting Terms.
     (a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements of the Parent for the fiscal period ended December 31, 2005, except as otherwise specifically prescribed herein.
     (b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Company or the Lender shall so request, the Lender and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Lender); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Company shall provide to the Lender financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.
     1.04. Exchange Rates; Currency Equivalents.
     (a) As of each Revaluation Date, the Spot Rates shall be used for calculating Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Lender.
     (b) Wherever in this Agreement in connection with a borrowing, conversion, continuation or prepayment of a Eurocurrency Rate Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such borrowing, Eurocurrency Rate Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Lender.
     1.05. Additional Alternative Currencies.
     (a) The Company may from time to time request that Eurocurrency Rate Loans be made and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency;” provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars. In the case of any such request with respect to the making of Eurocurrency Rate Loans, such request shall be subject to the approval’ of the Lender.
     (b) Any such request shall be made to the Lender not later than 11:00 a.m., 10 Business Days prior to the date of the desired Credit Extension (or such other time or date as may be agreed by the Lender, in its sole discretion).
     (c) If the Lender consents to making Eurocurrency Rate Loans in such requested currency, the Lender shall so notify the Company and such currency shall thereupon be deemed for all purposes to be an Alternative

Currency hereunder for purposes of any borrowings of Eurocurrency Rate Loans as provided in Section 2.02 and for purposes of any Letter of Credit issuances as provided in Section 2.03.
     1.06. Change of Currency.
     (a) Each obligation of the Borrowers to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any borrowing of Loans in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such borrowing, at the end of the then current Interest Period.
     (b) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Lender may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.
     (c) Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Lender may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.
     1.07. Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Pacific time (daylight or standard, as applicable).
     1.08. Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
ARTICLE II.
THE COMMITMENT AND CREDIT EXTENSIONS
     2.01. Loans. Subject to the terms and conditions set forth herein, the Lender agrees to make loans (each such loan, a “Loan”) to the Borrowers in Dollars or in one or more Alternative Currencies from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of the Commitment; provided, however, that after giving effect to any borrowing, the Total Outstandings shall not exceed the amount of the Commitment; and provided further that the availability of the Commitment at any time for the making of Loans and the issuance of Letters of Credit shall be reduced by the amount of the Alternative Currency Reserve (if any). Within the limits of the Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01. Loans may be Prime Rate Loans or Eurocurrency Rate Loans, as further provided herein.
     2.02. Borrowings, Conversions and Continuations of Loans.
     (a) Each borrowing, each conversion of a Loan from one Type to the other, and each continuation of a Eurocurrency Rate Loan shall be made upon the Company’s irrevocable notice to the Lender, which may be given by telephone. Each such notice must be received by the Lender not later than (i) 2:00 p.m. two Business Days prior to the requested date of any borrowing of, conversion to or continuation of Eurocurrency Rate Loans denominated in Dollars or of any conversion of Eurocurrency Rate Loans denominated in Dollars to Prime Rate Loans, (ii) 8:00 a.m two Business Days (or five Business Days in the case of a Special Notice Currency) prior to the requested date of any borrowing or continuation of Eurocurrency Rate Loans denominated in Alternative Currencies, and (iii) 3:00

p.m. on the requested date of any borrowing of Prime Rate Loans. Each telephonic notice by the Company pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Lender of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the Company. Each borrowing of, conversion to or continuation of Eurocurrency Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Sections 2.03(c), each borrowing of or conversion to Prime Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Loan Notice (whether telephonic or written) shall specify (i) whether the Company is requesting a borrowing, a conversion of Loans from one Type to the other, or a continuation of Eurocurrency Rate Loans, (ii) the requested date of the borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto, (vi) the currency of the Loans to be borrowed, and (vii) if applicable, the Designated Borrower. If the Company fails to specify a currency in a Loan Notice requesting a borrowing, then the Loans so requested shall be made in Dollars. If the Company fails to specify a Type of Loan in a Loan Notice or if the Company fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Prime Rate Loans; provided, however, that in the case of a failure to request on a timely basis a continuation of Loans denominated in an Alternative Currency, such Loans shall be continued as Eurocurrency Rate Loans in their original currency with an Interest Period of one month. Any automatic conversion to Prime Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans. If the Company requests a borrowing of, conversion to, or continuation of Eurocurrency Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. No Loan may be converted into or continued as a Loan denominated in a different currency, but instead must be prepaid in the original currency of such Loan and reborrowed in the other currency.
     (b) Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such borrowing is the initial Credit Extension, Section 4.01), the Lender shall make the proceeds of each Loan available to the Company or the other applicable Borrower either by (i) crediting the account of such Borrower on the books of the Lender with the amount of such proceeds or (ii) wire transfer of such proceeds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Lender by the Company; provided, however, that if, on the date the Loan Notice with respect to such borrowing denominated in Dollars is given by the Company, there are Unreimbursed Amounts outstanding then the proceeds of such borrowing, first, shall be applied to the payment in full of any such Unreimbursed Amounts, and, second, shall be made available to the applicable Borrower as provided above.
     (c) Except as otherwise provided herein, a Eurocurrency Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Loan. During the existence of a Default, no Loan may be requested as, converted to or continued as Eurocurrency Rate Loans (whether in Dollars or any Alternative Currency) without the consent of the Lender, and the Lender may demand that any or all of the then outstanding Eurocurrency Rate Loans denominated in an Alternative Currency be prepaid, or redenominated into Dollars in the amount of the Dollar Equivalent thereof, on the last day of the then current Interest Period with respect thereto.
     (d) The Lender shall promptly notify the Company of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans upon determination of such interest rate. At any time that Prime Rate Loans are outstanding, the Lender shall notify the Company of any change in the Lender’s prime rate used in determining the Prime Rate promptly following the public announcement of such change.
     (e) After giving effect to all borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than ten Interest Periods in effect.
     2.03. Letters of Credit.
     (a) The Letter of Credit Commitment.
     (i) Subject to the terms and conditions set forth herein, the Lender agrees (A) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration

Date, to issue Letters of Credit denominated in Dollars or in one or more Alternative Currencies for the account of the Company or any Designated Borrower, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (B) to honor drawings under the Letters of Credit; provided that the Lender shall not be obligated to make any L/C Credit Extension with respect to any Letter of Credit if as of the date of such L/C Credit Extension, (x) the Total Outstandings would exceed the amount of the Commitment, and (y) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit; and provided further that the availability of the Commitment at any time for the making of Loans and the issuance of Letters of Credit shall be reduced by the amount of the Alternative Currency Reserve (if any). Each request by the Company for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Company that the L/C Credit Extension so requested complies with the conditions set forth in the provisos to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Company’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Company may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.
     (ii) The Lender shall be under no obligation to issue any Letter of Credit if:
     (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Lender from issuing such Letter of Credit, or any Law applicable to the Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Lender shall prohibit, or request that the Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Lender is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Lender any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Lender in good faith deems material to it;
     (B) the issuance of such Letter of Credit would violate one or more policies of the Lender applicable to letters of credit generally;
     (C) except as otherwise agreed by the Lender, such Letter of Credit is in an initial stated amount less than $100,000, in the case of a commercial Letter of Credit, or $500,000, in the case of a standby Letter of Credit;
     (D) except as otherwise agreed by the Lender, such Letter of Credit is to be denominated in a currency other than Dollars or an Alternative Currency;
     (E) the Lender does not as of the issuance date of such requested Letter of Credit issue Letters of Credit in the requested currency; or
     (F) such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder.
     (iii) The Lender shall not amend any Letter of Credit if the Lender would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.
     (iv) The Lender shall be under no obligation to amend any Letter of Credit if (A) the Lender would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.
     (b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

     (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Company delivered to the Lender in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Company. Such Letter of Credit Application must be received by the Lender not later than 1:00 p.m. at least two Business Days (or such later date and time as the Lender may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the Lender: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount and currency thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the Lender may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the Lender (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the Lender may require.
     (ii) Upon the Lender’s determination that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the Lender shall, on the requested date, issue a Letter of Credit for the account of the Company (or the applicable Designated Borrower) or enter into the applicable amendment, as the case may be, in each case in accordance with the Lender’s usual and customary business practices.
     (iii) If the Company so requests in any applicable Letter of Credit Application, the Lender may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the Lender to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the Lender, the Company shall not be required to make a specific request to the Lender for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lender shall, subject to the terms and conditions set forth herein, permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the Lender shall have no obligation to permit any such extension if the Lender has determined that it would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise)
     (iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the Lender will also deliver to the Company a true and complete copy of such Letter of Credit or amendment.
     (c) Drawings and Reimbursements.
     (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the Lender shall notify the Company thereof. In the case of a Letter of Credit denominated in an Alternative Currency, the Company shall reimburse the Lender in such Alternative Currency, unless (A) the Lender (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the Company shall have notified the Lender promptly following receipt of the notice of drawing that the Company will reimburse the Lender in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, the Lender shall notify the Company of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. Not later than 1:00 p.m. on the date of any payment by the Lender under a Letter of Credit to be reimbursed in Dollars, or the Applicable Time on the date of any payment by the Lender under a Letter of Credit to be reimbursed in an Alternative Currency (each such date, an “Honor Date”), the Company shall reimburse the Lender in an amount equal to the amount of such drawing and in the applicable currency. If the Company fails to so reimburse the Lender by such time, the Company shall be deemed to have requested a borrowing of Prime Rate Loans to be disbursed on the Honor Date in an amount equal to the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Alternative Currency) (the “Unreimbursed Amount”), without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Prime Rate Loans, but subject to the amount of the unutilized portion of the Commitment and the conditions set forth in Section 4.02 (other than the delivery of a Loan Notice).
     (ii) If the Company fails to reimburse the Lender for any drawing under any Letter of Credit (whether by means of a borrowing or otherwise), such unreimbursed amount shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate.
     (d) Obligations Absolute. The obligation of the Company to reimburse the Lender for each drawing under each Letter of Credit shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
     (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;
     (ii) the existence of any claim, counterclaim, setoff, defense or other right that the Company or any Designated Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
     (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
     (iv) any payment by the Lender under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the Lender under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;
     (v) any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Company or any Designated Borrower or in the relevant currency markets generally; or
     (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or any Designated Borrower.
     The Company shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Company’s instructions or other irregularity, the Company will immediately notify the Lender. The Company shall be conclusively deemed to have waived any such claim against the Lender and its correspondents unless such notice is given as aforesaid.
     (e) Role of Lender. The Company agrees that, in paying any drawing under a Letter of Credit, the Lender shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of

Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Company’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the Lender, any of its Related Parties nor any correspondent, participant or assignee of the Lender shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(d); provided, however, that anything in such clauses to the contrary notwithstanding, the Company may have a claim against the Lender, and the Lender may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the Company proves were caused by the Lender’s willful misconduct or gross negligence or the Lender’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the Lender shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.
     (f) Cash Collateral.
     (i) Upon the request of the Lender, (A) if the Lender has honored any full or partial drawing request under any Letter of Credit and such drawing has not been reimbursed on the applicable Honor Date, or (B) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the Company shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations.
     (ii) In addition, if the Lender notifies the Company at any time that the Outstanding Amount of all L/C Obligations at such time exceeds 105% of the Letter of Credit Sublimit then in effect, then, within two Business Days after receipt of such notice, the Company shall Cash Collateralize the L/C Obligations in an amount equal to the amount by which the Outstanding Amount of all L/C Obligations exceeds the Letter of Credit Sublimit.
     (iii) The Lender may, at any time and from time to time after the initial deposit of Cash Collateral required in this Agreement, request that additional Cash Collateral be provided in order to protect against the results of exchange rate fluctuations.
     (iv) Sections 2.05 and 9.02(c) set forth certain additional requirements to deliver Cash Collateral hereunder. For purposes of this Section 2.03, Section 2.05 and Section 9.02(c), “Cash Collateralize” means to pledge and deposit with or deliver to the Lender, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Lender. Derivatives of such term have corresponding meanings. The Company hereby grants to the Lender a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked, non-interest bearing deposit accounts at the Lender.
     (g) Applicability of ISP and UCP. Unless otherwise expressly agreed by the Lender and the Company when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits (UCP), as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial Letter of Credit.
     (h) Letter of Credit Fees. The Company shall pay to the Lender, in Dollars, a Letter of Credit fee (the “Letter of Credit Fee”) (i) for each commercial Letter of Credit equal to 1/4 of 1% per annum times the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit, and (ii) for each standby Letter of Credit equal to the Applicable Margin applicable to standby Letters of Credit times the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.08. Letter of Credit Fees shall be (i) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Margin during any quarter, the daily amount available to be drawn under each standby Letter of Credit shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Lender, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.
     (i) Documentary and Processing Charges Payable to Lender. The Company shall pay to the Lender, in Dollars, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the Lender relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.
     (j) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.
     (k) Letters of Credit Issued for Designated Borrowers. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Designated Borrower, the Company shall be obligated to reimburse the Lender hereunder for any and all drawings under such Letter of Credit. The Company hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Company, and that the Company’s business derives substantial benefits from the businesses of such Subsidiaries.
     2.04. Prepayments.
     (a) Each Borrower may, upon notice from the Company to the Lender, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Lender not later than 1:00 p.m. (A) two Business Days prior to any date of prepayment of Eurocurrency Rate Loans denominated in Dollars, (B) three Business Days (or five, in the case of prepayment of Loans denominated in Special Notice Currencies) prior to any date of prepayment of Eurocurrency Rate Loans denominated in Alternative Currencies , and (C) on the date of prepayment of Prime Rate Loans; (ii) any prepayment of Eurocurrency Rate Loans denominated in Dollars shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; (iii) any prepayment of Eurocurrency Rate Loans denominated in Alternative Currencies shall be in a minimum principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof, and (iv) any prepayment of Prime Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Eurocurrency Rate Loans are to be prepaid, the Interest Period(s) of such Loans. If such notice is given by the Company, the applicable Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurocurrency Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05.
     (b) If the Lender notifies the Company at any time that the Total Outstandings at such time exceed an amount equal to 105% of the Commitment then in effect, then, within two Business Days after receipt of such notice, the Borrowers shall prepay Loans and/or the Company shall Cash Collateralize the L/C Obligations in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed 100% of the Commitment then in effect; provided, however, that, subject to the provisions of Section 2.03(f)(ii), the Company shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.04(b) unless after the prepayment in full of the Loans the Total Outstandings exceed the amount of the Commitment. The Lender may, at any time and from time to time after the initial deposit of such Cash Collateral, request that additional Cash Collateral be provided in order to protect against the results of further exchange rate fluctuations.
     2.05. Termination or Reduction of Commitment. The Company may, upon notice to the Lender, terminate the Commitment, or from time to time permanently reduce the amount of the Commitment; provided that (i) any such notice shall be received by the Lender not later than 1:00 p.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Company shall not terminate or reduce the amount of the Commitment if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings plus the Alternative Currency Reserve (if any) would exceed the amount of the Commitment, and (iv) if, after giving effect to any reduction of the amount of the Commitment, the Letter of Credit Sublimit exceeds the amount of the Commitment, such Sublimit shall be automatically reduced by the amount of such excess. The amount of any such Commitment reduction shall not be applied to the Letter of Credit Sublimit unless otherwise specified by the Company. All fees accrued until the effective date of any termination of the Commitment shall be paid on the effective date of such termination.
     2.06. Repayment of Loans. Each Borrower shall repay to the Lender on the Maturity Date the aggregate principal amount of Loans made to such Borrower outstanding on such date.
     2.07. Interest.
     (a) Subject to the provisions of subsection (b) below, (i) each Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Margin applicable to Eurocurrency Loans plus (in the case of a Eurocurrency Rate Loan which is lent by the Lender from a Lending Office in the United Kingdom or a Participating Member State) the Mandatory Cost, if any; and (ii) each Prime Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Prime Rate plus the Applicable Margin applicable to Prime Rate Loans.
(b)   (i) (i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
     (ii) If any amount (other than principal of any Loan) payable by any Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Lender, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
     (iii) Upon the request of the Lender, while any Event of Default of the types described in Sections 9.01(a), (i) or (j) exists, the Borrowers shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
     (iv) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
     (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
     2.08. Fees. In addition to certain fees described in subsections (h) and (i) of Section 2.03:
     (a) Commitment Fee. The Company shall pay to the Lender, a commitment fee in Dollars equal to the Applicable Margin applicable to Commitment Fee times the actual daily amount by which the amount of the Commitment exceeds the Total Outstandings. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Margin during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect.
     (b) Other Fees. The Company shall pay to the Lender, in Dollars, such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
     2.09. Computation of Interest and Fees. All computations of interest for Prime Rate Loans when the Prime Rate is determined by the Lender’s “prime rate” shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year), or, in the case of interest in respect of Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.11, bear interest for one day. Each determination by the Lender of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
     2.10. Evidence of Debt. The Credit Extensions made by the Lender shall be evidenced by one or more accounts or records maintained by the Lender in the ordinary course of business. The accounts or records maintained by the Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lender to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. Upon the request of the Lender to a Borrower, such Borrower shall execute and deliver to the Lender a Note, which shall evidence the Loans to such Borrower in addition to such accounts or records. The Lender may attach schedules to a Note and endorse thereon the date, Type (if applicable), amount, currency and maturity of the Loans and payments with respect thereto.
     2.11. Payments Generally. All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in an Alternative Currency, all payments by the Borrowers hereunder shall be made to the Lender at its Lending Office in Dollars and in Same Day Funds not later than 3:00 p.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder with respect to principal and interest on Loans denominated in an Alternative Currency shall be made to the Lender at its Lending Office in such Alternative Currency and in Same Day Funds not later than the Applicable Time specified by the Lender on the dates specified herein. Without limiting the generality of the foregoing, the Lender may require that any payments due under this Agreement be made in the United States. If, for any reason, any Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount. If any payment to be made by any Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
     2.12. Designated Borrowers.
     (a) Effective as of the date hereof each of the Designated Borrowers specified in the introductory paragraph hereto shall be a “Designated Borrower” hereunder and may receive Loans for its account on the terms and conditions set forth in this Agreement.
     (b) The Company may at any time, upon not less than 15 Business Days’ notice from the Company to the Lender (or such shorter period as may be agreed by the Lender in its sole discretion), designate any Domestic Affiliate (an “Applicant Borrower”) as a Designated Borrower to receive Loans hereunder by delivering to the Lender a duly executed notice and agreement in substantially the form of Exhibit D (a “Designated Borrower Request and Assumption Agreement”). The parties hereto acknowledge and agree that prior to any Applicant Borrower becoming entitled to utilize the credit facilities provided for herein the Lender shall have received such supporting resolutions, incumbency certificates, opinions of counsel and other documents or information, in form, content and scope reasonably satisfactory to the Lender, as may be reasonably required by the Lender in its sole discretion, and Notes signed by such new Borrowers to the extent the Lender so requires. If the Lender agrees that an Applicant Borrower shall be entitled to receive Loans hereunder, then promptly following receipt of all such requested resolutions, incumbency certificates, opinions of counsel and other documents or information, the Lender shall send a notice in substantially the form of Exhibit E (a “Designated Borrower Notice”) to the Company specifying the effective date upon which the Applicant Borrower shall constitute a Designated Borrower for purposes hereof, whereupon each of the Lender agrees to permit such Designated Borrower to receive Loans hereunder, on the terms and conditions set forth herein, and each of the parties agrees that such Designated Borrower otherwise shall be a Borrower for all purposes of this Agreement; provided that no Loan Notice or Letter of Credit Application may be submitted by or on behalf of such Designated Borrower until the date five Business Days after such effective date.
     (c) Each Domestic Affiliate that is or becomes a “Designated Borrower” pursuant to this Section 2.12 hereby irrevocably appoints the Company as its agent for all purposes relevant to this Agreement and each of the other Loan Documents, including (i) the giving and receipt of notices, (ii) the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto, and (iii) the receipt of the proceeds of any Loans made by the Lender, to any such Designated Borrower hereunder. Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all Borrowers, or by each Borrower acting singly, shall be valid and effective if given or taken only by the Company, whether or not any such other Borrower joins therein. Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered to the Company in accordance with the terms of this Agreement shall be deemed to have been delivered to each Designated Borrower.
     (d) The Company may from time to time, upon not less than 15 Business Days’ notice from the Company to the Lender (or such shorter period as may be agreed by the Lender in its sole discretion), terminate a Designated Borrower’s status as such; provided that there are no outstanding Loans payable by such Designated Borrower, or other amounts payable by such Designated Borrower on account of any Loans made to it, as of the effective date of such termination.
     2.13. Extension of Maturity Date.
     (a) Requests for Extension. The Company may, by notice to the Lender not earlier than 90 days and not later than 60 days prior to each anniversary of the Maturity Date (the “Maturity Anniversary Date”) request that the Lender extend the Maturity Date then in effect hereunder (the “Existing Maturity Date”) for an additional year from the Existing Maturity Date.
     (b) Lender Election to Extend. The Lender, acting in its sole discretion, shall, by notice to the Company given not later than the date (the “Notice Date”) that is 30 days prior to the applicable Maturity Anniversary Date, advise the Company whether or not the Lender agrees to extend the Existing Maturity Date and any conditions associated with such agreement to extend and if the Lender does not so advise the Company on or before the Notice Date, the Lender shall be deemed to have not agreed to such extension.
ARTICLE III.
TAXES, YIELD PROTECTION AND ILLEGALITY
     3.01. Taxes.
     (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the respective Borrowers hereunder or under -any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if the applicable Borrower shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

     (b) Payment of Other Taxes by the Borrowers. Without limiting the provisions of subsection (a) above, each Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
     (c) Indemnification by the Borrowers. Each Borrower shall indemnify the Lender, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Lender and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that the Lender has paid such Indemnified Taxes in good faith. A certificate as to the amount of such payment or liability delivered to a Borrower by the Lender shall be conclusive absent manifest error.
     (d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Borrower to a Governmental Authority, such Borrower shall deliver to the Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Lender.
     (e) Treatment of Certain Refunds. If the Lender determines that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by any Borrower or with respect to which any Borrower has paid additional amounts pursuant to this Section, it shall pay to such Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that each Borrower, upon the request of the Lender, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Lender in the event the Lender is required to repay such refund to such Governmental Authority. The Lender agrees to provide to the Borrower evidence of any refund of any Taxes or Other Taxes described in the preceding sentence and the amount thereof; provided, however, that the Lender shall not incur any liability for failing to provide the Borrower with such evidence. This subsection shall not be construed to require the Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Borrower or any other Person.
     3.02. Illegality. If the Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for the Lender or its Lending Office to make, maintain or fund Eurocurrency Rate Loans (whether denominated in Dollars or an Alternative Currency), or to determine or charge interest rates based upon the Eurocurrency Rate, or any Governmental Authority has imposed material restrictions on the authority of the Lender to purchase or sell, or to take deposits of, Dollars or any Alternative Currency in the applicable interbank market, then, on notice thereof by the Lender to the Company, any obligation of the Lender to make or continue Eurocurrency Rate Loans in the affected currency or currencies or, in the case of Eurocurrency Rate Loans in Dollars, to convert Prime Rate Loans to Eurocurrency Rate Loans, shall be suspended until the Lender notifies the Company that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrowers shall, upon demand from the Lender, prepay or, if applicable and such Loans are denominated in Dollars, convert all Eurocurrency Rate Loans to Prime Rate Loans, either on the last day of the Interest Period therefor, if the Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or immediately, if the Lender may not lawfully continue to maintain such Eurocurrency Rate Loans.
     3.03. Inability to Determine Rates. If the Lender determines that for any reason in connection with any request for a Eurocurrency Rate Loan or a conversion to or continuation thereof that (a) deposits (whether in Dollars or an Alternative Currency) are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Eurocurrency Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan (whether denominated in Dollars or an Alternative Currency), or (c) the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to the Lender of funding such Eurocurrency Rate Loan, the Lender will promptly so notify the Company. Thereafter, the obligation of the Lender to make or maintain Eurocurrency Rate Loans in the affected currency or currencies shall be suspended until the Lender revokes such notice. Upon receipt of such notice, the Company may revoke any pending request for a borrowing of, conversion to or continuation of

Eurocurrency Rate Loans in the affected currency or currencies or, failing that, will be deemed to have converted such request into a request for a borrowing of Prime Rate Loans in the amount specified therein.
     3.04. Increased Costs; Reserves on Eurocurrency Rate Loans.
     (a) Increased Costs Generally. If any Change in Law shall:
     (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, the Lender (except (A) any reserve requirement contemplated by Section 3.04(e) and (B) the requirements of the Bank of England and the Financial Services Authority or the European Central Bank reflected in the Mandatory Cost, other than as set forth below) or the Lender;
     (ii) subject the Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit or any Eurocurrency Rate Loan made by it, or change the basis of taxation of payments to the Lender in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by the Lender);
     (iii) result in the failure of the Mandatory Cost, as calculated hereunder, to represent the cost to the Lender of complying with the requirements of the Bank of England and/or the Financial Services Authority or the European Central Bank in relation to its making, funding or maintaining Eurocurrency Rate Loans; or
     (iv) impose on the Lender or the London interbank market any other condition, cost or expense affecting this Agreement or Eurocurrency Rate Loans made by the Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to the Lender of making or maintaining any Eurocurrency Rate Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to the Lender of issuing or maintaining any Letter of Credit (or of maintaining its obligation to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by the Lender hereunder (whether of principal, interest or any other amount) then, upon request of the Lender, the Company will pay (or cause the applicable Designated Borrower to pay) to the Lender such additional amount or amounts as will compensate the Lender for such additional costs incurred or reduction suffered.
     (b) Capital Requirements. If the Lender determines that any Change in Law affecting the Lender or its Lending Office or its holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on the Lender’s capital or on the capital of its holding company, if any, as a consequence of this Agreement, the Commitment, the Loans or the Letters of Credit, to a level below that which the Lender or its holding company could have achieved but for such Change in Law (taking into consideration the Lender’s policies and the policies of its holding company with respect to capital adequacy), then from time to time the Company will pay (or cause the applicable Designated Borrower to pay) to the Lender such additional amount or amounts as will compensate the Lender or its holding company for any such reduction suffered.
     (c) Certificates for Reimbursement. A certificate of the Lender setting forth the amount or amounts necessary to compensate the Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Company shall be conclusive absent manifest error. The Company shall pay (or cause the applicable Designated Borrower to pay) the Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
     (d) Delay in Requests. Failure or delay on the part of the Lender to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of the Lender’s right to demand such compensation; provided that no Borrower shall be required to compensate the Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than three months prior to the date that the Lender notifies the Company of the Change in Law giving rise to such increased costs or reductions and of the Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the three-month period referred to above shall be extended to include the period of retroactive effect thereof).
     (e) Additional Reserve Requirements. The Company shall pay (or cause the applicable Designated Borrower to pay) to the Lender, (i) as long as the Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurocurrency Rate Loan equal to the actual costs of such reserves allocated to such Loan by the Lender (as determined by the Lender in good faith, which determination shall be conclusive), and (ii) as long as the Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitment or the funding of the Eurocurrency Rate Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to the Commitment or the Loans by the Lender (as determined by the Lender in good faith, which determination shall be conclusive), which in each case shall be due and payable on each date on which interest is payable on such Loan; provided the Company shall have received at least 10 days’ prior notice of such additional, interest or costs from the Lender. If the Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest or costs shall be due and payable 10 days from receipt of such notice.
     3.05. Compensation for Losses. Upon demand of the Lender from time to time, the Company shall promptly compensate (or cause the applicable Designated Borrower to compensate) the Lender for and hold the Lender harmless from any loss, cost or expense incurred by it as a result of:
     (a) any continuation, conversion, payment or prepayment of any Loan other than a Prime Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
     (b) any failure by any Borrower (for a reason other than the failure of the Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Prime Rate Loan on the date or in the amount notified by the Company or the applicable Designated Borrower; or
     (c) any failure by any Borrower to make payment of any Loan or drawing under any Letter of Credit (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency;
including any loss of anticipated profits, any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract. The Company shall also pay (or cause the applicable Designated Borrower to pay) any reasonable and customary administrative fees charged by such Lender in connection with the foregoing.
For purposes of calculating amounts payable by the Company (or the applicable Designated Borrower) to the Lender under this Section 3.05, the Lender shall be deemed to have funded each Eurocurrency Rate Loan made by it at the Eurocurrency Rate for such Loan by a matching deposit or other borrowing in the offshore interbank market for such currency for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan was in fact so funded.
     3.06. Survival. All of the Borrowers’ obligations under this Article III shall survive termination of the Commitment and repayment of all other Obligations hereunder.
ARTICLE IV.
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
     4.01. Conditions of Initial Credit Extension. The obligation of the Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

     (a) The Lender’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Lender and its legal counsel:
     (i) executed counterparts of this Agreement, sufficient in number for distribution to the Lender and the Company;
     (ii) executed counterparts of the Guaranty, sufficient in number for distribution to the Lender and the Company;
     (iii) Notes executed by the Borrowers in favor of the Lender;
     (iv) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Lender may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;
     (v) such documents and certifications as the Lender may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;
     (vi) favorable opinions of Baker & McKenzie LLP, counsel to the Borrowers and the Parent, each addressed to the Lender, as to such other matters concerning the Loan Parties and the Loan Documents as the Lender may reasonably request;
     (vii) a certificate of a Responsible Officer of each Loan Party either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;
     (viii) a certificate signed by a Responsible Officer of the Parent (A) certifying that (A) each of the Material Credit Agreements are in full force and effect and that no default or event of default (howsoever defined) has occurred and is continuing under any of the Material Credit Agreements and (B) certifying that the financial covenants set forth in Section 5.10 of the Guaranty are no less restrictive than the financial covenants set forth in the Material Credit Agreements;
     (ix) a certificate signed by a Responsible Officer of the Company certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, and (B) that there has been no event or circumstance since December 31, 2005 that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;
     (x) such other assurances, certificates, documents, consents or opinions as the Lender reasonably may require.
     (b) Any fees required to be paid on or before the Closing Date shall have been paid.
     (c) Unless waived by the Lender, the Company shall have paid all fees, charges and disbursements of counsel to the Lender (directly to such counsel if requested by the Lender) to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Company and the

Lender); provided, however, and notwithstanding Section 10.04(a) to the contrary, the maximum amount the Company shall be obligated to pay in connection with the preparation, negotiation, execution, delivery of this Agreement and the other Loan Documents contemplated by this Section 4.01 shall be $44,000.
     (d) The Closing Date shall have occurred on or before September 15, 2006.
     4.02. Conditions to all Credit Extensions. The obligation of the Lender to honor any Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurocurrency Rate Loans) is subject to the following conditions precedent:
     (a) The representations and warranties of (i) the Borrowers contained in Article V, (ii) the Parent contained in Article IV of the Guaranty and (iii) each Loan Party contained in each other Loan Document or in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which .case they shall be true and correct as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsection (a) of Section 4.06 of the Guaranty shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 5.01 of the Guaranty.
     (b) No Default shall exist, or would result from such proposed Credit Extension or the application of the proceeds thereof.
     (c) The Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.
     (d) If the applicable Borrower is a Designated Borrower, then the conditions of Section 2.12 to the designation of such Borrower as a Designated Borrower shall have been met to the satisfaction of the Lender.
     (e) In the case of a Credit Extension to be denominated in an Alternative Currency, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the Lender would make it impracticable for such Credit Extension to be denominated in the relevant Alternative Currency.
Each Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurocurrency Rate Loans) submitted by the Company shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.
ARTICLE V.
REPRESENTATIONS AND WARRANTIES
     Each Borrower represents and warrants to the Lender that:
     5.01. Existence, Qualification and Power. Each Borrower (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under this Agreement and the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
     5.02. Authorization; No Contravention. The execution, delivery and performance by each Borrower of this Agreement and each other Loan Document to which it is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Borrower’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Borrower is a party or affecting such Borrower or the properties of such Borrower or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law, to the extent, in the case of clauses (b) and (c), any such conflict, breach, contravention or violation, could reasonably be expected to have a Material Adverse Effect.
     5.03. Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Borrower of this Agreement or any other Loan Document to which any Borrower is a party.
     5.04. Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Borrower that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Borrower, enforceable against each Borrower that is party thereto in accordance with its terms.
     5.05. Litigation. To the knowledge of the Company after due and diligent investigation, there are no actions, suits, proceedings, claims or disputes pending, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Borrower or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) either individually or in the aggregate could, in the reasonable opinion of the Lender, be reasonably expected to have a Material Adverse Effect.
     5.06. No Default. No Borrower is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.
     5.07. Ownership of Property; Liens. Each Borrower has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of each Borrower is subject to no Liens, other than Liens permitted by Section 7.01.
     5.08. Environmental Compliance. Each Borrower conducts in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof each Borrower has reasonably concluded that, such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     5.09. ERISA Compliance. Other than with respect to clause (v) of subsection (d) below, except for matters that could reasonably be expected to result in a Material Adverse Effect:
     (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of each Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. Each Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.
     (b) There are no pending or, to the best knowledge of each Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.
     (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) no Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) no Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) no Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.
     5.10. Subsidiaries; Equity Interests. No Borrower has any Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.10, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by a Loan Party in the amounts specified on Part (a) of Schedule 5.10 free and clear of all Liens. No Borrower has any equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 5.10. All of the outstanding Equity Interests in each Borrower have been validly issued, are fully paid and nonassessable and are owned by Persons and in the amounts specified on Part (c) of Schedule 5.10 free and clear of all Liens.
     5.11. Margin Regulations; Investment Company Act; Public Utility Holding Company Act.
     (a) No Borrower is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.
     (b) No Borrower nor, no Person Controlling any Borrower, nor any Subsidiary (i) is a “holding company,” or a “subsidiary company” of a “holding company,” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company,” within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an “investment company” under the Investment Company Act of 1940.
     5.12. Disclosure. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Borrower to the Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     5.13. Compliance with, Laws. Each Borrower is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
     5.14. Taxpayer Identification Number; Other Identifying Information. The true and correct U.S. taxpayer identification number of each Borrower a party hereto on the Closing Date is set forth on Schedule 10.02.
ARTICLE VI.
AFFIRMATIVE COVENANTS
     So long as the Commitment shall be in effect, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, each Borrower shall:

     6.01. Information. Deliver to the Lender, in form and detail satisfactory to the Lender, such additional information regarding the business, financial or corporate affairs of each Borrower, or compliance with the terms of the Loan Documents, as the Lender may from time to time reasonably request.
     6.02. Notices. Promptly notify the Lender:
     (a) of the occurrence of any Default;
     (b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of any Borrower; (ii) any dispute, litigation, investigation, proceeding or suspension between any Borrower and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting any Borrower, including pursuant to any applicable Environmental Laws; and
     (c) of the occurrence of any ERISA Event.
     Each notice pursuant to this Section 6.02 shall be accompanied by a statement of a Responsible Officer of the Company setting forth details of the occurrence referred to therein and stating what action the Company has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.02(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.
     6.03. Payment of Obligations. Pay and discharge its obligations and liabilities, including (a) tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by such Borrower; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.
     6.04. Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.02 or 7.03; and (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
     6.05. Maintenance of Properties; Insurance. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; and (b) maintain with financially sound and reputable insurance companies not Affiliates of the Parent, or appropriately funded self-insurance programs compatible with the following standards, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business. In the event that the Parent establishes a direct or indirect Subsidiary that is a financially sound insurance or reinsurance company or organization, and the Parent desires that one or more Borrowers maintain insurance with respect to its or their properties and business with such Person, then, if requested by such Borrower or Borrowers, the Lender agrees to consider permitting such Borrower or Borrowers to maintain such insurance with such Person in such amounts as the Lender, in its reasonable opinion, may approve.
     6.06. Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.
     6.07. Books and Records. (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of such Borrower; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over such Borrower.
     6.08. Use of Proceeds. Use the proceeds of the Credit Extensions for non-hostile acquisitions and for general corporate purposes not in contravention of any Law or of any Loan Document.
ARTICLE VII.
NEGATIVE COVENANTS
     So long as the Commitment shall be in effect, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Company shall not, nor shall it permit any Subsidiary to, directly or indirectly:
     7.01. Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than Liens permitted under Section 6.01 of the Guaranty.
     7.02. Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, except that, so long as no Default exists or would result therefrom, any Borrower may merge with any one or more other Borrowers.
     7.03. Dispositions. Make any Disposition or agree or attempt to do so (whether in one or more related or unrelated transactions) except Dispositions permitted under Section 6.03 of the Guaranty.
     7.04. Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Borrowers on the date hereof or any business substantially related or incidental thereto.
     7.05. Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of any Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the such Borrower as would be obtainable by such Borrower at the time in a comparable arm’s length transaction with a Person other than an Affiliate; provided that the foregoing restriction shall not apply to transactions if the effect of such transactions do not, individually or in the aggregate, prejudice or limit any rights that the Lender may have against any Borrower or could otherwise reasonably be expected to have a Material Adverse Effect.
     7.06. Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.
ARTICLE VIII.
CROSS-GUARANTY
     8.01. Cross-Guaranty. Each Borrower hereby agrees that such Borrower is jointly and severally liable for, and subject to the provisions of Section 8.02, each Borrower hereby irrevocably, absolutely and unconditionally guarantees, as a primary obligor and not merely as a surety, the full and punctual payment or performance when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, and at all times thereafter, all of the Obligations owed or hereafter owing to the Lender by each other Borrower. Without limiting the generality of the foregoing, each Borrower’s liability hereunder shall extend to all amounts that constitute part of the Obligations and would be owed by another Borrower to the Lender under the Loan Documents but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code of the United States of America (Title 11, United States Code) (the “Bankruptcy Code”) or the operation of Sections 502(b) and 506(b) of the Bankruptcy Code.

     8.02. Limitation of Liability. Anything contained in this Article VIII to the contrary notwithstanding, if any Fraudulent Transfer Law (as hereinafter defined) is determined by a court of competent jurisdiction to be applicable to the guaranty obligations of any Borrower hereunder, such obligation shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code or any applicable provisions of comparable state law (collectively, the “Fraudulent Transfer Laws”), in each case after giving effect to all other liabilities of such Borrower, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Borrower in respect of intercompany indebtedness to the other Borrowers or other Affiliates of the other Borrowers to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Borrower hereunder) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification or contribution of such Borrower pursuant to applicable Law or pursuant to the terms of any agreement.
     8.03. Liability of Borrowers Absolute. Each Borrower agrees that its guaranty obligation hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Obligations guaranteed hereunder. In furtherance of the foregoing and without limiting the generality thereof, each Borrower agrees as follows:
     (a) Its guaranty obligation hereunder constitutes a guaranty of payment and performance when due and not of collection.
     (b) The Lender may enforce its guaranty obligation hereunder upon the occurrence of an Event of Default under the Loan Documents notwithstanding the existence of any dispute between or among any other Borrower and the Lender with respect to the existence of such Event of Default.
     (c) The guaranty obligations of each Borrower hereunder are independent of the obligations of the Borrowers hereunder or under the Loan Documents and the obligations of any other guarantor of the Obligations, and a separate action or actions may be brought and prosecuted against each Borrower to enforce its guaranty obligations hereunder, irrespective of whether any action is brought against any other Borrower or any other Loan Party or whether any other Borrower or any other Loan Party is joined in any such action or actions.
     (d) Payment by the Borrowers of a portion, but not all, of the Obligations shall in no way limit, affect, modify or abridge any Borrower’s liability for any portion of the Obligations which has not been paid. Without limiting the generality of the foregoing, if the Lender is awarded a judgment in any suit brought to enforce any Borrower’s covenant to pay a portion of the Obligations, such judgment shall not be deemed to release any Borrower from its covenant to pay the portion of the Obligations that is not the subject of such suit.
     (e) The Lender upon such terms as they deem appropriate, without notice or demand and without affecting the validity or enforceability of the guaranty obligations of each Borrower hereunder or giving rise to any reduction, limitation, impairment, discharge or termination of the guaranty obligations any Borrower hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Obligations, (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations, (iii) request and accept other guaranties of the Obligations, (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any other guaranties of the Obligations, or any other obligation of any Person (including any other Borrower) with respect to the Obligations and (v) exercise any other rights available to them under the Loan Documents.
     (f) The guaranty obligations of each Borrower hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Obligations), including the occurrence of any of the following, whether or not such Borrower shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce an agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising at law, in equity or otherwise) with respect to the Obligations or any agreement relating thereto, or with respect to any other guaranty of the payment of the Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) of the Loan Documents or any agreement or instrument executed pursuant thereto, or of any other guaranty for the Obligations, in each case whether or not in accordance with the terms of the Loan Documents or any agreement relating to such other guaranty; (iii) the Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source to the payment of indebtedness of the Borrowers other than the Obligations, even though the Lender might have elected to apply such payment to any part or all of the Obligations; (v) the Lender’s consent to the change, reorganization or termination of the corporate structure or existence of any Borrower or any of their Subsidiaries and to any corresponding restructuring of the Obligations; (vi) any defenses, set-offs or counterclaims which the Borrower may allege or assert against the Lender in respect of the Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (vii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Borrower as an obligor in respect of the Obligations.
     8.04. Waivers by Borrowers. Each Borrower hereby waives, for the benefit of the Lender:
     (a) any right to require the Lender, as a condition of payment or performance by any Borrower, to (i) proceed against the Borrowers, any other guarantor of the Guaranteed Obligations or any other Person, (ii) proceed against or have resort to any balance of any deposit account or credit on the books of the Lender in favor of any Borrower or any other Person, or (iii) pursue any other remedy in the power of the Lender whatsoever;
     (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of any Borrower including any defense based on or arising out of the lack of validity or the unenforceability of the Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of any Borrower from any cause other than payment in full of the Obligations;
     (c) any defense based upon any Law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;
     (d) any defense based upon the Lender’s errors or omissions in the administration of the Obligations, except behavior which amounts to bad faith;
     (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Article VIII and any legal or equitable discharge of any Borrower’s obligations hereunder, (ii) the benefit of any statute of limitations affecting any Borrower’s liability hereunder or the enforcement hereof, and (iii) any rights to set-offs, recoupments and counterclaims;
     (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, notices of default under the Loan Documents or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Obligations or any agreement related thereto, notices of any extension of credit to any Borrower and notices of any of the matters referred to in Section 8.03 above and any right to consent to any thereof, and
     (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Article VIII.
     8.05. Borrower’s Rights of Subrogation, Contribution, Etc.. Until all of the Obligations shall have been finally and indefeasibly paid and performed in full, the Commitment has been terminated, all Letters of Credit issued or deemed issued pursuant to this Agreement have been surrendered, each Borrower waives any claim, right or remedy, direct or indirect, that such Borrower now has or may hereafter have against any other Borrower or any of their assets in connection with this Article VIII or the performance by such Borrower of its guaranty obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including (a) any right of subrogation, reimbursement or indemnification that such Borrower now has or may hereafter have against any other Borrower, and (b) any right to enforce, or to participate in, any claim, right or remedy that the Lender now has or may hereafter have against any other Borrower. In addition, until all of the Obligations shall have been finally and indefeasibly paid and performed in full, the Commitment has been terminated, all Letters of Credit issued or deemed issued pursuant to this Agreement have been surrendered, each Borrower shall withhold exercise of any right of contribution such Borrower may have against any other guarantor of the Obligations. Each Borrower further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Borrower may have against any other Borrower, and any rights of contribution such Borrower may have against any such other guarantor, shall be junior and subordinate to any rights the Lender may have against each Borrower, and to any right the Lender may have against such other guarantor. If any amount shall be paid to a Borrower on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when the Obligations shall not have been finally and indefeasibly paid and performed in full, the Commitment shall not have been terminated, all Letters of Credit issued or deemed issued pursuant to this Agreement shall not have been surrendered shall not have been terminated, such amount shall be held in trust for the Lender and shall forthwith be paid over to the Lender to be applied against the Obligations, whether matured or unmatured, in accordance with the terms hereof.
     8.06. Continuing Guaranty; Reinstatement of Guaranty.
     (a) The guaranty obligations of each Borrower hereunder shall be continuing and shall remain in effect until all of the Obligations shall have been finally and indefeasibly paid and performed in full (other than contingent indemnification obligations), the Commitment has been terminated, all Letters of Credit issued or deemed issued pursuant to this Agreement have expired or been terminated. Each Borrower hereby irrevocably waives any right to revoke its guaranty obligations hereunder as to future transactions giving rise to any Obligations.
     (b) In the event that all or any portion of the Obligations are paid by any Borrower or by any other guarantor, the obligations of each Borrower hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from the Lender as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Obligations for all purposes under this Article VIII.
     8.07. Indemnity and Contribution. Each Borrower (for purposes of this Section 8.07, a “Contributing Party”) agrees (subject to the provisions of Section 8.05) that, in the event a payment shall be made by any other Borrower under this Article VIII of all or any of the Obligations (other than Credit Extensions for which that Borrower is primarily liable) (for purposes of this Section 8.07, a, the “Claiming Party”), the Contributing Party shall indemnify the Claiming Party in an amount equal to the amount of such payment multiplied by a fraction of which the numerator shall be the net worth of the Contributing Party on the date of this Agreement (or, in the case of any Designated Borrower becoming a party hereto pursuant to Section 2.12 hereof, the effective date specified in the Designated Borrower Notice given by the Lender in respect of such Designated Borrower) and the denominator shall be the aggregate net worth of all the Borrowers on the date of this Agreement (or, in the case of any Designated Borrower becoming a party hereto pursuant to Section 2.12 hereof, the effective date specified in the Designated Borrower Notice given by the Lender in respect of such Designated Borrower).
     8.08. Liability Cumulative. The debts, liabilities, obligations, covenants and duties of Borrowers under this Article VIII is in addition to and shall be cumulative with all debts, liabilities, obligations, covenants and duties of each Borrower to Lender under this Agreement and the other Loan Documents to which such Borrower is a party or in respect of any Obligations or obligation of the other Borrowers, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.
ARTICLE IX.
EVENTS OF DEFAULT AND REMEDIES
     9.01. Events of Default. Any of the following shall constitute an Event of Default:

     (a) Non-Payment. Any Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, and in the currency required hereunder, any amount of principal of any Loan or any L/C Obligation, or (ii) within three days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any commitment or other fee due hereunder, or (iii) within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or
     (b) Specific Covenants. The Company fails to perform or observe any term, covenant or agreement contained in any of Section 6.01, 6.04, or 6.08 or Article VII, or the Parent fails to perform or observe any term, covenant or agreement contained in any of Sections 5.01, 5.02, 5.03, 5.05 or 5.10 or Article VI of the Guaranty; or
     (c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days; or
     (d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made (i) by the Borrowers contained in Article V, (ii) by the Parent contained in Article IV of the Guaranty and (iii) or on behalf of any Loan Party contained in each other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or
     (e) Material Credit Agreements. A default or event of default (howsoever defined) has occurred and is continuing under any Material Credit Agreement, the effect of which default or other event is to cause, or to permit the counterparty or counterparties under such Material Credit Agreements to cause, with the giving of notice if required, the Indebtedness evidenced thereby or credit extended thereunder to be demanded or to become due prior to its stated maturity;
     (f) Cross-Default. (i) The Parent or any Borrower or any Subsidiary of any Borrower (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Parent or any Borrower or any Subsidiary of any Borrower is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Parent or any Borrower or any Subsidiary of any Borrower is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Parent or any Borrower or any Subsidiary of any Borrower as a result thereof is greater than the Threshold Amount; or
     (g) Change of Control. There occurs any Change of Control and 90 calendar days have elapsed following such Change of Control; or
     (h) Material Adverse Effect. There occurs any event which has a Material Adverse Effect; or
     (i) Insolvency Proceedings, Etc. Any Borrower, the Parent or any other Loan Party or any of their Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or
     (j) Inability to Pay Debts; Attachment. (i) Any Borrower, the Parent or any other Loan Party or any of their Subsidiaries becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or
     (k) Judgments. There is entered against any Borrower, the Parent or any other Loan Party or any of their Subsidiaries (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments or orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 10 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or
     (l) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) any Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or
     (m) Invalidity of Loan Documents. Any provision of this Agreement, the Guaranty or any other Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document.
     9.02. Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Lender may take any or all of the following actions:
     (a) declare the Commitment to be terminated, whereupon the Commitment shall be terminated;
     (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;
     (c) require that the Company Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and
     (d) exercise all rights and remedies available to it under the Loan Documents or applicable Laws;
provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States, the Commitment shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Company to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Lender.

     9.03. Application of Funds. After the exercise of remedies provided for in Section 9.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 9.02), any amounts received on account of the Obligations shall be applied by the Lender in such order as it elects in its sole discretion.
ARTICLE X.
MISCELLANEOUS
     10.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Company or any other Loan Party therefrom, shall be effective unless in writing signed by the Lender and the Company or the applicable Loan Party, as the case may be, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
     10.02. Notices; Effectiveness; Electronic Communication.
     (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable address, telecopier number, electronic mail address or telephone number specified for notices to the applicable Person on Schedule 10.02. Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).
     (b) Electronic Communications. Notices and other communications to the Lender hereunder may be delivered or furnished by electronic communication (including e mail and Internet or intranet websites) pursuant to procedures approved by the Lender; provided that the foregoing shall not apply to notices to the Lender pursuant to Article II if the Lender has notified the Company that it is incapable of receiving notices under such Article by electronic communication. The Lender or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
     Unless the Lender otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
     (c) Change of Address, Etc. Each of the Borrowers and the Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto.
     (d) Reliance by Lender. The Lender shall be entitled to rely and act upon any notices (including telephonic Loan Notices) purportedly given by or on behalf of any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Company shall indemnify the Lender and its Related Parties from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Borrower. All telephonic notices to and other telephonic communications with the Lender may be recorded by the Lender, and each of the parties hereto hereby consents to such recording.

     10.03. No Waiver; Cumulative Remedies. No failure by the Lender to exercise, and no delay by the Lender in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
     10.04. Expenses; Indemnity; Damage Waiver.
     (a) Costs and Expenses. The Company shall pay (i) all reasonable out of pocket expenses incurred by the Lender and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Lender), in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out of pocket expenses incurred by the Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out of pocket expenses incurred by the Lender (including the reasonable fees, charges and disbursements of any counsel for the Lender), and shall pay all fees and time charges for attorneys who may be employees of the Lender, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
     (b) Indemnification by the Company. The Company shall indemnify the Lender and its Related Parties (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to any Borrower or any of its Subsidiaries, or (iv) any actual or threatened claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Company or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Company or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Company or such other Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.
     (c) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no Borrower shall assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.
     (d) Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.
     (e) Survival. The agreements in this Section shall survive the termination of the Commitment and the repayment, satisfaction or discharge of all the other Obligations.
     10.05. Payments Set Aside. To the extent that any payment by or on behalf of any Borrower is made to the Lender, or the Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.
     10.06. Successors and Assigns.
     (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither any Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Lender and the Lender may not assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (c) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (c) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of the Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement.
     (b) Assignments by Lender. The Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of the Commitment, the Loans and L/C Obligations at the time owing to it) pursuant to documentation acceptable to the Lender and the assignee, it being understood and agreed that with respect to any Letters of Credit outstanding at the time of any such assignment, the Lender may sell to the assignee a ratable participation in such Letters of Credit. From and after the effective date specified in such documentation, such Eligible Assignee shall be a party to this Agreement and, to the extent of the interest assigned by the Lender, have the rights and obligations of the Lender under this Agreement, and the Lender shall, to the extent of the interest so assigned, be released from its obligations under this Agreement (and, in the case of an assignment of all of the Lender’s rights and obligations under this Agreement, shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment, and shall continue to have all of the rights provided hereunder to the Lender in its capacity as issuer of any Letters of Credit outstanding at the time of such assignment). Upon request, the Borrowers (at their expense) shall execute and deliver new or replacement Notes to the Lender and the assignee, and shall execute and deliver any other documents reasonably necessary or appropriate to give effect to such assignment and to provide for the administration of this Agreement after giving effect thereto.
     (c) Participations. The Lender may at any time, without the consent of, or notice to, any Borrower, sell participations to any Person (other than a natural person or the Company or any of the Company’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of the Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the outstanding Letters of Credit and/or the Loans and/or the reimbursement obligations in respect of Letters of Credit); provided that (i) the Lender’s obligations under this Agreement shall remain unchanged, (ii) the Lender shall remain solely responsible to the Borrower for the performance of such obligations and (iii) the Borrower shall continue to deal solely and directly with the Lender in connection with the Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which the Lender sells such a participation shall provide that the Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that the Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification that would (i) postpone any date upon which any payment of money is scheduled to be made to such Participant, (ii) reduce the principal, interest, fees or other amounts payable to such Participant (provided, however, that the Lender may, without the consent of the Participant, (A) amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or Letter of Credit reimbursement obligation or to reduce any fee payable hereunder and (B) waive the right to be paid interest at the Default Rate), or (iii) release the Parent from the Guaranty. Subject to subsection (d) of this Section, the Company agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were the Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were the Lender.
     (d) Limitations Upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Sections 3.01 or 3.04 than the Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company’s prior written consent. A Participant that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code shall not be entitled to the benefits of Section 3.01 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Company, to provide to the Lender such tax forms prescribed by the IRS as are necessary or desirable to establish an exemption from, or reduction of, U.S. withholding tax.
     (e) Certain Pledges. The Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under the Note, if any) to secure obligations of the Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release the Lender from any of its obligations hereunder or substitute any such pledgee or assignee for the Lender as a party hereto.
     10.07. Treatment of Certain Information; Confidentiality. The Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to a Borrower and its obligations, (g) with the consent of the Company or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Lender or any of its Affiliates on a nonconfidential basis from a source other than the Company.
     For purposes of this Section, “Information” means all information received from the Company or any Subsidiary relating to the Company or any Subsidiary or any of their respective businesses, other than any such information that is available to the Lender on a nonconfidential basis prior to disclosure by the Company or any Subsidiary; provided that, in the case of information received from the Company or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

     10.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, the Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by the Lender or any such Affiliate to or for the credit or the account of any Borrower or any other Loan Party against any and all of the obligations of such Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to the Lender, irrespective of whether or not the Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of the Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of the Lender and its Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that the Lender or its Affiliates may have. The Lender agrees to notify the Company promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.
     10.09. Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Company. In determining whether the interest contracted for, charged, or received by the Lender exceeds the Maximum Rate, the Lender may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
     10.10. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Lender and when the Lender shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.
     10.11. Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Lender, regardless of any investigation made by the Lender or on its behalf and notwithstanding that the Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.
     10.12. Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     10.13. Governing Law; Jurisdiction; Etc.
     (a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

     (b) SUBMISSION TO JURISDICTION. EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
     (c) WAIVER OF VENUE. EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
     (d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
     10.14. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
     10.15. USA PATRIOT Act Notice. The Lender that is subject to the Act (as hereinafter defined) and the Lender hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of each Borrower and other information that will allow the Lender to identify such Borrower in accordance with the Act.
     10.16. Time of the Essence. Time is of the essence of the Loan Documents.
     10.17. Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Lender could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Borrower in respect of any such sum due from it to Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Lender of any sum adjudged to be so due in the Judgment Currency, the Lender may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Lender from any Borrower in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Lender against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Lender in such currency, the Lender agrees to return the amount of any excess to such Borrower (or to any other Person who may be entitled thereto under applicable law).

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

SIMS HUGO NEU CORPORATION

By:	/s/ Myles A. Partridge
Name:	Myles A. Partridge
Title:	Chief Financial Officer

SIMS HUGO NEU GLOBAL TRADE LLC

By:	/s/ Myles A. Partridge

Name:	Myles A. Partridge
Title:	Chief Financial Officer

HNE RECYCLYING LLC

By:	/s/ Myles A. Partridge

Name:	Myles A. Partridge
Title:	Chief Financial Officer

HNW RECYCLING LLC

By:	/s/ Myles A. Partridge

Name:	Myles A. Partridge
Title:	Chief Financial Officer

SIMS HUGO NEU EAST (GENERAL PARTNERSHIP)

By:	/s/ Myles A. Partridge

Name:	Myles A. Partridge
Title:	Chief Financial Officer

SIMS HUGO NEU WEST (GENERAL PARTNERSHIP)

By:	/s/ Myles A. Partridge

Name:	Myles A. Partridge
Title:	Chief Financial Officer

SIMS GROUP USA CORPORATION

By:	/s/ Myles A. Partridge

Name:	Myles A. Partridge
Title:	Chief Financial Officer

BANK OF AMERICA, N.A.

By:	/s/ Timothy G. Holsapple

Name:	Timothy G. Holsapple
Title:	Senior Vice President

SCHEDULE 1.01
MANDATORY COST FORMULAE
1.	The Mandatory Cost (to the extent applicable) is an addition to the interest rate to compensate the Lender for the cost of compliance with:
(a)	the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions); or

(b)	the requirements of the European Central Bank.
2.	On the first day of each Interest Period (or as soon as possible thereafter) the Lender shall calculate, as a percentage rate, a rate (the “Additional Cost Rate”) in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Lender as a weighted average of the Lender’s Additional Cost Rates and will be expressed as a percentage rate per annum. The Lender will, at the request of the Company, deliver to the Company a statement setting forth the calculation of any Mandatory Cost.

3.	The Additional Cost Rate for the Lender lending from a Lending Office in a Participating Member State will be its reasonable determination of the cost (expressed as a percentage of the Lender’s participation in all Loans made from such Lending Office) of complying with the minimum reserve requirements of the European Central Bank in respect of Loans made from that Lending Office.

4.	The Additional Cost Rate for the Lender lending from a Lending Office in the United Kingdom will be calculated by the Lender as follows:
(a)	in relation to any Loan in Sterling:

AB+C(B-D)+E x 0.01	per cent per annum
100 - (A+C)
(b)	in relation to any Loan in any currency other than Sterling:

E x 0.01 300	per cent per annum
Where:
“A”	is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that the Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

“B”	is the percentage rate of interest (excluding the Applicable Margin, the Mandatory Cost and any interest charged on overdue amounts pursuant to the first sentence of Section 2.07(b) and, in the case of interest (other than on overdue amounts) charged at the Default Rate, without counting any increase in interest rate effected by the charging of the Default Rate) payable for the relevant Interest Period of such Loan.

“C”	is the percentage (if any) of Eligible Liabilities which that the Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

“D”	is the percentage rate per annum payable by the Bank of England to the Lender on interest bearing Special Deposits.

“E”	is designed to compensate the Lender for amounts payable under the Fees Rules and is calculated by the Lender as being the average of the most recent rates of charge supplied by the Lenders pursuant to paragraph 7 below and expressed in pounds per £1,000,000.
5.	For the purposes of this Schedule:
(a)	“Eligible Liabilities” and “Special Deposits” have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

(b)	“Fees Rules” means the rules on periodic fees contain in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(c)	“Fee Tariffs” means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

(d)	“Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.
6.	In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5% will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

7.	If requested by the Company, the Lender shall, as soon as practicable after publication by the Financial Services Authority, supply to the Company, the rate of charge payable by the Lender to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by the Lender as being the average of the Fee Tariffs applicable to the Lender for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of the Lender.

8.	The Lender shall supply any information required for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, the Lender shall supply the following information in writing:
(a)	the jurisdiction of the Lending Office out of which it is making available its participation in the relevant Loan; and

(b)	any other information reasonably required for such purpose.
9.	The percentages of the Lender for the purpose of A and C above and the rates of charge of the Lender for the purpose of E above shall be determined based upon the information supplied pursuant to paragraphs 7 and 8 above and on the assumption that, the Lender’s obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Lending Office in the same jurisdiction as its Lending Office.

10.	Any determination by the Lender pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to the Lender shall, in the absence of manifest error, be conclusive and binding on all parties hereto.

11.	The Lender may from time to time, after consultation with the Company, determine and notify to all parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all parties hereto.

SCHEDULE 5.12
SUBSIDIARIES, OTHER EQUITY INVESTMENTS AND EQUITY INTERESTS IN THE BORROWERS
Part (a). Subsidiaries

Borrower	Subsidiary	Ownership of Subsidiaries
1. Sims Hugo Neu Corporation	None	N/A

2. Sims Hugo Neu Global Trade LLC	HNS Scrap Corporation	Sims Hugo Neu Global Trade LLC (100%)

3. HNE Recycling LLC	Sims Hugo Neu Global Trade LLC	HNE Recycling LLC (100%)

	HNS Scrap Corporation	Sims Hugo Neu Global Trade LLC (100%)
4. HNW Recycling LLC	None	N/A

5. Sims Hugo Neu East	Schiabo Larovo Company LLC	Sims Hugo Neu East (100%)

	Shiabo Larovo AR LLC	Schiabo Larovo Company LLC (100%)

6. Sims Hugo Neu West	Etiwanda Development LLC	Sims Hugo Neu West (100%)

7. Sims Group USA Corporation	None	N/A

Part (b). Other Equity Investments

Borrower	Other Entities (% owned by Borrower)
1. Sims Hugo Neu Corporation	None

2. Sims Hugo Neu Global Trade LLC	HNS Scrap Corporation (100%)

3. HNE Recycling LLC	Sims Hugo Neu Global Trade LLC (100%)
Dover Barge Company (33.3%)
Sims Hugo Neu East (50%)
Alameda Street Metal Corp. (50%)
Pacific Bulk Loading Inc. (50%)
North Carolina Resource Conservation LLC (50%)
North Carolina Recycling LLC (50%)
Sims Hugo Neu West (50%)

4. HNW Recycling LLC	Dover Barge Company (33.3%)
Sims Hugo Neu East (50%)
Alameda Street Metal Corp. (50%)
Pacific Bulk Loading Inc. (50%)
North Carolina Resource Conservation LLC (50%)
North Carolina Recycling LLC (50%)

Borrower	Other Entities (% owned by Borrower)

Sims Hugo Neu West (50%)

5. Sims Hugo Neu East	Dover Barge Company (33.3%)
Schiabo Larovo Company LLC (100%)

6. Sims Hugo Neu West	Etiwanda Development LLC (100%)

7. Sims Group USA Corporation	None

Part (c). Owners of Equity Interests in the Borrowers.

Borrower	Parent (% owned by Parent)
1. Sims Hugo Neu Corporation	Sims Group Limited (100%)

2. Sims Hugo Neu Global Trade LLC	HNE Recycling LLC (100%)

3. HNE Recycling LLC	Sims Group Limited (100%)

4. HNW Recycling LLC	SHN Co LLC (100%)

5. Sims Hugo Neu East	HNE Recycling LLC (50%)
HNW Recycling LLC (50%)

6. Sims Hugo Nu West	HNE Recycling LLC (50%)
HNW Recycling LLC (50%)

7. Sims Group USA Corporation	Simsmetal Holdings PTY Limited (100%)

SCHEDULE 10.02
LENDER’S OFFICE;
CERTAIN ADDRESSES FOR NOTICES
COMPANY
and DESIGNATED BORROWERS:

Sims Hugo Neu Corporation
110 5th Avenue, Suite 700
New York, New York 10011
Attention:	Myles Partridge
EVP and CFO
Telephone:	(212) 500-7507
Telecopier:	(212) 604-0722
Electronic Mail:	mpartridge@us.sims-group.com
Website Address:	www.sims-group.com
U.S. Taxpayer Identification Number(s):

Sims Hugo Neu Corporation	20-3622384
Sims Hugo Neu Global Trade LLC	13-4040958
HNE Recycling LLC	42-1682531
HNW Recycling LLC	20-2880190
Sims Hugo Neu East (General Partnership)	22-6082867
Sims Hugo Neu West (General Partnership)	95-2227944
Sims Group USA Corporation	94-3053218
LENDER:
Lender’s Office
(for payments and Requests for Credit Extensions):

Bank of America, N.A.
2001 Clayton Rd
CA4-702-02-25
Concord, CA 94520
Attention:	Chris P Potter
Telephone:	(925) 675-8027
Telecopier:	(888) 969-2419
Electronic Mail:	chris.p.potter@bankofamerica.com

Lender’s Domestic Wire Instructions
Bank Name:	Bank of America NA NY NY
ABA/Routing No.:	026009593
Account Name:	Credit Services West
Account No.:	3750836479
Attention:	Chris P Potter
Reference:	Sims Hugo Neu Corporation

Lender’s Foreign Wire Instructions
Currency:	Australian Dollars (AUD)
Bank Name:	Bank of America Sydney
Swift/Routing No.:	BOFAAUSX
Account Name:	Grand Cayman Unit #1207

Account No.:	96272016
Attention:	Grand Cayman Unit #1207
Reference:	Sims Hugo Neu Corporation

Lender’s Foreign Wire Instructions
Currency:	Euro Currency (EUR)
Bank Name:	Bank of America London
Swift/Routing No.:	BOFAGB22
Account Name:	Grand Cayman Unit # 1207
Account No.:	96272019
Attention:	Grand Cayman Unit #1207
Reference:	Sims Hugo Neu Corporation

Lender’s Foreign Wire Instructions
Currency:	British Pounds Sterling (GBP)
Bank Name:	Bank of America London
Swift/Routing No.:	BOFAGB22
Account Name:	Grand Cayman Unit #1207
Account No.:	96272027
FFC Account Name:	Sort Code 16-50-50
Attention:	Grand Cayman Unit #1207
Reference:	Sims Hugo Neu Corporation

Lender’s Foreign Wire Instructions
Currency:	Japanese Yen (JPY)
Bank Name:	Bank of America Tokyo
Swift/Routing No.:	BOFAJPJX
Account Name:	Grand Cayman Unit #1207
Account No.:	96272011
Attention:	Grand Cayman Unit #1207
Reference:	Sims Hugo Neu Corporation

Other Notices as Lender:

Bank of America, N.A.
Commercial Banking
Mail Code: WA1-501-36-06
800 Fifth Avenue, Floor 36
Seattle, WA 98104
Attention:	Timothy G. Holsapple
Senior Vice President
Telephone:	(206) 358-3130
Facsimile:	(206) 358-3971
Electronic Mail:	tim.holsapple@bankamerica.com

EXHIBIT A
FORM OF LOAN NOTICE
Date:                     , ___
To:      Bank of America, N.A.
Ladies and Gentlemen:
          Reference is made to that certain Credit Agreement, dated as of September 12, 2006 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Sims Hugo Neu Corporation, a Delaware corporation (the “Company”), the Designated Borrowers from time to time party thereto, and Bank of America, N.A..
          The Company hereby requests, on behalf of itself or, if applicable, the Designated Borrower referenced in item 6 below (the “Applicable Designated Borrower”) (select one):
          ☐ A Borrowing of Loans                 ☐ A conversion or continuation of Loans
1.	On (a Business Day).

2.	In the amount of $ .

3.	Comprised of .
[Type of Loan requested]
4.	In the following currency: .

5.	For Eurocurrency Rate Loans: with an Interest Period of months.

6.	On behalf of [insert name of applicable Designated Borrower].
          The Borrowing, if any, requested herein complies with the provisos to the first sentence of Section 2.01 of the Agreement.

SIMS HUGO NEU CORPORATION

By:
Name:

Title:

A-1

EXHIBIT B
FORM OF NOTE

$___,000,000	[ , ___]
          FOR VALUE RECEIVED, the undersigned (the “Borrower”) hereby promises to pay to Bank of America, N.A., a national banking association, or assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to the Borrower under that certain Credit Agreement, dated as of September 12, 2006 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Sims Hugo Neu Corporation, a Delaware corporation, the Designated Borrowers from time to time party thereto, and the Lender.
          The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Lender in the currency in which such Loan was denominated and in Same Day Funds at the Lending Office for such currency. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.
          This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of the Guaranty. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount, currency and maturity of its Loans and payments with respect thereto.
          The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

B-1

          THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[COMPANY]
OR
[APPLICABLE DESIGNATED BORROWER]

By:

Name:

Title:

B-2

DEED POLL OF CONTINUING GUARANTY
Dated as of September 12, 2006
by
SIMS GROUP LIMITED,
as Guarantor,
BANK OF AMERICA, N.A.
as Lender,

C-2

DEED POLL OF CONTINUING GUARANTY
     This DEED POLL OF CONTINUING GUARANTY (“Guaranty”) is entered into as of September 12, 2006, made by SIMS GROUP LIMITED, ABN 69 114 838 630, a corporation incorporated in the State of Victoria, Commonwealth of Australia (the “Guarantor”), in favor of BANK OF AMERICA, N.A., a national banking association (the “Lender”).
RECITALS
     A. Sims Hugo Neu Corporation, a Delaware corporation (the “Company”), the Designated Borrowers from time to time party thereto (together with the Company, collectively, the “Borrowers” individually, a “Borrower”), and the Lender are, or intend to become parties to that certain Credit Agreement dated or to be dated on or about September 12, 2006 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”) pursuant to which the Lender has committed or will commit, subject to the terms and conditions therein set forth, to make Credit Extensions to the Borrowers.
     B. It is a condition precedent to the Lender’s obligation to make the initial Credit Extension under the Credit Agreement that the Guarantor enter into this Guaranty.
     C. The Guarantor, as the direct or indirect parent of each Borrower, will derive substantial and direct benefits (which benefits are hereby acknowledged by the Guarantor) from the Credit Extensions and other benefits to be provided to the Borrowers under the Credit Agreement.
THIS DEED POLL WITNESSES
     NOW, THEREFORE, in consideration of the foregoing and in order to induce the Lender to make Credit Extensions under the Credit Agreement, this deed poll witnesses:
ARTICLE I.
DEFINITIONS AND INTERPRETIVE PROVISIONS
     1.01 Terms Defined in Credit Agreement. All capitalized terms used in this Guaranty and not otherwise defined herein have the meanings specified in the Credit Agreement.
     1.02 Certain Defined Terms. As used in this Guaranty, the following terms have the following meanings:
     “Acquisition” means the acquisition of substantially all of the recycling operations of Hugo Neu Corporation as outlined in the Project Old Update to Information Memorandum dated June 15, 2005.
     “AUD” and “AU$” mean lawful money of Australia.
     “Compliance Certificate” means a certificate substantially in the form of Exhibit A.
     “EBIT” means for any period with respect to the Sims Group, the sum of:
(a)	net profit after tax before extraordinary items;

(b)	Fixed Charges; and

(c)	provision for taxes based on income.

     “EBITDA” means for any period with respect to the Sims Group EBIT, but with any depreciation and amortization added back.
     “Encumbrance” means any:
     (a) security for the payment of money or performance of obligations, including a mortgage, charge, lien, pledge, trust, power or title retention or flawed deposit arrangement; or
     (b) right, interest or arrangement which has the effect of giving another person a preference, priority or advantage over creditors including any right of set-off; or
     (c) right that a person (other than the owner) has to remove something from land (known as a profit a prendre), easement, public right of way, restrictive or positive covenant, lease, or license to use or occupy; or
     (d) third party right or interest or any right arising as a consequence of the enforcement of a judgment, or any agreement to create any of them or allow them to exist.
     “Finance Debt” includes any indebtedness, present or future, actual or contingent in relation to money borrowed or raised or any other financing. It includes any such indebtedness under or in respect of any of the following: a Guarantee, a discounting arrangement, a finance lease or similar agreement, hire purchase, deferred purchase price (for more than 90 days), or an obligation to deliver property or provide services paid for in advance by a financier.
     “Fixed Charges” means for any period, with respect to the Sims Group, the sum of:
(a)	the aggregate amount of interest paid or accrued in respect of moneys borrowed or raised or in respect of any financial accommodation on a consolidated basis (including without limitation amortization of original issue discounts on any such moneys or accommodation, commissions, discounts and facility, acceptance, usage and issuance and any other fees and charges with respect to any Guarantee, promissory note or acceptance or any discounting arrangements);

(b)	all but the principal component of rentals in respect of capitalized rent paid, accrued or scheduled to be paid or accrued on a consolidated basis during such period; and

(c)	dividends paid, accrued or scheduled to be paid or accrued on a consolidated basis in respect of shares or stock which are Finance Debt during the relevant period.
     “GAAP” means generally accepted accounting principles in Australia set forth in the opinions and pronouncements of the Australian Accounting Standards Board and the Institute of Chartered Accountants in Australia or such other principles as may be approved by a significant segment of the accounting profession in Australia, that are applicable to the circumstances as of the date of determination, consistently applied.
     “Governmental Authority” means the government of Australia or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
     “Guaranteed Share” means any share or stock issued by a member of the Sims Group where redemption of such share or stock or the payment of capital or dividends on such share or stock is the subject of a Guarantee of a member of the Sims Group or a Guarantee of another person who will have recourse in respect of its liability under that Guarantee directly or indirectly to a member of the Sims Group or its assets (other than as a shareholder).

     “Intangible Assets” include all goodwill, copyright, patents, trade marks and licenses, research and development, future income tax benefit, underwriting and formation expenses and other items of a like nature which according to current accounting practices are regarded as unidentifiable and intangible assets.
     “Latest Audited Consolidated Balance Sheet” means the most recently prepared audited consolidated balance sheet of the Sims Group, or if a half yearly unaudited balance sheet has been prepared more recently, the half yearly balance sheet, as at or prior to the date at which an examination is being made to determine Total Indebtedness, Total Tangible Assets, Current Assets, Current Liabilities or Shareholders Funds.
     “Latest Audited Financial Statements” means the Latest Audited Consolidated Balance Sheet, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the accounting period ended on the date of the Latest Audited Consolidated Balance Sheet, including the notes thereto.
     “Laws” means, collectively, all international, foreign, Commonwealth, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
     “Loan Parties” means, collectively, the Company and each Designated Borrower.
     “Material Adverse Effect” means (a) a material adverse effect upon financial condition of the Sims Group taken as a whole; (b) a material impairment of the ability of the Guarantor or any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Guarantor of any Loan Document to which it is a party.
     “Material Credit Agreements” means (a) that certain Multicurrency Cash Advance Facility dated as of 1 November 2000, as amended, among the Guarantor and certain of its Subsidiaries and Westpac Banking Corporation, together with the associated Standard Terms agreement, (b) that certain Multi Option Facility Agreement dated as of 3 December 2003, as amended, among the Guarantor and certain of its Subsidiaries and HSBC Bank Australia Limited, HSBC Bank Plc and HSBC Bank USA National Association, (c) that certain Facility Agreement dated 29 October 1991, as amended, and that certain Negative Pledge Agreement dated 29 October 1991, as amended, each among the Guarantor and certain of its Subsidiaries and Commonwealth Bank of Australia, and (d) any replacement or successor agreements to any of the foregoing or any substantially similar loan or credit agreements with other banks or lenders pursuant to which such banks or lenders have agreed to extend credit to the Guarantor or its Subsidiaries.
     “Net Interest Expense” means interest expense less interest income.
     “Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Guaranty or any other Loan Document to which the Guarantor is a party.
     “Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of the Guarantor or other individual holding an other and similar position with the Guarantor.
     “Shareholders’ Funds” means Total Assets less Total Indebtedness.
     “Sims Group” means the Guarantor and its Subsidiaries.
     “Tangible Assets” means all assets other than Intangible Assets.

     “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
     “TNW” means Shareholders’ Funds less Intangible Assets.
     “Total Assets” means at any time the aggregate amount (as disclosed by the Latest Audited Consolidated Balance Sheet) of all assets of the Sims Group.
     “Total Finance Debt” means at any time all Finance Debt that would be included in the calculation of Total Indebtedness.
     “Total Indebtedness” means at any time the aggregate amount (as disclosed by the Latest Audited Consolidated Balance Sheet) of all secured and unsecured liabilities of the Sims Group together with, without duplication and unless already included in the Latest Audited Consolidated Balance Sheet:
(a)	the aggregate amount (as disclosed by its latest audited balance sheet) of all secured and unsecured liabilities of any entity which has become a member of the Sims Group since the date of the Latest Audited Consolidated Balance Sheet and all other amounts which would be included in this definition if references to the Latest Audited Consolidated Balance Sheet were to be to the latest audited balance sheet of that entity;

(b)	the unrepaid principal (or its equivalent) of any Finance Debt where the proceeds or benefits of that Finance Debt:
(i)	have been received by any member of the Sims Group, since the date of the Latest Audited Consolidated Balance Sheet, excluding the amount of any such proceeds which have been applied in reduction of any secured or unsecured liabilities included in this definition; or

(ii)	are to be received by any member of the Sims Group and the receipt of such proceeds or benefits has been underwritten or otherwise assured to the satisfaction of the auditor of the Sims Group;
(c)	the paid up capital amount and accrued but unpaid dividends of Guaranteed Shares;
and after:
(d)	deducting:
(i)	the aggregate amount of all secured and unsecured liabilities of any entity which has ceased to be a member of the Sims Group since the date of the Latest Audited Consolidated Balance Sheet and in respect of which no other member of the Sims Group has any liability; and

(ii)	the aggregate amount of all liabilities which in the opinion of the auditor of the Sims Group have been defeased in such a way as to enable any such liability to be considered as having been extinguished within the meaning of paragraph 30 of Australian Accounting Standard AAS23; and

(iii)	debt reductions of the type referred to in (b)(iii) of the definition of “Total Tangible Assets”;

(e)	eliminating all inter entity balances among the member of the Sims Groups or any of them (including any member of the Sims Group which has become one since the date of the Latest Audited Consolidated Balance Sheet); and

(f)	making such further adjustments (including, without limitation, elimination of any double counting arising in relation to any Guarantee and the obligation or indebtedness that is the subject of the Guarantee) which in the opinion of the auditor of the Sims Group are appropriate to make a proper determination of the total amount of the aggregate indebtedness of the members of the Sims Group.
In this definition and the definition of “Current Liabilities”, references to “secured and unsecured liabilities” shall include (without limiting the generality of the expression) all Finance Debt and provisions for estimated liabilities for income taxes, long service leave and dividends recommended, declared or accrued but unpaid and provisions for any Contingent Liability but shall not include paid up share capital (other than Guaranteed Shares), reserves of any nature or undistributed profits;
          “Total Tangible Assets” means at any time the aggregate of the book values, as disclosed by the Latest Audited Consolidated Balance Sheet, of all Tangible Assets of the Sims Group and of such Intangible Assets of the Sims Group as the Lender in its sole and absolute discretion may from time to time agree, together with, (unless already included in the Latest Audited Consolidated Balance Sheet):
(a)	the aggregate (as disclosed by its latest audited balance sheet) of the book value of the Tangible Assets as determined by the auditor of the Sims Group (after making provisions for depreciation and bad and doubtful debts and any income yet to mature) of any entity which has become a member of the Sims Group since the date of the Latest Audited Consolidated Balance Sheet;

(b)	the aggregate proceeds of:
(i)	any issue of shares or stock (including premium) of any member of the Sims Group received since the balance date of the latest Audited Consolidated Balance Sheet; and

(ii)	the aggregate proceeds of any calls on partly paid shares made by any member of the Sims Group which have been received since the balance date of the Latest Audited Consolidated Balance Sheet, excluding the amount of any such proceeds which:
(iii)	have been applied in reduction of any secured or unsecured liabilities included in the definition of “Total Indebtedness”; or

(iv)	have been applied in acquiring any assets included in Total Tangible Assets under this definition;
(c)	the book value of any Tangible Assets (not excluded as provided below) acquired since the date of the Latest Audited Consolidated Balance Sheet by any member of the Sims Group with the proceeds of the sale of shares or units in any entity which has ceased to be a member of the Sims Group since that date;

(d)	the book value of all assets which are or may be leased, chartered, hired, managed, used or operated under a finance lease (where the capitalized rent has been included in Total Indebtedness) as determined by the auditor of the Sims Group at least annually or (at the option of Sims) the value as at the date of calculation as assessed by a qualified independent valuer chosen by Sims and approved by the Lender);

(e)	the proceeds of any Finance Debt referred to in paragraph (b) of the definition of “Total Indebtedness” excluding the amount of any proceeds which:
(i)	have been applied in reduction of any other secured or unsecured liabilities included in that definition; or

(ii)	have been applied in acquiring any assets included in Total Tangible Assets under this definition;
(f)	(if a revaluation of a Tangible Asset of any member of the Sims Group has been carried out by an independent valuer approved by the Lender), the excess (if any) of the fair value of that Tangible Asset as established by the valuer over its book value (as disclosed in the Latest Audited Consolidated Balance Sheet or, in the case of any entity which has become a member of the Sims Group since the Latest Audited Consolidated Balance Sheet, as disclosed in the latest audited balance sheet of that entity) and as accepted by the auditor of the Sims Group without qualification;
and after deducting:
(g)	the amount of any income yet to mature and the amount of provisions for depreciation and for bad and doubtful debts as disclosed by the Latest Audited Consolidated Balance Sheet, in each case to the extent otherwise reported as an asset of the Sims Group;

(h)	the aggregate (as disclosed by the latest audited balance sheet of the relevant entity) of the book values of the Tangible Assets of any entity which has ceased to be a member of the Sims Group since the date of the Latest Audited Consolidated Balance Sheet, other than Tangible Assets of that entity which have become assets of another member of the Sims Group since that date (except that, where a revaluation of any asset had previously been made under paragraph (f), the fair value of that asset as determined in accordance with that paragraph shall be used instead of the book value);
(i)	the book value of any Tangible Assets of any member of the Sims Group which have been applied since the date of the Latest Audited Consolidated Balance Sheet in the acquisition of any entity which has become a member of the Sims Group since that date (except that, where a revaluation of any asset had previously been made under paragraph (f), the fair value of that asset as determined in accordance with that paragraph shall be used instead of the book value); and

(j)	if a revaluation of a Tangible Asset of any member of the Sims Group has been carried out by an independent valuer (whether at the request of the Lender or otherwise), the excess (if any) of the book value of that Tangible Asset (as disclosed in the Latest Audited Consolidated Balance Sheet or, in the case of any entity which has become a member of the Sims Group since the Latest Audited Consolidated Balance Sheet, as disclosed in the latest audited balance sheet of that entity) over its fair value as established by the valuer and as accepted by the auditor of the Sims Group without qualification;
and after:
(k)	eliminating all inter-entity balances among any of the Sims Group (including any member of the Sims Group which has become such since the Latest Audited Consolidated Balance Sheet); and

(l)	making such further adjustments as may properly be necessary to avoid any double counting of assets or as may be required by the auditor of the Sims Group to enable a proper determination to be made of the total amount of the Total Tangible Assets.

          1.03 Interpretive Provisions. The rules of construction and interpretation specified in Section 1.02 of the Credit Agreement also apply to this Guaranty and are incorporated herein by this reference.
          1.04 Accounting Terms.
          (a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Guaranty shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Latest Audited Financial Statements, except as otherwise specifically prescribed herein.
          (b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth herein or in any other Loan Document, and either the Guarantor or the Lender shall so request, the Lender and the Guarantor shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Lender); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Guarantor shall provide to the Lender financial statements and other documents required under this Guaranty or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.
          1.06 Rounding. Any financial ratios required to be maintained by the Guarantor pursuant to this Guaranty shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
ARTICLE II.
GUARANTY
          2.01 Guaranty. The Guarantor hereby irrevocably, absolutely and unconditionally guarantees, as a primary obligor and not merely as a surety, the full and punctual payment or performance when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, and at all times thereafter, all of the following debts, liabilities and obligations (collectively, the “Guaranteed Obligations”): (i) all advances to, and debts, liabilities, obligations, covenants and duties of, the Borrowers owing to the Lender arising under the Credit Agreement and each other Loan Document or otherwise with respect to any Loan or Letter of Credit; and (ii) any and all fees, costs or out-of-pocket expenses (including the fees, charges and disbursements of any counsel for the Lender) incurred by the Lender in enforcing any rights under the Loan Documents, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Guarantor’s liability hereunder shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any Loan Party to the Lender under the Loan Documents but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code of the United States of America (Title 11, United States Code) (the “Bankruptcy Code”) or the operation of Sections 502(b) and 506(b) of the Bankruptcy Code.
          2.02 Liability of Guarantor Absolute. The Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than, subject to Section 2.04, payment in full of the Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, the Guarantor agrees as follows:
          (a) This Guaranty constitutes a guaranty of payment and performance when due and not of collection.

          (b) The Lender may enforce this Guaranty upon the occurrence of an Event of Default under the Loan Documents notwithstanding the existence of any dispute between or among any Borrower and the Lender with respect to the existence of such Event of Default.
          (c) The obligations of the Guarantor hereunder are independent of the obligations of the Borrowers under the Loan Documents and the obligations of any other guarantor of the obligations of Borrowers under the Loan Documents, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guaranty, irrespective of whether any action is brought against any Borrower or any other Loan Party or whether any Borrower or any other Loan Party is joined in any such action or actions.
          (d) Payment by the Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge the Guarantor’s liability for any portion of the Guaranteed Obligations which has not been paid. Without limiting the generality of the foregoing, if the Lender is awarded a judgment in any suit brought to enforce the Guarantor’s covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release the Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit.
          (e) The Lender upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability of this Guaranty or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations, (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations, (iii) request and accept other guaranties of the Guaranteed Obligations, (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person with respect to the Guaranteed Obligations and (v) exercise any other rights available to them under the Loan Documents.
          (f) This Guaranty and the obligations of the Guarantor hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guaranteed Obligations), including the occurrence of any of the following, whether or not the Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce an agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) of the Loan Documents or any agreement or instrument executed pursuant thereto, or of any other guaranty for the Guaranteed Obligations, in each case whether or not in accordance with the terms of the Loan Documents or any agreement relating to such other guaranty; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source to the payment of indebtedness of the Borrowers other than the Guaranteed Obligations, even though the Lender might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) the Lender’s consent to the change, reorganization or termination of the corporate structure or existence of any Borrower or any of their Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any defenses, set-offs or counterclaims which any Borrower may allege or assert against the Lender in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (vii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.
          2.03 Waivers by Guarantor. The Guarantor hereby waives, for the benefit of the Lender:
          (a) any right to require the Lender, as a condition of payment or performance by any Guarantor, to (i) proceed against the Borrowers, any other guarantor of the Guaranteed Obligations or any other Person, (ii) proceed against or have resort to any balance of any deposit account or credit on the books of the Lender in favor of any Borrower or any other Person, or (iii) pursue any other remedy in the power of the Lender whatsoever;
          (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of any Borrower including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of any Borrower from any cause other than payment in full of the Guaranteed Obligations;
          (c) any defense based upon any Law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;
          (d) any defense based upon the Lender’s errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith;
          (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Guaranty and any legal or equitable discharge of any Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting any Guarantor’s liability hereunder or the enforcement hereof, and (iii) any rights to set-offs, recoupments and counterclaims;
          (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of this Guaranty, notices of default under the Loan Documents or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to any Borrower and notices of any of the matters referred to in Section 2.02 above and any right to consent to any thereof; and
          (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Guaranty.
          2.04 Void or Voidable Transactions. Without limiting Section 2.12, if under any Debtor Relief Law any Person claims that a transaction (including a payment) under or in connection with this Guaranty or the Guaranteed Obligations is (whether such claim is asserted by any third party or by any Borrower or any other Loan Party) void or voidable, and such claim is upheld, conceded or compromised, then notwithstanding Section 2.02: (a) the Lender is immediately entitled as against the Guarantor to the rights in respect of the Guaranteed Obligations to which it was entitled immediately before the transaction; and (b) the Guarantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such instruments and documents and take all such actions as the Lender may request to restore to the Lender any Encumbrance (including this Guaranty) held by it from the Guarantor immediately before the transaction. The Guarantor’s obligations under this Section are continuing obligations, independent of the Guarantor’s other debts, liabilities, obligations, covenants and duties under this Guaranty and shall survive any termination of this Guaranty.
          2.05 Indemnity. The Guarantor shall indemnify the Lender and its Related Parties (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Borrower or any other Loan Party arising out of, in connection with, or as a result of:
          (a) the failure of the Borrower to timely pay and perform the Guaranteed Obligations in accordance with the terms of the Credit Agreement and the other Loan Documents;
          (b) all or any portion of the Guaranteed Obligations, or any agreement relating thereto, being found to be illegal, invalid or unenforceable in any respect;

          (c) all or any portion of the debts, liabilities or obligations of the Guarantor under Section 2.01 being found to be illegal, invalid or unenforceable in any respect;
          (d) the payment by the Lender to any trustee in bankruptcy or liquidator (of an insolvent Person) in connection with a payment by the Guarantor or a Borrower;
          (e) the failure of the Guarantor to timely pay and perform any debt, liability, obligation, covenant or duty owing to the Lender under this Guaranty;
          (f) any representation or warranty made or deemed made by the Guarantor hereunder proving to be incorrect or misleading when made or deemed made; or
          (g) the exercise, enforcement or protection by any Person of any right, remedy, power or privilege of the Lender under this Guaranty or the failure or delay to exercise, enforce or protect any such right, remedy, power or privilege.
          All amounts due under this Section shall be payable within 10 days of written demand therefor.
          2.06 Guarantor’s Rights of Subrogation, Contribution, Etc. Until all of the Guaranteed Obligations shall have been finally and indefeasibly paid and performed in full, the Commitment has been terminated, all Letters of Credit issued or deemed issued pursuant to the Credit Agreement have been surrendered, the Guarantor waives any claim, right or remedy, direct or indirect, that the Guarantor now has or may hereafter have against the any Borrower or any of its assets in connection with this Guaranty or the performance by the Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including (a) any right of subrogation, reimbursement or indemnification that the Guarantor now has or may hereafter have against the any Borrower, and (b) any right to enforce, or to participate in, any claim, right or remedy that the Lender now has or may hereafter have against any Borrower. In addition, until all of the Guaranteed Obligations shall have been finally and indefeasibly paid and performed in full, the Commitment has been terminated, all Letters of Credit issued or deemed issued pursuant to the Credit Agreement have been surrendered, the Guarantor shall withhold exercise of any right of contribution the Guarantor may have against any other guarantor of the Guaranteed Obligations. The Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification the Guarantor may have against any Borrower, and any rights of contribution the Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights the Lender may have against each Borrower, and to any right the Lender may have against such other guarantor. If any amount shall be paid to the Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when the Guaranteed Obligations shall not have been finally and indefeasibly paid and performed in full, the Commitment shall not have been terminated, all Letters of Credit issued or deemed issued pursuant to the Credit Agreement shall not have been surrendered shall not have been terminated, such amount shall be held in trust for the Lender and shall forthwith be paid over to the Lender to be applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.
          2.07 Subordination of Other Obligations. Any debts, liabilities and obligations of each Borrower now or hereafter held by the Guarantor is hereby subordinated in right of payment to the Guaranteed Obligations, and any such debts, liabilities and obligations of each Borrower to the Guarantor collected or received by the Guarantor after an Event of Default has occurred and is continuing shall be held in trust for the Lender and shall forthwith be paid over to the Lender to be applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of the Guarantor under any other provision of this Guaranty.
          2.08 Continuing Guaranty. This Guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations shall have been finally and indefeasibly paid and performed in full (other than contingent indemnification obligations), the Commitment has been terminated, all Letters of Credit issued or deemed issued pursuant to the Credit Agreement have expired or been terminated; provided, however, that the obligations of the Guarantor under Section 2.04, Article III and Section 7.02 shall survive any termination of this

Guaranty. The Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.
     2.09 Authority of Borrowers. It is not necessary for the Lender to inquire into the powers of any Borrower or any other Loan Party or of the officers, directors, members, partners or agents acting or purporting to act on their behalf, and any Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.
     2.10 Information. Loans may be made or continued and Letters of Credit may be issued, amended or extended by the Lender, as. applicable, to or for the account of any Borrower from time to time under the Credit Agreement and related Loan Documents without notice to or authorization from the Guarantor regardless of the financial or other condition of any Borrower at the time of any such extension of credit. The Lender shall have no obligation to disclose or discuss with the Guarantor its assessment, or the Guarantor’s assessment, of the financial condition of any Borrower. The Guarantor has adequate means to obtain information from each Borrower on a continuing basis concerning the financial condition of such Borrower and its ability to perform its obligations under the Loan Documents, and the Guarantor assumes the responsibility for being and keeping informed of the financial condition of each Borrower and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations. The Guarantor hereby waives and relinquishes any duty on the part of the Lender to disclose any matter, fact or thing relating to the business, operations or conditions of each Borrower now known or hereafter known by the Lender.
     2.11 Right of Setoff. If an Event of Default shall have occurred and be continuing, the Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Laws, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by the Lender to or for the credit or the account of the Guarantor against any and all of the obligations of the Guarantor now or hereafter existing under this Guaranty or any other Loan Document to the Lender, irrespective of whether or not the Lender shall have made any demand under this Guaranty or any other Loan Document and although such obligations of the Guarantor may be contingent or unmatured or are owed to a branch or office of the Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of the Lender under this Section are in addition to other rights and remedies (including other rights of setoff) that the Lender may have. The Lender agrees to notify the Guarantor promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.
     2.12 Bankruptcy; Post-Petition Interest; Reinstatement of Guaranty
     (a) So long as the Guaranteed Obligations shall not have been finally and indefeasibly paid and performed in full, the Commitment shall not have expired or been terminated, all Letters of Credit issued or deemed issued pursuant to the Credit Agreement shall not have expired or been terminated, the Guarantor shall not, without the prior written consent of the Lender, commence or join with any other Person in commencing any proceeding under any Debtor Relief Law against any Borrower. The obligations of the Guarantor under this Guaranty shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any proceeding under any Debtor Relief Laws naming any Borrower as the debtor or by any defense which any Borrower may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.
     (b) The Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if said proceedings had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of the Guarantor and the Lender that the Guaranteed Obligations which are guaranteed by the Guarantor pursuant to this Guaranty should be determined without regard to any Law which may relieve any Borrower of any portion of such Guaranteed Obligations. The Guarantor will permit any trustee in any proceeding under any Debtor Relief Law or similar person to pay the Lender, or allow the claims of the Lender in respect of, any such interest accruing after the date on which such proceeding is commenced.

     (c) In the event that all or any portion of the Guaranteed Obligations are paid by any Borrower or by any other guarantor, the obligations of the Guarantor hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from the Lender as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes under this Guaranty.
ARTICLE III.
TAXES
     3.01 Payments Free of Taxes. Any and all payments by or on account of any obligation of the Guarantor hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if the Guarantor shall be required by applicable Laws to deduct any Indemnified Taxes (including any Other Taxes but excluding, to the extent included in Other Taxes, any Excluded Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Guarantor shall make such deductions and (iii) the Guarantor shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Laws.
     3.02 Payment of Other Taxes by Guarantor. Without limiting the provisions of Section 3.01, the Guarantor shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Laws.
     3.03 Indemnification by the Guarantor. The Guarantor shall indemnify the Lender, within 30 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes (but excluding, to the extent included in Other Taxes, any Excluded Taxes) imposed or asserted on or attributable to amounts payable under this Article) paid by the Lender and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that the Lender has paid such Indemnified Taxes in good faith. A certificate as to the amount of such payment or liability delivered to the Guarantor by the Lender shall be conclusive absent manifest error.
     3.04 Evidence of Payment. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Guarantor to a Governmental Authority, the Guarantor shall deliver to the Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Lender or such other, alternate evidence as may be reasonably acceptable to the Lender evidencing payment in full of all applicable Indemnified Taxes and Other Taxes.
     3.05 Treatment of Certain Refunds. If the Lender determines that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Guarantor or with respect to which the Guarantor has paid additional amounts pursuant to this Section, it shall pay to the Guarantor an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Guarantor under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses of the Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Guarantor, upon the request of the Lender, agrees to repay the amount paid over to the Guarantor (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Lender in the event the Lender is required to repay such refund to such Governmental Authority. The Lender agrees to provide to the Guarantor evidence of any refund of any Taxes or Other Taxes described in the preceding sentence and the amount thereof; provided, however, that the Lender shall not incur any liability for failing to provide the Guarantor with such evidence. This subsection shall not be construed to require the Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Guarantor or any other Person.

ARTICLE IV.
REPRESENTATIONS AND WARRANTIES
     The Guarantor represents and warrants to the Lender that:
     4.01 Existence, Qualification and Power. The Guarantor (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under this Guaranty and the other Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
     4.02 Authorization; No Contravention. The execution, delivery and performance by the Guarantor of this Guaranty and the other Loan Documents to which it is a party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of the Guarantor’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which the Guarantor is a party or affecting the Guarantor or the properties of the Guarantor or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law, to the extent, in the case of clauses (b) and (c), any such conflict, breach, contravention or violation, could reasonably be expected to have a Material Adverse Effect.
     4.03 Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Guarantor of this Guaranty and the other Loan Documents to which it is a party.
     4.04 Commercial Acts; No Immunity. The Guarantor is subject to civil and commercial Laws with respect to its obligations under this Guaranty and the other Loan Documents to which it is a party, and the execution, delivery and performance by the Guarantor of this Guaranty and the other Loan Documents to which it is a party constitute and will constitute private and commercial acts and not public or governmental acts. Neither the Guarantor nor any of its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the Laws of the jurisdiction in which the Guarantor is incorporated or organized in respect of its obligations under this Guaranty and the other Loan Documents to which it is a party.
     4.05 Binding Effect. This Guaranty has been, and each other Loan Document to which it is a party, when delivered, will have been, duly executed and delivered by the Guarantor. This Guaranty constitutes, and each such other Loan Document when so delivered will constitute, a legal, valid and binding obligation of the Guarantor, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting the enforcement of creditors’ rights generally.
     4.06 Latest Audited Financial Statements; No Material Adverse Effect.
     (a) The Latest Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Sims Group as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Sims Group as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

     (b) Since the date of the Latest Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.
     4.07 Litigation. To the knowledge of the Guarantor after due and diligent investigation, there are no actions, suits, proceedings, claims or disputes pending, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Guarantor or any of its Subsidiaries or against any of their properties or revenues that purport to affect or pertain to this Guaranty or any other Loan Document to which the Guarantor is a party, or any of the transactions contemplated hereby, or (b) either individually or in the aggregate could, in the reasonable opinion of the Lender, be reasonably expected to result in a judgment in excess of AU$10,000,000 or have a Material Adverse Effect.
     4.08 No Default. Neither the Guarantor nor any Subsidiary thereof is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Guaranty or any other Loan Document.
     4.09 Environmental Compliance. The Guarantor and its Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Guarantor has reasonably concluded that such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     4.10 Compliance with Laws. The Guarantor is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
     4.11 Identifying Information. The true and correct unique identification number of the Guarantor that has been issued by the jurisdiction of its incorporation or organization is ABN 69 114 838 630.
     4.12 Solvency. There are no reasonable grounds to suspect that the Guarantor or any of its Subsidiaries are unable to pay their debts as and when they become due and payable or will be unable to do so.
     4.13 Material Credit Agreements. (a) Each of the Material Credit Agreements are in full force and effect and that no default or event of default (howsoever defined) has occurred and is continuing under any of the Material Credit Agreements, the effect of which default or other event is to cause, or to permit the counterparty or counterparties under such Material Credit Agreements to cause, with the giving of notice if required, the Indebtedness evidenced thereby or credit extended thereunder to be demanded or to become due prior to its stated maturity; and (b) the financial covenants set forth in Section 5.10 are no less restrictive than the financial covenants set forth in the Material Credit Agreements.
     4.14 Benefit. The Guarantor benefits by entering into this Guaranty.
     4.15 Guarantor Not a Trustee. The Guarantor does not enter into this Guaranty or any other Loan Document to which it is a party as a trustee.
     4.16 No Benefit to Related Party. The Guarantor has not contravened or will contravene section 208 or section 209 of the Corporations Act 2001 (Cwlth) by entering into any Loan Document or participating in any transaction in connection with a Loan Document.
     4.17 Disclosure. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of the Guarantor to the Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document to which the Guarantor is a party (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     4.18 Repeat of Representations and Warranties. The representations and warranties in this Article IV are taken to be made on the date of this Guaranty and repeated (by reference to the then current circumstances) on every date on which the Lender provides financial accommodation to a Borrower.
     4.19 Reliance. The Guarantor acknowledges that the Lender has entered into the Loan Documents to which it is a party in reliance on the representations and warranties in this Article IV.
ARTICLE V.
AFFIRMATIVE COVENANTS
     So long as the Commitment shall be in effect, any Loan or other Obligation under the Credit Agreement shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Guarantor shall, and shall (except in the case of the covenants set forth in Sections 5.01, 5.02 and 5.03) cause each Loan Party to:
     5.01 Financial Statements. Deliver to the Lender, in form and detail satisfactory to the Lender:
     (a) as soon as available, but in any event within 120 days after the end of each fiscal year of the Guarantor, the audited consolidated balance sheet of the Guarantor and its Subsidiaries as at the end of such fiscal year, and the related audited consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year and the accompanying audit report; and
     (b) as soon as available, but in any event within 90 days after the end of the first fiscal half of each fiscal year of the Guarantor, the unaudited consolidated balance sheet of the Guarantor and its Subsidiaries as at the end of such fiscal half year, and the related unaudited consolidated statements of income or operations, shareholders’ equity and cash flows for such half year prepared in accordance with GAAP.
     5.02 Certificates; Other Information. Deliver to the Lender, in form and detail satisfactory to the Lender:
     (a) concurrently with the delivery of the financial statements referred to in Sections 5.01 (a) and (b), a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller of the Guarantor;
     (b) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Guarantor;
     (c) promptly, such additional information regarding the business, financial or corporate affairs of the Guarantor or any Subsidiary, or compliance with the terms of the Loan Documents, as the Lender may from time to time reasonably request.
     5.03 Notices. Promptly notify the Lender:
     (a) of the occurrence of any Default; and
     (b) of any matter of which it becomes aware that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Guarantor or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Guarantor or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Guarantor or any Subsidiary, including pursuant to any applicable Environmental Laws.

     Each notice pursuant to this Section 5.03 shall be accompanied by a statement of a Responsible Officer of the Guarantor setting forth details of the occurrence referred to therein and stating what action the Guarantor has taken and proposes to take with respect thereto.
     5.04 Payment of Obligations. Pay and discharge its obligations and liabilities, including (a) tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Guarantor or such Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.
     5.05 Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 6.02 or 6.03; and (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
     5.06 Maintenance of Properties; Insurance. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; and (b) maintain with financially sound and reputable insurance companies not Affiliates of the Guarantor, or appropriately funded self-insurance programs compatible with the following standards, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business. In the event that the Guarantor establishes or acquires a direct or indirect Subsidiary that is a financially sound insurance or reinsurance company or organization, and the Guarantor desires that one or more of the Loan Parties maintain insurance with respect to its or their properties and business with such Person, then, if requested by such Loan Party or Loan Parties, the Lender agrees to consider permitting such Loan Party or Loan Parties to maintain such insurance with such Person in such amounts as the Lender, in its reasonable opinion, may approve.
     5.07 Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.
     5.08 Books and Records. (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Guarantor or such Subsidiary, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Guarantor or such Subsidiary, as the case may be.
     5.09 Approvals and Authorizations. Maintain all authorizations, consents, approvals and licenses from, exemptions of, and filings and registrations with, each Governmental Authority of the jurisdiction in which each Foreign Obligor is organized and existing, and all approvals and consents of each other Person in such jurisdiction, in each case that are required in connection with the Loan Documents.
     5.10 Financial Covenants.
     (a) Minimum Tangible Net Worth. Maintain on a consolidated basis at all times TNW of not less than:
     (i) AUD413,000,000; or
     (ii) 85% of TNW for the preceding year (tested annually commencing June 30, 2006 and at the close of each succeeding fiscal year);

     whichever is greater.
     (b) Interest Cover Ratio. Maintain on a consolidated basis for each period of 12 months ending on each June 30th and December 31st, a ratio of EBITDA to Net Interest Expense (for the same periods) equal to or greater than 3.5 times.
     (c) Cashflow Gearing Ratio. Maintain on a consolidated basis for each period of 12 months ending on each June 30th and December 31st, a ratio of Total Finance Debt to EBITDA (for the same periods) equal to or less than 3.0 times.
     For the avoidance of doubt, Cashflow Gearing to be tested on June 30, 2006, is to include part—year earnings of the Acquisition annualized on a pro-forma basis.
ARTICLE VI.
NEGATIVE COVENANTS
     So long as the Commitment shall be in effect, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Guarantor shall not, nor shall it permit any Loan Party to, directly or indirectly:
     6.01 Liens. Create, incur, assume or suffer to exist any Liens upon any of its property, assets or revenues, whether now owned or hereafter acquired, except Liens securing Indebtedness in an aggregate amount not to exceed five percent (5%) of Total Tangible Assets as of the date of the most recently prepared audited consolidated balance sheet of the Sims Group.
     6.02 Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:
     (a) any Subsidiary may merge with (i) the Guarantor, provided that the Guarantor shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries, provided that when any Borrower is merging with another Subsidiary, the Borrower shall be the continuing or surviving Person; and
     (b) any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Guarantor or to another Subsidiary; provided that if the transferor in such a transaction is a Borrower, then the transferee must either be the Guarantor or a Borrower.
     6.03 Dispositions. Dispose of more than ten percent (10%) of Total Tangible Assets or an interest in them or agree or attempt to do so (whether in one or more related or unrelated transactions) except:
     (a) where the Disposal is in the ordinary course of day to day trading; and
     (b) the Disposals are of surplus or obsolete assets no longer required for its business.
     6.04 Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Guarantor and its Subsidiaries on the date hereof or any business substantially related or incidental thereto.
     6.05 Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Guarantor, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Guarantor or such Subsidiary as would be obtainable by the Guarantor or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate; provided that the foregoing restriction shall not apply to transactions if the effect of such transactions do not, individually or in the aggregate, prejudice or limit any rights that the Lender may have against any Loan Party or could otherwise reasonably be expected to have a Material Adverse Effect.
ARTICLE VII.
MISCELLANEOUS
     7.01 No Waiver; Cumulative Remedies. No failure by the Lender to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. No waiver of any single breach or default under this Guaranty shall be deemed a waiver of any other breach or default. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to the Lender. Any single or partial exercise of any right or remedy shall not preclude the further exercise thereof or the exercise of any other right or remedy. No notice or demand on the Guarantor in any case shall entitle the Guarantor to any other or further notice or demand in similar or other circumstances.
     7.02 Costs and Expenses. The Guarantor agrees to pay or reimburse the Lender within five Business Days after demand for any and all reasonable fees, costs or out-of-pocket expenses (including the fees, charges and disbursements of any counsel for the Lender) incurred by the Lender in connection with the exercise, enforcement or protection of any of the rights of the Lender under this Guaranty (including all such costs and expenses incurred during any “workout” or restructuring in respect of the Guaranteed Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law).
     7.03 Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier (a) in the case of the Lender, to the address or telecopier number of the Lender specified for notices in Schedule 10.02 of the Credit Agreement and (b) in the case of the Guarantor, to the address or facsimile number of the Borrowers specified for notices on Schedule 10.02 of the Credit Agreement. Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).
     7.04 Payment by Guarantor; Application of Payments. Without limiting any other right that the Lender has at law or in equity against the Guarantor by virtue hereof, upon the failure of any Borrower to pay any Guaranteed Obligation when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code), the Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Lender as designated thereby, in cash such Guaranteed Obligation. Except as otherwise expressly provided herein, all payments by the Guarantor hereunder shall be made to the Lender within 10 days of written demand therefor in the currency in which the applicable Guaranteed Obligation was denominated and in Same Day Funds at the Lending Office for such currency. If any amount payable by the Guarantor under this Guaranty is not paid when due, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate. Payments received from the Guarantor shall, unless otherwise expressly provided herein, be applied:
     First, to payment of any fees, costs or out-of-pocket expenses (including the fees, charges and disbursements of any counsel for the Lender) incurred by the Lender in connection with the exercise, enforcement or protection of any of the rights of the Lender under this Guaranty; and
     Second, to payment in full of the Guaranteed Obligations (to the extent not included in clause First above) in accordance with Section 8.03 of the Credit Agreement.
     The Lender shall have absolute discretion as to the time of application of any payments received from the Guarantor.

     7.05 Assignments, Participations, Confidentiality. The Lender may from time to time, without notice to the Guarantor and without affecting the Guarantor’s obligations hereunder, transfer its interest in the Guaranteed Obligations to Eligible Assignees and Participants as provided in the Credit Agreement. The Guarantor agrees that each such transfer will give rise to a direct obligation of the Guarantor to each such Eligible Assignee and Participant and that each such Eligible Assignee and Participant shall have the same rights and benefits under this Guaranty as it would have if it were the Lender. The Guarantor and the Lender agree that the provisions of Section 10.07 of the Credit Agreement shall apply to all information provided to the Lender by the Guarantor under this Guaranty or any other Loan Document to which the Guarantor is a party, other than any such information that is available to the Lender on a nonconfidential basis prior to disclosure by the Guarantor; provided that, in the case of information received from the Guarantor after the date hereof, such information is clearly identified in writing at the time of delivery as confidential.
     7.06 Loan Document. This Guaranty is a Loan Document executed and delivered pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof. Without limiting the generality of the foregoing, the rules of construction and interpretation specified in Section 1.02 of the Credit Agreement also apply to this Guaranty and are incorporated herein by this reference.
     7.07 Governing Law; Jurisdiction; Etc.
     (a) GOVERNING LAW. THIS GUARANTY IS GOVERNED BY THE LAW IN FORCE IN NEW SOUTH WALES, AUSTRALIA.
     (b) SUBMISSION TO JURISDICTION. THE GUARANTOR SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF NEW SOUTH WALES, AUSTRALIA. NOTHING IN THIS GUARANTY OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT AGAINST ANY GUARANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
     (c) WAIVER OF VENUE. THE GUARANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. THE GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
     (d) SERVICE OF PROCESS. THE GUARANTOR IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 7.03. NOTHING IN THIS GUARANTY WILL AFFECT THE RIGHT OF THE LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
     7.08 Waiver of Jury Trial. THE GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS SECTION.

     7.09 USA PATRIOT Act Notice. The Lender hereby notifies the Guarantor that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Guarantor, which information includes the name and address of the Guarantor and other information that will allow the Lender to identify the Guarantor in accordance with the Act.
     7.10 Amendments, Etc. No amendment or waiver of any provision of this Guaranty, and no consent to any departure by the Guarantor therefrom, shall be effective unless in writing signed by the Lender and the Guarantor, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit under the Credit Agreement shall not be construed as a waiver of any Default or Event of Default under the Credit Agreement.
     7.11 Integration; Effectiveness. This Guaranty and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Guaranty shall become effective when the Lender shall have received a copy of this Guaranty that bears the signatures of the Guarantor. Delivery of an executed signature page of this Guaranty by telecopy shall be effective as delivery of a manually executed signature page of this Guaranty.
     7.12 Severability. If any provision of this Guaranty is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Guaranty shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     7.13 No Inconsistent Requirements. The Guarantor acknowledges that this Guaranty and the other Loan Documents may contain covenants and other terms and provisions variously stated regarding the same or similar matters, and agrees that all such covenants, terms and provisions are cumulative and all shall be performed and satisfied in accordance with their respective terms.
     7.14 Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Lender could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Guarantor in respect of any such sum due from it to the Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Guaranty (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Lender of any sum adjudged to be so due in the Judgment Currency, the Lender may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Lender from the Guarantor in the Agreement Currency, the Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Lender or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Lender in such currency, the Lender agrees to return the amount of any excess to the Guarantor (or to any other Person who may be entitled thereto under applicable Laws).
     7.15 Consideration. The Guarantor acknowledges that the Lender is acting in reliance on the Guarantor incurring obligations and giving rights under this Guaranty.

THIS DEED POLL IS EXECUTED AND UNCONDITIONALLY DELIVERED AS A DEED POLL FOR THE BENEFIT OF BANK OF AMERICA, N.A. (INCLUDING ITS PERMITTED SUCCESSORS AND ASSIGNS) AND IS GOVERNED BY THE LAWS OF THE STATE OF NEW SOUTH WALES.

EXECUTED by SIMS GROUP	)
LIMITED in accordance with section	)
127(1) of the Corporations Act 2001)
(Cwlth) by authority of its directors:	)
)
	)	Signature of director/company secretary*
	)	*delete whichever is not applicable
Signature of director	)
)
	)	Name of director/company secretary*
Signature of director (block letters))		*delete whichever is not applicable

EXHIBIT A
FORM OF COMPLIANCE CERTIFICATE
Financial Statement Date: [_______, __]
To: Bank of America, N.A.
Ladies and Gentlemen:
     Reference is made to that certain Deed Poll of Continuing Guaranty, dated as of September 12, 2006 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Guaranty;” the terms defined therein being used herein as therein defined), made by Sims Group Limited, a corporation incorporated in the State of Victoria, Commonwealth of Australia (the “Guarantor”), in favor of Bank of America, N.A., a national banking association (the “Lender”).
     The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the _______________of the Guarantor, and that, as such, he/she is authorized to execute and deliver this Certificate to the Lender on the behalf of the Guarantor, and that:
[Use following paragraph 1 for fiscal year-end financial statements]
     1. Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 5.01 (a) of the Guaranty for the fiscal year of the Guarantor ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.
[Use following paragraph 1 for first fiscal half-year financial statements]
     1. Attached hereto as Schedule 1 are the unaudited financial statements required by Section 5.01(b) of the Guaranty for the first fiscal half year of the Guarantor ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of the Guarantor and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.
[select one:]
     2. [To the best knowledge of the undersigned during such fiscal period, the Guarantor and each of the Loan Parties have performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]
—or—
     2. [The following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]
     3. The representations and warranties of (i) the Guarantor contained in Article IV of the Guaranty and (ii) each Loan Party contained in each other Loan Document or in any document furnished at any time under or in connection with the Loan Documents, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsection (a) of Section 4.06 of the Guaranty shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 5.01 of the Guaranty, including the statements in connection with which this Compliance Certificate is delivered.

     4. The financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of _______________, _________.

SIMS GROUP LIMITED

By:

Name:

Title:

For the Quarter/Year ended ____________________(“Statement Date”)
SCHEDULE 2
to the Compliance Certificate
($ in 000’s)

EXHIBIT D
FORM OF DESIGNATED BORROWER
REQUEST AND ASSUMPTION AGREEMENT
Date: _________, ____
To: Bank of America, N.A.
Ladies and Gentlemen:
     This Designated Borrower Request and Assumption Agreement is made and delivered pursuant to Section 2.12 of that certain Credit Agreement, dated as of September 12, 2006 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Sims Hugo Neu Corporation, a Delaware corporation (the “Company”), the Designated Borrowers from time to time party thereto, and Bank of America, N.A. (the “Lender”), and reference is made thereto for full particulars of the matters described therein. All capitalized terms used in this Designated Borrower Request and Assumption Agreement and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.
     Each of ____________(the “Designated Borrower”) and the Company hereby confirms, represents and warrants to the Lender that the Designated Borrower is a Domestic Affiliate.
     The documents required to be delivered to the Lender under Section 2.12 of the Credit Agreement will be furnished to the Lender in accordance with the requirements of the Credit Agreement.
     The true and correct U.S. taxpayer identification number of the Designated Subsidiary is ____________.
     The parties hereto hereby confirm that with effect from the date hereof, the Designated Borrower shall have obligations, duties and liabilities toward each of the other parties to the Credit Agreement identical to those which the Designated Borrower would have had if the Designated Borrower had been an original party to the Credit Agreement as a Borrower. The Designated Borrower confirms its acceptance of, and consents to, all representations and warranties, covenants, and other terms and provisions of the Credit Agreement.
     The parties hereto hereby request that the Designated Borrower be entitled to receive Loans under the Credit Agreement, and understand, acknowledge and agree that neither the Designated Borrower nor the Company on its behalf shall have any right to request any Loans for its account unless and. until the date five Business Days after the effective date designated by the Lender in a Designated Borrower Notice delivered to the Company pursuant to Section 2.12 of the Credit Agreement.
     This Designated Borrower Request and Assumption Agreement shall constitute a Loan Document under the Credit Agreement.

D-1

     THIS DESIGNATED BORROWER REQUEST AND ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
     IN WITNESS WHEREOF, the parties hereto have caused this Designated Borrower Request and Assumption Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

[DESIGNATED BORROWER]

By:

Name:

Title:

SIMS HUGO NEU CORPORATION

By:

Name:

Title:

D-2

EXHIBIT E
FORM OF DESIGNATED BORROWER NOTICE
Date: ________, ___
To: Sims Hugo Neu Corporation
Ladies and Gentlemen:
     This Designated Borrower Notice is made and delivered pursuant to Section 2.12 of that certain Credit Agreement, dated as of September 12, 2006 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Sims Hugo Neu Corporation, a Delaware corporation (the “Company”), the Designated Borrowers from time to time party thereto, and Bank of America, N.A. (the “Lender”), and reference is made thereto for full particulars of the matters described therein. All capitalized terms used in this Designated Borrower Notice and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.
     The Lender hereby notifies Company that effective as of the date hereof _______________shall be a Designated Borrower and may receive Loans for its account on the terms and conditions set forth in the Credit Agreement.
     This Designated Borrower Notice shall constitute a Loan Document under the Credit Agreement.

BANK OF AMERICA, N.A.

By:

Name:

Title:

E-1

AMENDMENT TO CREDIT AGREEMENT
     This AMENDMENT TO CREDIT AGREEMENT (the “Amendment”) is entered into as of October 4, 2006, among SIMS HUGO NEU CORPORATION, a Delaware corporation (the “Company”), SIMS HUGO NEU GLOBAL TRADE LLC, a Delaware limited liability company (“Global Trade”), HNE RECYCLING LLC, a Delaware limtited liability company (“HNE Recycling”), HNE RECYCLING LLC, a Delaware limited liability company (“HNW Recycling”), SIMS HUGO NEU EAST (GENERAL PARTNERSHIP), a New York general partnership (“SHN East”), SIMS HUGO NEU WEST (GENERAL PARTNERSHIP), a California general partnership (“SHN West”), SIMS GROUP USA CORPORATION, a Delaware corporation (“Sims USA” and together with the Company, Global Trade, HNE Recycling, HNW Recycling, SHN East and SHN West collectively, the “Borrowers” individually, a “Borrower”), and BANK OF AMERICA, N.A., a national banking association (the “Lender”).
RECITALS
     A. The Borrowers and the Lender are each a party to that certain Credit Agreement dated as of September 12, 2006 (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which and subject to the terms and conditions therein contained, the Lender agreed to make Loans to, and issue Letters of Credit for the account of, the Borrowers.
     B. The Borrowers have requested that the Lender agree to reduce the pricing of the Loans that bear interest based on the Prime Rate, which the Lender has agreed to do, subject to the terms and conditions of this Amendment.
     NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration receipt of which is hereby acknowledged, the parties agree as follows:
AGREEMENT
     1. Definitions; Interpretation. All capitalized terms used in this Amendment and not otherwise defined herein have the meanings specified in the Credit Agreement. The rules of construction and interpretation specified in Section 1.02 of the Credit Agreement also apply to this Amendment and are incorporated herein by this reference.
     2. Amendment to Credit Agreement. In Section 1.01, the table set forth in the definition of Applicable Margin is deleted, and the following substituted in its stead:
Applicable Margin

			Eurocurrency Rate
			Loans
			Letters Standby of
Pricing Level	Cashflow Gearing Ratio	Commitment Fee	Credit	Prime Rate Loans
1	<1.00:1	0.15%	0.375%	-2.55%
2	>1.00:1 but <1.25:1	0.19%	0.475%	-2.45%
3	>1.25:1 but <1.75:1	0.23%	0.575%	-2.35%
4	>1.75;1 but <2.75:1	0.26%	0.650%	-2.30%
5	>2.75:1	0.31%	0.775%	-2.25%
     3. Conditions to Effectiveness. Notwithstanding anything contained herein to the contrary, this Amendment shall become effective as of October 3, 2006; provided that each of the following conditions is fully and simultaneously satisfied on or before October 4, 2006:

     (a) Delivery of Amendment. Each Borrower and the Lender shall have executed and delivered counterparts of this Amendment to the Lender, sufficient in number for distribution to the Company and the Lender;
     (b) Confirmation of Parent. Sims Group Limited, a corporation incorporated in the State of Victoria, Commonwealth of Australia, shall have executed and delivered to the Lender a Consent of Guarantor in the form of Annex 1 hereto, sufficient in number for distribution to the Company and the Lender;
     (c) Representations True; No Default. The representations of the Borrowers as set forth in Article V of the Credit Agreement shall be true on and as of the date of this Amendment with the same force and effect as if made on and as of this date or, if any such representation or warranty is stated to have been made as of or with respect to a specific date, as of or with respect to such specific date. No Event of Default and no event which, with notice or lapse of time or both, would constitute an Event of Default, shall have occurred and be continuing or will occur as a result of the execution of this Amendment; and
     (d) Other Documents. The Lender shall have received such other documents, instruments, and undertakings as the Lender may reasonably request.
     4. Representations and Warranties. The Borrowers hereby represent and warrant to the Lender that each of the representations and warranties set forth in Article V of the Credit Agreement is true and correct as if made on and as of the date of this Amendment or, if any such representation or warranty is stated to have been made as of or with respect to a specific date, as of or with respect to such specific date. The Borrowers expressly agree that it shall be an additional Event of Default under the Credit Agreement if any representation or warranty made by the Borrower hereunder shall prove to have been incorrect in any material respect when made.
     5. No Further Amendment. Except as expressly modified by this Amendment, the Credit Agreement and the other Loan Documents shall remain unmodified and in full force and effect and the parties hereby ratify their respective obligations thereunder.
     6. Reservation of Rights. The Borrowers acknowledge and agree that the execution and delivery by the Lender of this Amendment shall not be deemed to create a course of dealing or otherwise obligate the Lender to forbear or execute similar amendments under the same or similar circumstances in the future.
     7. Miscellaneous.
     (a) Counterparts; Integration. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of this Amendment by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment,
     (b) Severability. If any provision of this Amendment is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     (c) Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

SIMS HUGO NEU CORPORATION

By:	/s/ Myles A. Partridge

Name:	Myles A. Partridge
Title:	Chief Financial Officer

SIMS HUGO NEU GLOBAL TRADE LLC

By:	/s/ Myles A. Partridge

Name:	Myles A. Partridge
Title:	Chief Financial Officer

HNE RECYCLING LLC

By:	/s/ Myles A. Partridge

Name:	Myles A. Partridge
Title:	Chief Financial Officer

HNW RECYCLING LLC

By:	/s/ Myles A. Partridge

Name:	Myles A. Partridge
Title:	Chief Financial Officer

SIMS HUGO NEU EAST (GENERAL PARTNERSHIP)

By:	/s/ Myles A. Partridge

Name:	Myles A. Partridge
Title:	Chief Financial Officer

SIMS HUGO NEU WEST (GENERAL PARTNERSHIP)

By:	/s/ Myles A. Partridge

Name:	Myles A. Partridge
Title:	Chief Financial Officer

SIMS GROUP USA CORPORATION

By:	/s/ Myles A. Partridge

Name:	Myles A. Partridge
Title:	Chief Financial Officer

BANK OF AMERICA, N.A.

By:	/s/ Timothy G. Holsapple

Name:	Timothy G. Holsapple
Title:	Senior Vice President

SECOND AMENDMENT TO CREDIT AGREEMENT
     This SECOND AMENDMENT TO CREDIT AGREEMENT (the “Amendment”) is entered into as of December 31, 2007, among SIMS GROUP USA HOLDINGS CORPORATION, a Delaware corporation, formerly known, as Sims Hugo Neu Corporation (the “Company”), SIMS GROUP GLOBAL TRADE CORPORATION, a Delaware limited liability company, successor by merger to Sims Hugo Neu Global Trade LLC (“Global Trade”), HNE RECYCLING LLC, a Delaware limited liability company (“HNE Recycling”), HNW RECYCLING LLC, a Delaware limited liability company (“HNW Recycling”), SIMSMETAL EAST LLC, a Delaware limited liability company, successor to Sims Hugo Neu East.(General Partnership), a New York general partnership (“SHN East”), SIMSMETAL WEST LLC, a Delaware limited liability company, successor to Sims Hugo Neu West (General Partnership), a California general partnership (“SHN West”), SIMS GROUP USA CORPORATION, a Delaware corporation (“Sims USA” and together with the Company, Global Trade, HNE Recycling, HNW Recycling, SHN East and SHN West collectively, the “Borrowers” individually, a “Borrower”), and BANK OF AMERICA, N.A., a national banking association (the “Lender”).
RECITALS
     A. The Borrowers and the Lender are each a party to that certain Credit Agreement dated as of September 12, 2006, as amended by that certain Amendment to Credit Agreement dated as of October 4, 2006 (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), pursuant to which and subject to the terms and conditions therein contained, the Lender agreed to make Loans to, and issue Letters of Credit for the account of, the Borrowers.
     B. The Borrowers have requested that the Lender agree to extend the Maturity Date from December 1, 2008 to December 1, 2009, which the Lender has agreed to do, subject to the terms and conditions of this Amendment.
     NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration receipt of which is hereby acknowledged, the parties agree as follows:
AGREEMENT
     1. Definitions; Interpretation. All capitalized terms used in this Amendment and not otherwise defined herein have the meanings specified in the Credit Agreement. The rules of construction and interpretation specified in Section 1.02 of the Credit Agreement also apply to this Amendment and are incorporated herein by this reference.
     2. Amendment to Credit Agreement. Subject to the terms and conditions of this Amendment, the definition of “Maturity Date” set forth in Section 1.01 of the Credit Agreement is amended and restated to read as follows:
     “Maturity Date” means December 1, 2009; provided, however, that if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.
     3. Conditions to Effectiveness of Amendment. Notwithstanding anything contained herein to the contrary, this Amendment shall become effective as of December 31, 2007; provided that all of the following conditions are fully and simultaneously satisfied on or before December 31, 2007:
     (a) Delivery of Amendment. Each Borrower and the Lender shall have executed and delivered counterparts of this Amendment to the Lender, sufficient in number for distribution to the Company and the Lender;

     (b) Confirmation of Parent. Sims Group Limited, a corporation registered in the State of Victoria, Commonwealth of Australia (the “Parent”), shall have executed and delivered to the Lender a Consent of Guarantor in the form of Annex 1 hereto (the “Parent Consent”), sufficient in number for distribution to the Company and the Lender;
     (c) Payment of Expenses. Unless waived by the Lender, the Borrowers shall have paid all fees, charges and disbursements of counsel to the Lender (directly to such counsel if requested by the Lender) to the extent invoiced prior to or on the effective date of this Amendment, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrowers and the Lender);
     (d) Representations True; No Default. The representations of the Borrowers as set forth in Article V of the Credit Agreement shall be true on and as of the date of this Amendment with the same force and effect as if made on and as of this date or, if any such representation or warranty is stated to have been made as of or with respect to a specific date, as of or with respect to such specific date. No Event of Default and no event which, with notice or lapse of time or both, would constitute an Event of Default, shall have occurred and be continuing or will occur as a result of the execution of this Amendment; and
     (e) Other Documents. The Lender shall have received such other documents, instruments, and undertakings as the Lender may reasonably request.
     4. Representations and Warranties. The Borrowers hereby represent and warrant to the Lender that each of the representations and warranties set forth in Article V of the Credit Agreement is true and correct as if made on and as of the date of this Amendment or, if any such representation or warranty is stated to have been made as of or with respect to a specific date, as of or with respect to such specific date. The Borrowers expressly agree that it shall be an additional Event of Default under the Credit Agreement if any representation or warranty made by the Borrower hereunder shall prove to have been incorrect in any material respect when made.
     5. Assumption of Obligations. Without limiting the provisions of Section 7, each Borrower hereby assumes, and agrees to pay, discharge, satisfy and perform, for the benefit of the Lender, all of the debts, liabilities, obligations, covenants and duties of, its predecessor (whether by name change, merger, or otherwise) under the Credit Agreement, the Notes and the other Loan Documents (collectively, the “Predecessor Obligations”), as direct and primary obligations of such Borrower (including any such Predecessor Obligations that may have accrued prior to the date hereof or that are outstanding as of the date hereof), including, without limitation, with respect to the Loans and L/C Obligations, and each Borrower agrees that it shall comply with and be fully bound by the terms of the Credit Agreement, the Notes and the other Loan Documents as if it had been a signatory thereto as of the original date thereof
     6. Additional Covenants of Borrowers. Each Borrower agrees as follows:
     (a) Authorization. The Borrowers shall deliver to the Lender, on or before March 31, 2008, the following, each in form and substance and dated as of a date satisfactory to the Lender and its legal counsel:
     (i) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Lender may require to establish the identities of and verify the authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment and the other Loan Documents to which such Loan Party is a party; and
     (ii) such evidence as the Lender may reasonably require to verify that each Loan Party is duly organized or formed, validly existing, in good standing and qualified to engage in business in each jurisdiction in which it is required to be qualified to engage in business, including certified copies of each Borrower’s Organization Documents, certificates of good standing and/or qualification to engage in business.

     (b) Opinions of Counsel. The Borrowers shall deliver to the Lender, on or before March 31, 2008, favorable opinions of Baker & McKenzie LLP, counsel to the Loan Parties, addressed to the Lender, as to such matters concerning the Loan Parties, this Amendment, the Parent Consent and the other Loan Documents to which the Loan Parties are a party as the Lender may reasonably request.
     (c) Additional Event of Default. The failure of the Borrowers to deliver to the Lender the certificates, documents and legal opinions described in subsections (a) and (b) above, by March 31, 2008 shall constitute an additional Event of Default under the Credit Agreement.
     7. No Further Amendment. Except as expressly modified by this Amendment, the Credit Agreement, the Notes and the other Loan Documents shall remain unmodified and in full force and effect and the parties hereby ratify their respective obligations thereunder.
     8. Reservation of Rights. The Borrowers acknowledge and agree that the execution and delivery by the Lender of this Amendment shall not be deemed to create a course of dealing or otherwise obligate the Lender to forbear or execute similar amendments under the same or similar circumstances in the future.
     9. Miscellaneous.
     (a) Counterparts; Integration. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof Delivery of an executed counterpart of a signature page of this Amendment by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.
     (b) Severability. If any provision of this Amendment is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     (c) Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
[Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

SIMS GROUP USA HOLDINGS CORPORATION, formerly known as Sims Hugo Neu Corporation

By:	/s/ Myles A. Partridge

Name:	Myles A. Partridge
Title:	Executive Vice President & Chief Financial Officer

SIMS GROUP GLOBAL TRADE CORPORATION, successor by merger to Sims Hugo Neu Global Trade LLC

By:	/s/ Myles A. Partridge

Name:	Myles A. Partridge
Title:	Executive Vice President & Chief Financial Officer

HNE RECYCLING LLC

By:	/s/ Myles A. Partridge

Name: Title:	Myles A. Partridge Executive Vice President & Chief Financial Officer

HNW RECYCLING LLC

By:	/s/ Myles A. Partridge

Name:	Myles A. Partridge
Title:	Executive Vice President & Chief Financial Officer

SIMSMETAL EAST LLC, successor to Sims Hugo Neu East (General Partnership)

By:	/s/ Myles A. Partridge

Name:	Myles A. Partridge
Title:	Executive Vice President & Chief Financial Officer

SIMSMETAL WEST LLC, successor to Sims Hugo Neu West (General Partnership)

By:	/s/ Myles A. Partridge

Name:	Myles A. Partridge
Title:	Executive Vice President & Chief Financial Officer

SIMS GROUP USA CORPORATION

By:	/s/ Myles A. Partridge

Name:	Myles A. Partridge
Title:	Executive Vice President & Chief Financial Officer

BANK OF AMERICA, N.A.

By:	/s/ Timothy G. Holsapple

Name:	Timothy G. Holsapple
Title:	Senior Vice President

ANNEX I
CONSENT OF GUARANTOR
     This CONSENT OF GUARANTOR (this “Consent”) is entered into as of December 31, 2007, by SIMS GROUP LIMITED, a corporation registered in the State of Victoria, Commonwealth of Australia (the “Guarantor”), to and in favor of BANK OF AMERICA, N.A., a national banking association (the “Lender”).
RECITALS
     A. Sims Group USA Holdings Corporation, a Delaware corporation, formerly known as Sims Hugo Neu Corporation (the “Company”), Sims Group Global Trade Corporation, a Delaware limited liability company, successor by merger to Sims Hugo Neu Global Trade LLC (“Global Trade”), HNE Recycling LLC, a Delaware limited liability company (“HNE Recycling”), HNW Recycling LLC, a Delaware limited liability company (“HNW Recycling”), SimsMetal East LLC, a Delaware limited liability company, successor to Sims Hugo Neu East (General Partnership), a New York general partnership (“SHN East”), SimsMetal West LLC, a Delaware limited liability company, successor to Sims Hugo Neu West (General Partnership), a California general partnership (“SHN West”), Sims Group USA Corporation, a Delaware corporation (“Sims USA” and together with the Company, Global Trade, HNE Recycling, HNW Recycling, SHN East and SHN West collectively, the “Borrowers” individually, a “Borrower”), and the Lender are each a party to that certain Credit Agreement dated as of September 12, 2006, as amended by that certain Amendment to Credit Agreement dated as of October 4, 2006 (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined).
     B. In connection with and as a condition to the obligation of the Lender to make its initial Credit Extension under the Credit Agreement, the Guarantor entered into that certain Deed Poll of Continuing Guaranty dated as of September 12, 2006 (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Guaranty”), pursuant to which the Guarantor guaranteed, among other things, the payment and performance of the debts, liabilities, obligations, covenants and duties of, the Borrowers to the Lender arising under the Credit Agreement and the other Loan Documents to which any Borrower is a party.
     C. The Borrowers and the Lender intend to enter into that certain Second Amendment to Credit Agreement dated as of December 31, 2007 (the “Amendment”), pursuant to which, among other things, the Lender will agree to extend the Maturity Date from December 1, 2008 to December 1, 2009.
     D. It is a condition precedent to the effectiveness of the Amendment that the Guarantor enter into this Consent.
     NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration receipt of which is hereby acknowledged, the Guarantor agrees as follows:
AGREEMENT
     1. Definitions. Capitalized terms not otherwise defined in this Consent shall have the meanings given in the Guaranty, and if not defined therein shall have the meanings given in the Credit Agreement.
     2. Consent. The Guarantor hereby acknowledges that it has received a copy of the Credit Agreement and hereby consents to its contents, including all prior and current amendments to the Credit Agreement (notwithstanding that such consent is not required).
     3. Ratification and Confirmation. The Guarantor hereby ratifies and confirms each of its debts, liabilities, obligations, covenants and duties to the Lender arising under the Guaranty. The Guarantor hereby confirms and agrees that its guarantee of the payment and performance of the Guaranteed Obligations (as defined in the Guaranty) remains in full force and effect.

     4. Representations and Warranties. The Guarantor hereby represents and warrants to the Lender that each of the representations and warranties set forth in Article IV of the Guaranty is true and correct as if made on and as of the date of this Consent.
     5. Governing Law. THIS CONSENT IS GOVERNED BY THE LAW IN FORCE IN NEW SOUTH WALES, AUSTRALIA.
     6. Effectiveness. This Consent shall become effective when the Lender shall have received a copy of this Consent that bears the signatures of the Guarantor. Delivery of an executed signature page of this Consent by telecopy shall be effective as delivery of a manually executed signature page of this Consent.
     7. Consideration. The Guarantor acknowledges that the Lender is acting in reliance on the Guarantor incurring obligations and giving rights under this Consent.
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THIS CONSENT IS EXECUTED AND UNCONDITIONALLY DELIVERED AS A DEED POLL FOR THE BENEFIT OF BANK OF AMERICA, N.A. (INCLUDING ITS PERMITTED SUCCESSORS AND ASSIGNS) AND IS GOVERNED BY THE LAWS OF THE STATE OF NEW SOUTH WALES.

EXECUTED by SIMS GROUP	)
LIMITED in accordance with section	)
127(1) of the Corporations Act 2001)
(Cwlth) by authority of its directors:	)
)
	)	Signature of director/company secretary*
Signature of director	)	*delete which is not applicable
)
)
)
	)	Name of director/company secretary*
Signature of director (block letters)		(block letters)
*delete whichever is not applicable

THIRD AMENDMENT TO CREDIT AGREEMENT
     This THIRD AMENDMENT TO CREDIT AGREEMENT (the “Amendment”) is entered into as of March 14, 2008, among SIMS GROUP USA HOLDINGS CORPORATION, a Delaware corporation, formerly known as Sims Hugo Neu Corporation (the “Company”), SIMS GROUP GLOBAL TRADE CORPORATION, a Delaware corporation, successor by merger to Sims Hugo Neu Global Trade LLC (“Global Trade”), HNE RECYCLING LLC, a Delaware limited liability company (“HNE Recycling”), HNW RECYCLING LLC, a Delaware limited liability company (“HNW Recycling”), SIMSMETAL EAST LLC, a Delaware limited liability company, successor to Sims Hugo Neu East (General Partnership), a New York general partnership (“SHN East”), SIMSMETAL WEST LLC, a Delaware limited liability company, successor to Sims Hugo Neu West (General Partnership), a California general partnership (“SHN West”), SIMS GROUP USA CORPORATION, a Delaware corporation (“Sims USA”), METAL MANAGEMENT, INC., a Delaware corporation (“Metal Management”), MM METAL DYNAMICS HOLDINGS, INC., a Delaware corporation (“MM Dynamics”), METAL MANAGEMENT MIDWEST, INC., an Illinois corporation (“MM Midwest”), METAL MANAGEMENT OHIO, INC., an Ohio corporation (“MM Ohio”), METAL MANAGEMENT S&A HOLDINGS, INC., a Delaware corporation (“MM S&A”), METAL MANAGEMENT WEST COAST HOLDINGS, INC., a Delaware corporation (“MM West Coast”), METAL MANAGEMENT PROLER SOUTHWEST, INC., a Delaware corporation (“MM Proler Southwest”), PROLER SOUTHWEST GP, INC., a Delaware corporation (“MM Southwest GP”), NAPORANO IRON & METAL, INC., a Delaware corporation (“Naporano”), METAL MANAGEMENT NORTHEAST, INC., a New Jersey corporation (“MM Northeast”), and METAL MANAGEMENT NEW HAVEN, INC., a Delaware corporation (“MM New Haven”), CIM TRUCKING, INC., an Illinois corporation (“CIM”), METAL MANAGEMENT ALABAMA, INC., a Delaware corporation (“MM Alabama”), METAL MANAGEMENT ARIZONA, L.L.C., an Arizona limited liability company (“MM Arizona”), METAL MANAGEMENT CONNECTICUT, INC., a Delaware corporation (“MM Connecticut”), METAL MANAGEMENT INDIANA, INC., an Illinois corporation (“MM Indiana”), METAL MANAGEMENT MEMPHIS, L.L.C., a Tennessee limited liability company (“MM Memphis”), METAL MANAGEMENT MISSISSIPPI, INC., a Delaware corporation (“MM Mississippi”), METAL MANAGEMENT PITTSBURGH, INC., a Delaware corporation (“MM Pittsburgh”), METAL MANAGEMENT WEST, INC., a Colorado corporation (“MM West”), NEW YORK RECYCLING VENTURES, INC., a Delaware corporation (“NY Recycling”), PROLER SOUTHWEST LP, a Texas limited partnership (“Proler Southwest”), RESERVE IRON & METAL LIMITED PARTNERSHIP, a Delaware limited partnership (“Reserve”), METAL DYNAMICS LLC, a Delaware limited liability company (“Metal Dynamics”), METAL DYNAMICS DETROIT LLC, a Delaware limited liability company (“MD Detroit”), METAL DYNAMICS INDIANAPOLIS LLC, a Delaware limited liability company (“MD Indianapolis”, and together with the Company, Global Trade, HNE Recycling, HNW Recycling, SHN East, SHN West, Sims USA, Metal Management, MM Dynamics, MM Midwest, MM Ohio, MM S&A, MM West Coast, MM Proler Southwest, MM Southwest GP, Naporano, MM Northeast, MM New Haven, CIM, MM Alabama, MM Arizona, MM Connecticut, MM Indiana, MM Memphis, MM Mississippi, MM Pittsburgh, MM West, NY Recycling, Proler Southwest, Reserve, Metal Dynamics and MD Detroit, collectively, the “Borrowers” individually, a “Borrower”), and BANK OF AMERICA, N.A., a national banking association (the “Lender”).
RECITALS
     A. The Borrowers and the Lender are each a party to that certain Credit Agreement dated as of September 12, 2006, as amended by that certain Amendment to Credit Agreement dated as of October 4, 2006, and by that certain Second Amendment to Credit Agreement dated as of December 31, 2007 (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), pursuant to which and subject to the terms and conditions therein contained, the Lender agreed to make Loans to, and issue Letters of Credit for the account of, the Borrowers.
     B. Immediately prior to the execution and delivery of this Amendment, each of Metal Management, MM Dynamics, MM Midwest, MM Ohio, MM S&A, MM West Coast, MM Proler Southwest, MM Southwest GP, Naporano, MM Northeast and MM New Haven, CIM, MM Alabama, MM Arizona, MM Connecticut, MM Indiana,

MM Memphis, MM Mississippi, MM Pittsburgh, MM West, NY Recycling, Proler Southwest, Reserve, Metal Dynamics, MD Detroit and MD Indianapolis (collectively, the “Metal Management Parties” individually, a “Metal Management Party”) executed and delivered to the Lender a Designated Borrower Request and Assumption Agreement and the Lender executed and delivered to the Company a Designated Borrower Notice, pursuant to which each of the Metal Management Parties became a Borrower under the Credit Agreement.
     C. The Borrowers have requested that the Lender agree to increase the amount of the Commitment from $75,000,000 to $200,000,000, which the Lender has agreed to do, subject to the terms and conditions of this Amendment.
     NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration receipt of which is hereby acknowledged, the parties agree as follows:
AGREEMENT
     1. Definitions; Interpretation. All capitalized terms used in this Amendment and not otherwise defined herein have the meanings specified in the Credit Agreement. The rules of construction and interpretation specified in Section 1.02 of the Credit Agreement also apply to this Amendment and are incorporated herein by this reference.
     2. Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:
     (a) Amendment to Definition. In Section 1.01, the definition of “Commitment” is amended and restated to read as follows:
     “Commitment” means the obligation of the Lender to make Loans and L/C Credit Extensions hereunder in an aggregate principal amount at any one time not to exceed the amount of $200,000,000, as such amount may be adjusted from time to time in accordance with this Agreement.
     (b) Amendments to Schedule 5.12. Schedule 5.12 to the Credit Agreement is hereby deleted and replaced with Schedule 5.10 attached hereto.
     (c) Amendments to Schedule 10.02. Schedule 10.02 to the Credit Agreement is hereby amended and restated as set forth in Schedule 10.02 attached hereto.
     3. Conditions to Effectiveness of Amendment. Notwithstanding anything contained herein to the contrary, this Amendment shall become effective as of the date that all of the following conditions are fully satisfied; provided that such conditions are fully satisfied on or before March 31, 2008:
     (a) Delivery of Amendment. Each Borrower and the Lender shall have executed and delivered counterparts of this Amendment to the Lender, sufficient in number for distribution to the Company and the Lender;
     (b) Designated Borrower Request and Assumption Agreement. Each Metal Management Party shall have executed and delivered to the Lender a Designated Borrower Request and Assumption Agreement in the form of Annex 1 hereto (the “Designated Borrower Request and Assumption Agreement”), sufficient in number for distribution to the Company and the Lender;
     (c) Designated Borrower Notice. The Lender shall have executed and delivered to the Company a Designated Borrower Notice in the form of Annex 2 hereto (the “Designated Borrower Notice”), sufficient in number for distribution to the Company and the Lender;
     (d) Notes. Each Borrower (other than a Metal Management Party) shall have executed and delivered to the Lender a Note in the form of Annex 3 hereto and each Metal Management Party shall have executed and delivered to the Lender a Note in the form of Annex 4 hereto (the “Notes”);
     (e) Consent of Parent. Sims Group Limited, a corporation registered in the State of Victoria,

Commonwealth of Australia (the “Parent”), shall have executed and delivered to the Lender a Consent of Guarantor in the form of Annex 5 hereto (the “Parent Consent”), sufficient in number for distribution to the Company and the Lender;
     (f) Authorization. The Lender shall have received the following, each in form and substance and dated as of a date satisfactory to the Lender and its legal counsel:
     (i) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party, including each Metal Management Party, as the Lender may require to establish the identities of and verify the authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment, the Designated Borrower Request and Assumption Agreement, the Notes, the Parent Consent and the other Loan Documents to which such Loan Party, including such Metal Management Party, is a party; and
     (ii) such evidence as the Lender may reasonably require to verify that each Loan Party, including each Metal Management Party, is duly organized or formed, validly existing, in good standing and qualified to engage in business in each jurisdiction in which it is required to be qualified to engage in business, including certified copies of each Loan Party’s, including each Metal Management Party’s, Organization Documents, certificates of good standing and/or qualification to engage in business.
     (g) Opinions of Counsel. The Lender shall have received a favorable opinions of Baker & McKenzie LLP, counsel to the Loan Parties, including the Metal Management Parties, addressed to the Lender, as to such matters concerning the Loan Parties, including the Metal Management Parties, this Amendment, the Designated Borrower Request and Assumption Agreement, the Metal Management Notes, the Parent Consent and the other Loan Documents to which the Loan Parties, including the Metal Management Parties, are a party as the Lender may reasonably request;
     (h) Metal Management Merger. The Lender shall have received evidence satisfactory to it that MMI Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of the Parent, has merged with and into Metal Management, with Metal Management continuing as the surviving corporation and a direct wholly-owned subsidiary of the Parent; and
     (i) LaSalle Credit Agreement. The Lender shall have received evidence satisfactory to it that the Amended and Restated Credit Agreement dated as of May 9, 2006 among Metal Management and those of its subsidiaries a party thereto, as borrowers, the financial institutions a party thereto, as lenders, Metal Management, as funds administrator, and LaSalle Bank National Association, as agent, with Charter One Bank, N.A. and Sovereign Bank, as co-syndication agents, and PNC Bank National Association and National City Bank of the Midwest, as co documentation agents, has been terminated and all Liens securing obligations under such Amended and Restated Credit Agreement have been released;
     (j) Payment of Expenses. Unless waived by the Lender, the Borrowers shall have paid all fees, charges and disbursements of counsel to the Lender (directly to such counsel if requested by the Lender) to the extent invoiced prior to or on the effective date of this Amendment, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrowers and the Lender);
     (k) Representations True; No Default. The representations of the Borrowers as set forth in Article V of the Credit Agreement shall be true on and as of the date of this Amendment with the same force and effect as if made on and as of this date or, if any such representation or warranty is stated to have been made as of or with respect to a specific date, as of or with respect to such specific date. No Event of Default and no event which, with notice or lapse of time or both, would constitute an Event of Default, shall have occurred and be continuing or will occur as a result of the execution of this Amendment; and
     (l) Other Documents. The Lender shall have received such other documents, instruments, and undertakings as the Lender may reasonably request.

     4. Representations and Warranties. The Borrowers hereby represent and warrant to the Lender that each of the representations and warranties set forth in Article V of the Credit Agreement is true and correct as if made on and as of the date of this Amendment or, if any such representation or warranty is stated to have been made as of or with respect to a specific date, as of or with respect to such specific date. The Borrowers expressly agree that it shall be an additional Event of Default under the Credit Agreement if any representation or warranty made by the Borrowers hereunder shall prove to have been incorrect in any material respect when made.
     5. No Further Amendment. Except as expressly modified by this Amendment, the Credit Agreement, the Notes and the other Loan Documents shall remain unmodified and in full force and effect and the parties hereby ratify their respective obligations thereunder.
     6. Reservation of Rights. The Borrowers acknowledge and agree that the execution and delivery by the Lender of this Amendment shall not be deemed to create a course of dealing or otherwise obligate the Lender to forbear or execute similar amendments under the same or similar circumstances in the future.
     7. Miscellaneous.
     (a) Counterparts; Integration. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of this Amendment by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.
     (b) Severability. If any provision of this Amendment is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     (c) Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

SIMS GROUP USA HOLDINGS CORPORATION, formerly known as Sims Hugo Neu Corporation

By:	/s/ Myles Partridge
Name: Myles Partridge
Title: Executive Vice President & Chief Financial Officer

SIMS GROUP GLOBAL TRADE CORPORATION, successor by merger to Sims Hugo Neu Global Trade LLC

By:	/s/ Myles Partridge
Name: Myles Partridge
Title: Executive Vice President & Chief Financial Officer

HNE RECYCLING LLC

By:	/s/ Myles Partridge
Name: Myles Partridge
Title: Executive Vice President & Chief Financial Officer

HNW RECYCLING LLC

By:	/s/ Myles Partridge
Name: Myles Partridge
Title: Executive Vice President & Chief Financial Officer

SIMSMETAL EAST LLC, successor to Sims Hugo Neu East (General Partnership)

By:	/s/ Myles Partridge
Name: Myles Partridge
Title: Executive Vice President & Chief Financial Officer

SIMSMETAL WEST LLC, successor to Sims Hugo Neu West (General Partnership)

By:	/s/ Myles Partridge
Name: Myles Partridge
Title: Executive Vice President & Chief Financial Officer

SIMS GROUP USA CORPORATION

By:	/s/ Myles Partridge
Name: Myles Partridge
Title: Executive Vice President & Chief Financial Officer

METAL MANAGEMENT, INC.

By:	/s/ Robert C. Larry
Name: Robert C. Larry
Title: Executive Vice President and Chief Financial Officer

MM METAL DYNAMICS HOLDINGS, INC.

By:	/s/ Robert C. Larry
Name: Robert C. Larry
Title: Vice President

METAL MANAGEMENT MIDWEST, INC.

By:	/s/ Robert C. Larry
Name: Robert C. Larry
Title: Vice President

METAL MANAGEMENT OHIO, INC.

By:	/s/ Robert C. Larry
Name: Robert C. Larry
Title: Vice President

METAL MANAGEMENT S&A HOLDINGS, INC.

By:	/s/ Robert C. Larry
Name: Robert C. Larry
Title: Vice President

METAL MANAGEMENT WEST COAST HOLDINGS, INC.

By:	/s/ Robert C. Larry
Name: Robert C. Larry
Title: Vice President

METAL MANAGEMENT PROLER SOUTHWEST, INC.

By:	/s/ Robert C. Larry
Name: Robert C. Larry
Title: Vice President

PROLER SOUTHWEST GP, INC.

By:	/s/ Robert C. Larry
Name: Robert C. Larry
Title: Vice President

NAPORANO IRON & METAL, INC.

By:	/s/ Robert C. Larry
Name: Robert C. Larry
Title: Vice President

METAL MANAGEMENT NORTHEAST, INC.

By:	/s/ Robert C. Larry
Name: Robert C. Larry
Title: Vice President

METAL MANAGEMENT NEW HAVEN, INC.

By:	/s/ Robert C. Larry
Name: Robert C. Larry
Title: Vice President

CIM TRUCKING, INC.

By:	/s/ Robert C. Larry
Name: Robert C. Larry
Title: Vice President

METAL MANAGEMENT ALABAMA, INC.

By:	/s/ Robert C. Larry
Name: Robert C. Larry
Title: Vice President

METAL MANAGEMENT ARIZONA, L.L.C.

By:	/s/ Robert C. Larry
Name: Robert C. Larry
Title: Vice President

METAL MANAGEMENT CONNECTICUT, INC.

By:	/s/ Robert C. Larry
Name: Robert C. Larry
Title: Vice President

METAL MANAGEMENT INDIANA, INC.

By:	/s/ Robert C. Larry
Name: Robert C. Larry
Title: Vice President

METAL MANAGEMENT MEMPHIS, L.L.C.

By:	/s/ Robert C. Larry
Name: Robert C. Larry
Title: Vice President

METAL MANAGEMENT MISSISSIPPI, INC.

By:	/s/ Robert C. Larry
Name: Robert C. Larry
Title: Vice President

METAL MANAGEMENT PITTSBURGH, INC.

By:	/s/ Robert C. Larry
Name: Robert C. Larry
Title: Vice President

METAL MANAGEMENT WEST, INC.

By:	/s/ Robert C. Larry
Name: Robert C. Larry
Title: Vice President

NEW YORK RECYCLING VENTURES, INC.

By:	/s/ Robert C. Larry
Name: Robert C. Larry
Title: Vice President

PROLER SOUTHWEST LP

By:	/s/ Robert C. Larry
Name: Robert C. Larry
Title: Vice President

RESERVE IRON & METAL LIMITED PARTNERSHIP

By:	/s/ Robert C. Larry
Name: Robert C. Larry
Title: Vice President

METAL DYNAMICS LLC

By:	/s/ Robert C. Larry
Name: Robert C. Larry
Title: Vice President

METAL DYNAMICS DETROIT LLC

By:	/s/ Robert C. Larry
Name: Robert C. Larry
Title: Vice President

METAL DYNAMICS INDIANAPOLIS LLC

By:	/s/ Robert C. Larry
Name: Robert C. Larry
Title: Vice President

BANK OF AMERICA, N.A.

By:	/s/ Timothy G. Holsapple
Name: Timothy G. Holsapple
Title: Senior Vice President

SCHEDULE 5.10
SUBSIDIARIES, OTHER EQUITY INVESTMENTS
AND EQUITY INTERESTS IN THE BORROWERS
     Part (a). Subsidiaries.

	Borrower	Subsidiary	Ownership of Subsidiaries
1.	Sims Group USA Holdings Corporation	SHN Co., LLC	Sims Group USA Holdings Corporation (100%)

		HNE Recycling LLC	Sims Group USA Holdings Corporation (100%)

		Sims Group USA Corporation	Sims Group USA Holdings Corporation (100%)

		HNW Recycling LLC	SHN Co., LLC (100%)

		Sims Group Global Trade Corporation	HNE Recycling LLC (100%)

		Simsmetal West LLC	HNW Recycling LLC (50%), HNE Recycling LLC (50%)

		Simsmetal East LLC	HNW Recycling LLC (50%), HNE Recycling LLC (50%)

		Dover Barge Company	HNW Recycling LLC (50%), HNE Recycling LLC (50%)

		North Carolina Resource Conservation LLC	HNW Recycling LLC (50%), HNE Recycling LLC (50%)

		Schiabo Larovo Corporation	Simsmetal East LLC (100%)

2.	Sims Group Global Trade Corporation	None	N/A

3.	HNE Recycling LLC	Sims Group Global Trade Corporation	HNE Recycling LLC (100%)

4.	HNW Recycling LLC	None	N/A

5.	Simsmetal East LLC	Schiabo Larovo Corporation	Simsmetal East LLC (100%)

6.	Simsmetal West LLC	None	N/A

7.	Sims Group USA Corporation	None	N/A

8.	Metal Management, Inc.	MM Metal Dynamics Holdings, Inc.	Metal Management, Inc. (100%)

		Metal Management Midwest, Inc.	Metal Management, Inc. (100%)

		Metal Management Ohio, Inc.	Metal Management, Inc. (100%)

		Metal Management S&A Holdings, Inc.	Metal Management, Inc. (100%)

		Metal Management West Coast Holdings, Inc.	Metal Management, Inc. (100%)

Borrower	Subsidiary	Ownership of Subsidiaries

	Metal Management Proler Southwest, Inc.	Metal Management, Inc. (100%)

	Proler Southwest GP, Inc.	Metal Management, Inc. (100%)

	Naporano Iron & Metal, Inc.	Metal Management, Inc. (100%)

	Metal Management Northeast, Inc.	Metal Management, Inc. (100%)

	Metal Management New Haven, Inc.	Metal Management, Inc. (100%)

	CIM Trucking, Inc.	Metal Management Midwest, Inc. (100%)

	Metal Management Aerospace, Inc.	Metal Management S&A Holdings, Inc. (100%)

	Metal Management Alabama, Inc.	Proler Southwest LP (100%)

	Metal Management Arizona, L.L.C.	Metal Management West Coast Holdings, Inc. (100%)

	Metal Management Connecticut, Inc.	Metal Management Northeast, Inc. (100%)

	Metal Management Indiana, Inc.	Metal Management Midwest, Inc. (100%)

	Metal Management Memphis, L.L.C.	Metal Management Midwest, Inc. (100%)

	Metal Management Mississippi, Inc.	Proler Southwest LP (100%)

	Metal Management Pittsburgh, Inc.	Metal Management S&A Holdings, Inc. (100%)

	Metal Management West, Inc.	Metal Management West Coast Holdings, Inc. (100%)

	New York Recycling Ventures, Inc.	Metal Management Northeast, Inc. (100%)

	Proler Southwest LP	Metal Management Proler Southwest, Inc. (99%) (LP) Proler Southwest GP, Inc. (1%) (GP)

	Reserve Iron & Metal Limited Partnership	Metal Management, Inc. (75%) (LP) Metal Management Ohio, Inc. (25%) (GP)

	Metal Dynamics LLC	MM Metal Dynamics Holdings, Inc. (100%)

	Metal Dynamics Detroit LLC	Metal Dynamics LLC (100%)

	Metal Dynamics Indianapolis LLC	Metal Dynamics LLC (100%)

	Borrower	Subsidiary	Ownership of Subsidiaries
9.	MM Metal Dynamics Holdings, Inc.	Metal Dynamics LLC	MM Metal Dynamics Holdings, Inc. (100%)

		Metal Dynamics Detroit LLC	Metal Dynamics LLC (100%)

		Metal Dynamics Indianapolis LLC	Metal Dynamics LLC (100%)

10.	Metal Management Midwest, Inc.	CIM Trucking, Inc.	Metal Management Midwest, Inc. (100%)

		Metal Management Indiana, Inc.	Metal Management Midwest, Inc. (100%)

		Metal Management Memphis, L.L.C.	Metal Management Midwest, Inc. (100%)

11.	Metal Management Ohio, Inc.	Reserve Iron & Metal Limited Partnership	Metal Management, Inc. (75%) (LP) Metal Management Ohio, Inc. (25%) (GP)

12.	Metal Management S&A Holdings, Inc.	Metal Management Aerospace, Inc.	Metal Management S&A Holdings, Inc. (100%)

		Metal Management Pittsburgh, Inc.	Metal Management S&A Holdings, Inc. (100%)

13.	Metal Management West Coast Holdings, Inc.	Metal Management Arizona, L.L.C.	Metal Management West Coast Holdings, Inc. (100%)

		Metal Management West, Inc.	Metal Management West Coast Holdings, Inc. (100%)

14.	Metal Management Proler Southwest, Inc.	Proler Southwest LP	Metal Management Proler Southwest, Inc. (99%) (LP) Proler Southwest GP, Inc. (1%) (GP)

		Metal Management Mississippi, Inc.	Proler Southwest LP (100%)

		Metal Management Alabama, Inc.	Proler Southwest LP (100%)

15.	Proler Southwest GP, Inc.	Proler Southwest LP	Metal Management Proler Southwest, Inc. (99%) (LP) Proler Southwest GP, Inc. (1%) (GP)

		Metal Management Alabama, Inc.	Proler Southwest LP (100%)

		Metal Management Mississippi, Inc.	Proler Southwest LP (100%)

16.	Naporano Iron & Metal, Inc.	None	N/A

17.	Metal Management Northeast, Inc.	Metal Management Connecticut, Inc.	Metal Management Northeast, Inc. (100%)

		New York Recycling Ventures, Inc.	Metal Management Northeast, Inc. (100%)

	Borrower	Subsidiary	Ownership of Subsidiaries
18.	Metal Management New Haven, Inc.	None	N/A

19.	CIM Trucking, Inc.	None	N/A

20.	Metal Management Alabama, Inc.	None	N/A

21.	Metal Management Arizona, L.L.C.	None	N/A

22.	Metal Management Connecticut, Inc.	None	N/A

23.	Metal Management Indiana, Inc.	None	N/A

24.	Metal Management Memphis, L.L.C.	None	N/A

25.	Metal Management Mississippi, Inc.	None	N/A

26.	Metal Management Pittsburgh, Inc.	None	N/A

27.	Metal Management West, Inc.	None	N/A

28.	New York Recycling Ventures, Inc.	None	N/A

29.	Proler Southwest LP	Metal Management Alabama, Inc.	Proler Southwest LP (100%)

		Metal Management Mississippi, Inc.	Proler Southwest LP (100%)

30.	Reserve Iron & Metal Limited Partnership	None	N/A

31.	Metal Dynamics LLC	None	N/A

32.	Metal Dynamics Detroit LLC	None	N/A

33.	Metal Dynamics Indianapolis LLC	None	N/A
     Part (b). Other Equity Investments.

	Borrower	Other Entities (% owned by Borrower)

1.	Sims Group USA Holdings Corporation	None

2.	Sims Group Global Trade Corporation	None

3.	HNE Recycling LLC	Dover Barge Company (50%) Simsmetal East LLC (50%) North Carolina Resource Conservation LLC (50%) Simsmetal West LLC (50%)

4.	HNW Recycling LLC	Dover Barge Company (50%) Simsmetal East LLC (50%) North Carolina Resource Conservation LLC (50%) Simsmetal West LLC (50%)

	Borrower	Other Entities (% owned by Borrower)
5.	Simsmetal East LLC	None

6.	Simsmetal West LLC	SA Recycling LLC (50%)

7.	Sims Group USA Corporation	None

8.	Metal Management, Inc.	None

9.	MM Metal Dynamics Holdings, Inc.	None

10.	Metal Management Midwest, Inc.	Rondout Iron & Metal Company, LLC (50%) Metal Management Nashville, LLC (50%)

11.	Metal Management Ohio, Inc.	None

12.	Metal Management S&A Holdings, Inc.	None

13.	Metal Management West Coast Holdings, Inc.	None

14.	Metal Management Proler Southwest, Inc.	None

15.	Proler Southwest GP, Inc.	None

16.	Naporano Iron & Metal, Inc.	Port Albany Ventures LLC (50%)

17.	Metal Management Northeast, Inc.	None

18.	Metal Management New Haven, Inc.	None

19.	CIM Trucking, Inc.	None

20.	Metal Management Alabama, Inc.	None

21.	Metal Management Arizona, L.L.C.	None

22.	Metal Management Connecticut, Inc.	None

23.	Metal Management Indiana, Inc.	None

24.	Metal Management Memphis, L.L.C.	None

25.	Metal Management Mississippi, Inc.	None

26.	Metal Management Pittsburgh, Inc.	None

27.	Metal Management West, Inc.	None

28.	New York Recycling Ventures, Inc.	None

29.	Proler Southwest LP	None

	Borrower	Other Entities (% owned by Borrower)
30.	Reserve Iron & Metal Limited Partnership	None

31.	Metal Dynamics LLC	None

32.	Metal Dynamics Detroit LLC	None

33.	Metal Dynamics Indianapolis LLC	None
     Part (c). Owners of Equity Interests in the Borrowers.

	Borrower	Parent (% owned by Parent)
1.	Sims Group USA Holdings Corporation	Sims Group Limited (100%)

2.	Sims Group Global Trade Corporation	HNE Recycling LLC (100%)

3.	HNE Recycling LLC	Sims Group USA Holdings Corporation (100%)

4.	HNW Recycling LLC	SHN Co., LLC (100%)

5.	Simsmetal East LLC	HNE Recycling LLC (50%) HNW Recycling LLC (50%)

6.	Simsmetal West LLC	HNE Recycling LLC (50%) HNW Recycling LLC (50%)

7.	Sims Group USA Corporation	Sims Group USA Holdings Corporation (100%)

8.	Metal Management, Inc.	Sims Group Limited (100%)

9.	MM Metal Dynamics Holdings, Inc.	Metal Management, Inc. (100%)

10	Metal Management Midwest, Inc.	Metal Management, Inc. (100%)

11.	Metal Management Ohio, Inc.	Metal Management, Inc. (100%)

12.	Metal Management S&A Holdings, Inc.	Metal Management, Inc. (100%)

13.	Metal Management West Coast Holdings, Inc.	Metal Management, Inc. (100%)

14.	Metal Management Proler Southwest, Inc.	Metal Management, Inc. (100%)

15.	Proler Southwest GP, Inc.	Metal Management, Inc. (100%)

16.	Naporano Iron & Metal, Inc.	Metal Management, Inc. (100%)

17.	Metal Management Northeast, Inc.	Metal Management, Inc. (100%)

18.	Metal Management New Haven, Inc.	Metal Management, Inc. (100%)

19.	CIM Trucking, Inc.	Metal Management Midwest, Inc. (100%)

20.	Metal Management Alabama, Inc.	Proler Southwest LP (100%)

21.	Metal Management Arizona, L.L.C.	Metal Management West Coast Holdings, Inc. (100%)

	Borrower	Parent (% owned by Parent)

22.	Metal Management Connecticut, Inc.	Metal Management Northeast, Inc. (100%)

23.	Metal Management Indiana, Inc.	Metal Management Midwest, Inc. (100%)

24.	Metal Management Memphis, L.L.C.	Metal Management Midwest, Inc. (100%)

25.	Metal Management Mississippi, Inc.	Proler Southwest LP (100%)

26.	Metal Management Pittsburgh, Inc.	Metal Management S&A Holdings, Inc. (100%)

27.	Metal Management West, Inc.	Metal Management West Coast Holdings, Inc. (100%)

28.	New York Recycling Ventures, Inc.	Metal Management Northeast, Inc. (100%)

29.	Proler Southwest LP	Metal Management Proler Southwest, Inc. (99%) (LP) Proler Southwest GP, Inc. (1%) (GP)

30.	Reserve Iron & Metal Limited Partnership	Metal Management, Inc. (75%) (LP) Metal Management Ohio, Inc. (25%) (GP)

31.	Metal Dynamics LLC	MM Metal Dynamics Holdings, Inc. (100%)

32.	Metal Dynamics Detroit LLC	Metal Dynamics LLC (100%)

33.	Metal Dynamics Indianapolis LLC	Metal Dynamics LLC (100%)

SCHEDULE 10.02
LENDER’S OFFICE;
CERTAIN ADDRESSES FOR NOTICES
COMPANY
and DESIGNATED BORROWERS:
Sims Group USA Holdings Corporation
110 5th Avenue, Suite 700
New York, New York 10011

Attention:	Myles Partridge
EVP and CFO
Telephone:	(212) 500-7507
Telecopier:	(212) 604-0722
Electronic Mail:	mpartridge@us.sims-group.com
Website Address:	www.sims-group.com

U.S. Taxpayer Identification Number(s):
Sims Group USA Holdings Corporation	20-3622384
Sims Group Global Trade Corporation	20-8474694
HNE Recycling LLC	42-1682531
HNW Recycling LLC	20-2880190
SimsMetal East LLC	20-8484120
SimsMetal West LLC	20-8484184
Sims Group USA Corporation	94-3053218
Metal Management, Inc.	94-2835068
MM Metal Dynamics Holdings, Inc.	20-8828154
Metal Management Midwest, Inc.	36-2582686
Metal Management Ohio, Inc.	34-0901723
Metal Management S&A Holdings, Inc.	25-1619177
Metal Management West Coast Holdings, Inc.	36-4325792
Metal Management Proler Southwest, Inc.	35-2265134
Proler Southwest GP, Inc.	20-3916027
Naporano Iron & Metal, Inc.	36-4325790
Metal Management Northeast, Inc.	22-1449923
Metal Management New Haven, Inc.	36-4345073
CIM Trucking, Inc.	36-4035047
Metal Management Alabama, Inc.	36-4218674
Metal Management Arizona, L.L.C.	86-0819529
Metal Management Connecticut, Inc.	06-1516622
Metal Management Indiana, Inc.	36-3197180
Metal Management Memphis, L.L.C.	62-1600547
Metal Management Mississippi, Inc.	76-0570379
Metal Management Pittsburgh, Inc.	36-4235943
Metal Management West, Inc.	84-0888787
New York Recycling Ventures, Inc.	20-5968735
Proler Southwest LP	36-4169987
Reserve Iron & Metal Limited Partnership	34-1658201
Metal Dynamics LLC	74-3161971
Metal Dynamics Detroit LLC	20-8827974
Metal Dynamics Indianapolis LLC	20-8828030
LENDER:
Lender’s Office
(for payments and Requests for Credit Extensions):

Bank of America, N.A.
2001 Clayton Rd
CA4-702-02-25
Concord, CA 94520

Attention:	Chris P Potter
Telephone:	(925) 675-8027
Telecopier:	(888) 969-2419
Electronic Mail:	chris.p.potter@bankofamerica.com

Lender’s Domestic Wire Instructions
Bank Name:	Bank of America NA NY NY
ABA/Routing No.:	026009593
Account Name:	Credit Services West
Account No.:	3750836479
Attention:	Chris P Potter
Reference:	Sims Group USA Holdings Corporation

Lender’s Foreign Wire Instructions
Currency:	Australian Dollars (AUD)
Bank Name:	Bank of America Sydney
Swift/Routing No.:	BOFAAUSX
Account Name:	Grand Cayman Unit #1207
Account No.:	96272016
Attention:	Grand Cayman Unit #1207
Reference:	Sims Group USA Holdings Corporation

Lender’s Foreign Wire Instructions
Currency:	Euro Currency (EUR)
Bank Name:	Bank of America London
Swift/Routing No.:	BOFAGB22
Account Name:	Grand Cayman Unit #1207
Account No.:	96272019
Attention:	Grand Cayman Unit #1207
Reference:	Sims Group USA Holdings Corporation

Lender’s Foreign Wire Instructions
Currency:	British Pounds Sterling (GBP)
Bank Name:	Bank of America London
Swift/Routing No.:	BOFAGB22
Account Name:	Grand Cayman Unit #1207
Account No.:	96272027
FFC Account Name:	Sort Code 16-50-50
Attention:	Grand Cayman Unit #1207
Reference:	Sims Group USA Holdings Corporation

Lender’s Foreign Wire Instructions
Currency:	Japanese Yen (JPY)
Bank Name:	Bank of America Tokyo
Swift/Routing No.:	BOFAJPJX
Account Name:	Grand Cayman Unit #1207
Account No.:	96272011
Attention:	Grand Cayman Unit #1207
Reference:	Sims Group USA Holdings Corporation
Other Notices as Lender:
Bank of America, N.A.
Commercial Banking

Mail Code: WA1-501-36-06
800 Fifth Avenue, Floor 36
Seattle, WA 98104

Attention:	Timothy G. Holsapple
Senior Vice President
Telephone:	(206) 358-3130
Facsimile:	(206) 358-3971
Electronic Mail:	tim.holsapple@bankamerica.com

ANNEX 1
DESIGNATED BORROWER
REQUEST AND ASSUMPTION AGREEMENT
Date: March __, 2008
To:      Bank of America, N.A.
Ladies and Gentlemen:
     This Designated Borrower Request and Assumption Agreement is made and delivered pursuant to Section 2.12 of that certain Credit Agreement, dated as of September 12, 2006 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Sims Group USA Holdings Corporation, a Delaware corporation, formerly known as Sims Hugo Neu Corporation (the “Company”), the Designated Borrowers from time to time party thereto, and Bank of America, N.A. (the “Lender”), and reference is made thereto for full particulars of the matters described therein. All capitalized terms used in this Designated Borrower Request and Assumption Agreement and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.
     Each of Metal Management, Inc., a Delaware corporation (“Metal Management”), MM Metal Dynamics Holdings, Inc., a Delaware corporation (“MM Dynamics”), Metal Management Midwest, Inc., an Illinois corporation (“MM Midwest”), Metal Management Ohio, Inc., an Ohio corporation (“MM Ohio”), Metal Management S&A Holdings, Inc., a Delaware corporation (“MM S&A”), Metal Management West Coast Holdings, Inc., a Delaware corporation (“MM West Coast”), Metal Management Proler Southwest, Inc., a Delaware corporation (“MM Proler Southwest”), Proler Southwest GP, Inc., a Delaware corporation (“MM Southwest GP”), Naporano Iron & Metal, Inc., a Delaware corporation (“Naporano”), Metal Management Northeast, Inc., a New Jersey corporation (“MM Northeast”), and Metal Management New Haven, Inc., a Delaware corporation (“MM New Haven”), CIM Trucking, Inc., an Illinois corporation (“CIM”), Metal Management Alabama, Inc., a Delaware corporation (“MM Alabama”), Metal Management Arizona, L.L.C., an Arizona limited liability company (“MM Arizona”), Metal Management Connecticut, Inc., a Delaware corporation (“MM Connecticut”), Metal Management Indiana, Inc., an Illinois corporation (“MM Indiana”), Metal Management Memphis, L.L.C., a Tennessee limited liability company (“MM Memphis”), Metal Management Mississippi, Inc., a Delaware corporation (“MM Mississippi”), Metal Management Pittsburgh, Inc., a Delaware corporation (“MM Pittsburgh”), Metal Management West, Inc., a Colorado corporation (“MM West”), New York Recycling Ventures, Inc., a Delaware corporation (“NY Recycling”), Proler Southwest LP, a Texas limited partnership (“Proler Southwest”), Reserve Iron & Metal Limited Partnership, a Delaware limited partnership (“Reserve”), Metal Dynamics LLC, a Delaware limited liability company (“Metal Dynamics”), Metal Dynamics Detroit LLC, a Delaware limited liability company (“MD Detroit”), Metal Dynamics Indianapolis LLC, a Delaware limited liability company (“MD Indianapolis” and together with the Company, Global Trade, HNE Recycling, HNW Recycling, SHN East, SHN West, Sims USA, Metal Management, MM Dynamics, MM Midwest, MM Ohio, MM S&A, MM West Coast, MM Proler Southwest, MM Southwest GP, Naporano, MM Northeast, MM New Haven, CIM, MM Alabama, MM Arizona, MM Connecticut, MM Indiana, MM Memphis, MM Mississippi, MM Pittsburgh, MM West, NY Recycling, Proler Southwest, Reserve, Metal Dynamics and MD Detroit, collectively, the “Designated Borrowers” individually, a “Designated Borrower”), and the Company hereby confirms, represents and warrants to the Lender that each Designated Borrower is a Domestic Affiliate.
     The documents required to be delivered to the Lender under Section 2.12 of the Credit Agreement will be furnished to the Lender in accordance with the requirements of the Credit Agreement.
     The true and correct U.S. taxpayer identification number of each Designated Subsidiary is as follows:

Designated Borrower	U.S. taxpayer identification number
Metal Management, Inc.	94-2835068
MM Metal Dynamics Holdings, Inc.	20-8828154
Metal Management Midwest, Inc.	36-2582686
Metal Management Ohio, Inc.	34-0901723

Designated Borrower	U.S. taxpayer identification number
Metal Management S&A Holdings, Inc.	25-1619177
Metal Management West Coast Holdings, Inc.	36-4325792
Metal Management Proler Southwest, Inc.	35-2265134
Proler Southwest GP, Inc.	20-3916027
Naporano Iron & Metal, Inc.	36-4325790
Metal Management Northeast, Inc.	22-1449923
Metal Management New Haven, Inc.	36-4345073
CIM Trucking, Inc.	36-4035047
Metal Management Alabama, Inc.	36-4218674
Metal Management Arizona, L.L.C.	86-0819529
Metal Management Connecticut, Inc.	06-1516622
Metal Management Indiana, Inc.	36-3197180
Metal Management Memphis, L.L.C.	62-1600547
Metal Management Mississippi, Inc.	76-0570379
Metal Management Pittsburgh, Inc.	36-4235943
Metal Management West, Inc.	84-0888787
New York Recycling Ventures, Inc.	20-5968735
Proler Southwest LP	36-4169987
Reserve Iron & Metal Limited Partnership	34-1658201
Metal Dynamics LLC	74-3161971
Metal Dynamics Detroit LLC	20-8827974
Metal Dynamics Indianapolis LLC	20-8828030
     The parties hereto hereby confirm that with effect from the date hereof, each Designated Borrower shall have obligations, duties and liabilities toward each of the other parties to the Credit Agreement identical to those which such Designated Borrower would have had if such Designated Borrower had been an original party to the Credit Agreement as a Borrower. Each Designated Borrower confirms its acceptance of, and consents to, all representations and warranties, covenants, and other terms and provisions of the Credit Agreement.
     The parties hereto hereby request that each Designated Borrower be entitled to receive Loans under the Credit Agreement, and understand, acknowledge and agree that neither any Designated Borrower nor the Company on its behalf shall have any right to request any Loans for its account unless and until the date five Business Days after the effective date designated by the Lender in a Designated Borrower Notice delivered to the Company pursuant to Section 2.12 of the Credit Agreement.
     This Designated Borrower Request and Assumption Agreement shall constitute a Loan Document under the Credit Agreement.
     THIS DESIGNATED BORROWER REQUEST AND ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
[Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Designated Borrower Request and Assumption Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

METAL MANAGEMENT, INC.

By:

Name:

Title:

MM METAL DYNAMICS HOLDINGS, INC.

By:

Name:

Title:

METAL MANAGEMENT MIDWEST, INC.

By:

Name:

Title:

METAL MANAGEMENT OHIO, INC.

By:

Name:

Title:

METAL MANAGEMENT S&A HOLDINGS, INC.

By:

Name:

Title:

METAL MANAGEMENT WEST COAST HOLDINGS, INC.

By:

Name:

Title:

METAL MANAGEMENT PROLER SOUTHWEST, INC.

By:

Name:

Title:

PROLER SOUTHWEST GP, INC.

By:

Name:

Title:

NAPORANO IRON & METAL, INC.

By:

Name:

Title:

METAL MANAGEMENT NORTHEAST, INC.

By:

Name:

Title:

METAL MANAGEMENT NEW HAVEN, INC.

By:

Name:

Title:

CIM TRUCKING, INC.

By:

Name:

Title:

METAL MANAGEMENT ALABAMA, INC.

By:

Name:

Title:

METAL MANAGEMENT ARIZONA, L.L.C.

By:

Name:

Title:

METAL MANAGEMENT CONNECTICUT, INC.

By:

Name:

Title:

METAL MANAGEMENT INDIANA, INC.

By:

Name:

Title:

METAL MANAGEMENT MEMPHIS, L.L.C.

By:

Name:

Title:

METAL MANAGEMENT MISSISSIPPI, INC.

By:

Name:

Title:

METAL MANAGEMENT PITTSBURGH, INC.

By:

Name:

Title:

METAL MANAGEMENT WEST, INC.

By:

Name:

Title:

NEW YORK RECYCLING VENTURES, INC.

By:

Name:

Title:

PROLER SOUTHWEST LP

By:

Name:

Title:

RESERVE IRON & METAL LIMITED PARTNERSHIP

By:

Name:

Title:

METAL DYNAMICS LLC

By:

Name:

Title:

METAL DYNAMICS DETROIT LLC

By:

Name:

Title:

METAL DYNAMICS INDIANAPOLIS LLC

By:

Name:

Title:

SIMS GROUP USA HOLDINGS CORPORATION, formerly known as Sims Hugo Neu Corporation

By:

Name:

Title:

ANNEX 2
DESIGNATED BORROWER NOTICE
Date: March __, 2008

To:	Sims Group USA Holdings Corporation, formerly known as Sims Hugo Neu Corporation
Ladies and Gentlemen:
     This Designated Borrower Notice is made and delivered pursuant to Section 2.12 of that certain Credit Agreement, dated as of September 12, 2006 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Sims Hugo Neu Corporation, a Delaware corporation (the “Company”), the Designated Borrowers from time to time party thereto, and Bank of America, N.A. (the “Lender”), and reference is made thereto for full particulars of the matters described therein. All capitalized terms used in this Designated Borrower Notice and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.
     The Lender hereby notifies Company that effective as of the date hereof, each of Metal Management, Inc., a Delaware corporation, MM Metal Dynamics Holdings, Inc., a Delaware corporation, Metal Management Midwest, Inc., an Illinois corporation, Metal Management Ohio, Inc., an Ohio corporation, Metal Management S&A Holdings, Inc., a Delaware corporation, Metal Management West Coast Holdings, Inc., a Delaware corporation, Metal Management Proler Southwest, Inc., a Delaware corporation, Proler Southwest GP, Inc., a Delaware corporation, Naporano Iron & Metal, Inc., a Delaware corporation, Metal Management Northeast, Inc., a New Jersey corporation, Metal Management New Haven, Inc., a Delaware corporation, CIM Trucking, Inc., an Illinois corporation, Metal Management Alabama, Inc., a Delaware corporation, Metal Management Arizona, L.L.C., an Arizona limited liability company, Metal Management Connecticut, Inc., a Delaware corporation, Metal Management Indiana, Inc., an Illinois corporation, Metal Management Memphis, L.L.C., a Tennessee limited liability company, Metal Management Mississippi, Inc., a Delaware corporation, Metal Management Pittsburgh, Inc., a Delaware corporation, Metal Management West, Inc., a Colorado corporation, New York Recycling Ventures, Inc., a Delaware corporation, Proler Southwest LP, a Texas limited partnership, Reserve Iron & Metal Limited Partnership, a Delaware limited partnership, Metal Dynamics LLC, a Delaware limited liability company, Metal Dynamics Detroit LLC, a Delaware limited liability company, and Metal Dynamics Indianapolis LLC, a Delaware limited liability company, shall be a Designated Borrower and may receive Loans for its account on the terms and conditions set forth in the Credit Agreement.
[Remainder of page intentionally left blank]

     This Designated Borrower Notice shall constitute a Loan Document under the Credit Agreement.

BANK OF AMERICA, N.A.

By:
Name:
Title:

ANNEX 3
FORM OF AMENDED AND RESTATED NOTE

$200,000,000	March ___, 2008
     FOR VALUE RECEIVED, the undersigned (the “Borrower”) hereby promises to pay to Bank of America, N.A., a national banking association, or assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to the Borrower under that certain Credit Agreement, dated as of September 12, 2006 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Sims Group USA Holdings Corporation, a Delaware corporation, formerly known as Sims Hugo Neu Corporation, the Designated Borrowers from time to time party thereto, and the Lender.
     This Note amends, restates and replaces in its entirety that certain Note dated September 12, 2006 in the amount of $75,000,000 made by the Borrower in favor of Lender (the “Prior Note”). The Loans evidenced by the Prior Note have not been repaid, satisfied or discharged and nothing herein shall constitute a repayment, satisfaction or discharge of such Loans.
     The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Lender in the currency in which such Loan was denominated and in Same Day Funds at the Lending Office for such currency. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.
     This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of the Guaranty. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount, currency and maturity of its Loans and payments with respect thereto.
     The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.
[Remainder of page intentionally left blank]

          THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[BORROWER / APPLICABLE DESIGNATED BORROWER]

By:
Name:
Title:

ANNEX 4
FORM OF NOTE

$200,000,000	March ___, 2008
     FOR VALUE RECEIVED, the undersigned (the “Borrower”) hereby promises to pay to Bank of America, N.A., a national banking association, or assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to the Borrower under that certain Credit Agreement, dated as of September 12, 2006 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Sims Group USA Holdings Corporation, a Delaware corporation, formerly known as Sims Hugo Neu Corporation, the Designated Borrowers from time to time party thereto, and the Lender.
     The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Lender in the currency in which such Loan was denominated and in Same Day Funds at the Lending Office for such currency. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.
     This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of the Guaranty. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount, currency and maturity of its Loans and payments with respect thereto.
     The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.
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          THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[APPLICABLE DESIGNATED BORROWER]

By:

Name:

Title:

ANNEX 5
CONSENT OF GUARANTOR
     This CONSENT OF GUARANTOR (this “Consent”) is entered into as of March ___, 2008, by SIMS GROUP LIMITED, a corporation registered in the State of Victoria, Commonwealth of Australia (the “Guarantor”), to and in favor of BANK OF AMERICA, N.A., a national banking association (the “Lender”).
RECITALS
     A. Sims Group USA Holdings Corporation, a Delaware corporation, formerly known as Sims Hugo Neu Corporation (the “Company”), Sims Group Global Trade Corporation, a Delaware corporation, successor by merger to Sims Hugo Neu Global Trade LLC (“Global Trade”), HNE Recycling LLC, a Delaware limited liability company (“HNE Recycling”), HNW Recycling LLC, a Delaware limited liability company (“HNW Recycling”), SimsMetal East LLC, a Delaware limited liability company, successor to Sims Hugo Neu East (General Partnership), a New York general partnership (“SHN East”), SimsMetal West LLC, a Delaware limited liability company, successor to Sims Hugo Neu West (General Partnership), a California general partnership (“SHN West”), Sims Group USA Corporation, a Delaware corporation (“Sims USA”), Metal Management, Inc., a Delaware corporation (“Metal Management”), MM Metal Dynamics Holdings, Inc., a Delaware corporation (“MM Dynamics”), Metal Management Midwest, Inc., an Illinois corporation (“MM Midwest”), Metal Management Ohio, Inc., an Ohio corporation (“MM Ohio”), Metal Management S&A Holdings, Inc., a Delaware corporation (“MM S&A”), Metal Management West Coast Holdings, Inc., a Delaware corporation (“MM West Coast”), Metal Management Proler Southwest, Inc., a Delaware corporation (“MM Proler Southwest”), Proler Southwest GP, Inc., a Delaware corporation (“MM Southwest GP”), Naporano Iron & Metal, Inc., a Delaware corporation (“Naporano”), Metal Management Northeast, Inc., a New Jersey corporation (“MM Northeast”), and Metal Management New Haven, Inc., a Delaware corporation (“MM New Haven”), CIM Trucking, Inc., an Illinois corporation (“CIM”), Metal Management Alabama, Inc., a Delaware corporation (“MM Alabama”), Metal Management Arizona, L.L.C., an Arizona limited liability company (“MM Arizona”), Metal Management Connecticut, Inc., a Delaware corporation (“MM Connecticut”), Metal Management Indiana, Inc., an Illinois corporation (“MM Indiana”), Metal Management Memphis, L.L.C., a Tennessee limited liability company (“MM Memphis”), Metal Management Mississippi, Inc., a Delaware corporation (“MM Mississippi”), Metal Management Pittsburgh, Inc., a Delaware corporation (“MM Pittsburgh”), Metal Management West, Inc., a Colorado corporation (“MM West”), New York Recycling Ventures, Inc., a Delaware corporation (“NY Recycling”), Proler Southwest LP, a Texas limited partnership (“Proler Southwest”), Reserve Iron & Metal Limited Partnership, a Delaware limited partnership (“Reserve”), Metal Dynamics LLC, a Delaware limited liability company (“Metal Dynamics”), Metal Dynamics Detroit LLC, a Delaware limited liability company (“MD Detroit”), Metal Dynamics Indianapolis LLC, a Delaware limited liability company (“MD Indianapolis” and together with the Company, Global Trade, HNE Recycling, HNW Recycling, SHN East, SHN West, Sims USA, Metal Management, MM Dynamics, MM Midwest, MM Ohio, MM S&A, MM West Coast, MM Proler Southwest, MM Southwest GP, Naporano, MM Northeast, MM New Haven, CIM, MM Alabama, MM Arizona, MM Connecticut, MM Indiana, MM Memphis, MM Mississippi, MM Pittsburgh, MM West, NY Recycling, Proler Southwest, Reserve, Metal Dynamics and MD Detroit, collectively, the “Borrowers” individually, a “Borrower”), and the Lender are each a party to that certain Credit Agreement dated as of September 12, 2006, as amended by that certain Amendment to Credit Agreement dated as of October 4, 2006 and by that certain Second Amendment to Credit Agreement dated as of December 31, 2007 (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined).
     B. In connection with and as a condition to the obligation of the Lender to make its initial Credit Extension under the Credit Agreement, the Guarantor entered into that certain Deed Poll of Continuing Guaranty dated as of September 12, 2006 (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Guaranty”), pursuant to which the Guarantor guaranteed, among other things, the payment and performance of the debts, liabilities, obligations, covenants and duties of, the Borrowers to the Lender arising under the Credit Agreement and the other Loan Documents to which any Borrower is a party.
     C. The Borrowers and the Lender intend to enter into that certain Third Amendment to Credit

Agreement dated as of March 14, 2008 (the “Amendment”), pursuant to which, among other things, the Lender will agree to increase the amount of the Commitment from $75,000,000 to $200,000,000.
     D. It is a condition precedent to the effectiveness of the Amendment that the Guarantor enter into this Consent.
     NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration receipt of which is hereby acknowledged, the Guarantor agrees as follows:
AGREEMENT
     1. Definitions. Capitalized terms not otherwise defined in this Consent shall have the meanings given in the Guaranty, and if not defined therein shall have the meanings given in the Credit Agreement.
     2. Consent. The Guarantor hereby acknowledges that it has received a copy of the Amendment (including Annex 1 and Annex 2 thereto) and the Credit Agreement and hereby consents to their contents, including all prior and current amendments to the Credit Agreement (notwithstanding that such consent is not required). Without limiting the foregoing, the Guarantor hereby expressly contents to the increase in the amount of the Commitment from $75,000,000 to $200,000,000.
     3. Ratification and Confirmation. The Guarantor hereby ratifies and confirms each of its debts, liabilities, obligations, covenants and duties to the Lender arising under the Guaranty. The Guarantor hereby confirms and agrees that its guarantee of the payment and performance of the Guaranteed Obligations (as defined in the Guaranty) remains in full force and effect. Without limiting the foregoing, the Guarantor hereby expressly confirms and agrees that its guarantee of the payment and performance of the Guaranteed Obligations includes the payment and performance of the Guaranteed Obligations after giving effect to the increase in the amount of the Commitment from $75,000,000 to $200,000,000.
     4. Representations and Warranties. The Guarantor hereby represents and warrants to the Lender that each of the representations and warranties set forth in Article IV of the Guaranty is true and correct as if made on and as of the date of this Consent.
     5. Governing Law. THIS CONSENT IS GOVERNED BY THE LAW IN FORCE IN NEW SOUTH WALES, AUSTRALIA.
     6. Effectiveness. This Consent shall become effective when the Lender shall have received a copy of this Consent that bears the signatures of the Guarantor. Delivery of an executed signature page of this Consent by telecopy shall be effective as delivery of a manually executed signature page of this Consent.
     7. Consideration. The Guarantor acknowledges that the Lender is acting in reliance on the Guarantor incurring obligations and giving rights under this Consent.
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THIS CONSENT IS EXECUTED AND UNCONDITIONALLY DELIVERED AS A DEED POLL FOR THE BENEFIT OF BANK OF AMERICA, N.A. (INCLUDING ITS PERMITTED SUCCESSORS AND ASSIGNS) AND IS GOVERNED BY THE LAWS OF THE STATE OF NEW SOUTH WALES.

EXECUTED by SIMS GROUP LIMITED in	)
accordance with section 127(1) of	)
the Corporations Act 2001 (Cwlth) by	)
authority of its directors:	)
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Signature of director	)	Signature of director/company secretary*
	)	*delete whichever is not applicable
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Signature of director (block letters)		Name of director/company secretary* (block letters)
*delete whichever is not applicable